Exhibit 2.20

EXECUTION VERSION

DATED 23 APRIL, 2010

PORTUGAL TELECOM INTERNATIONAL

FINANCE B.V.

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PORTUGAL TELECOM, SGPS, S.A.

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PT COMUNICAÇÕES, S.A.

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CITICORP TRUSTEE COMPANY LIMITED

SIXTH SUPPLEMENTAL TRUST DEED

further modifying and restating the provisions

of the Trust Deed dated 17th December, 1998

relating to a

€7,500,000,000

Euro Medium Term Note Programme

SIXTH SUPPLEMENTAL TRUST DEED is made on 23 April, 2010 BETWEEN:

(1)           PORTUGAL TELECOM INTERNATIONAL FINANCE B.V., a private company with limited liability incorporated under the laws of The Netherlands, having its corporate seat in Amsterdam, The Netherlands and whose registered office is at Locatellikade 1, 1076 AZ Amsterdam (the “Issuer”);

(2)           PORTUGAL TELECOM, SGPS, S.A., a company incorporated with limited liability under the laws of Portugal, whose registered and head office is at Av. Fontes Pereira de Melo, no. 40-1069-300 Lisboa (“PT”);

(3)           PT COMUNICAÇÕES, S.A., a company incorporated with limited liability under the laws of Portugal, whose registered head office is at Rua Andrade Corvo 6, 1050-009, Lisboa (“PTC”); and

(4)           CITICORP TRUSTEE COMPANY LIMITED, a company incorporated under the laws of England, whose registered office is at 14th Floor, Citigroup Centre, Canada Square, Canary Wharf, London E14 5LB (the “Trustee”, which expression shall, wherever the context so admits, include such company and all other persons or companies for the time being the trustee or trustees of these presents) as trustee for the Noteholders and Couponholders (each as defined in the Subsisting Trust Deeds referred to below).

WHEREAS:

(1)           This Sixth Supplemental Trust Deed is supplemental to:

(a)           the Trust Deed dated 17th December, 1998 (the “Principal Trust Deed”) made between the Issuer, PT and the Trustee relating to the €2,000,000,000 (now €7,500,000,000) Global Medium Term Note Programme established by the Issuer and PT;

(b)           the First Supplemental Trust Deed dated 19th September, 2000 (the “First Supplemental Trust Deed”) made between the Issuer, PT, PTC and the Trustee and modifying the provisions of the Principal Trust Deed;

(c)           the Second Supplemental Trust Deed dated 20th December, 2000 (the “Second Supplemental Trust Deed”) made between the Issuer, PT, PTC and the Trustee and modifying the provisions of the Principal Trust Deed and the First Supplemental Trust Deed;

(d)           the Third Supplemental Trust Deed dated 4th February, 2002 (the “Third Supplemental Trust Deed”) made between the Issuer, PT, PTC and the Trustee and modifying the provisions of the Principal Trust Deed, the First Supplemental Trust Deed and the Second Supplemental Trust Deed;

(e)           the Fourth Supplemental Trust Deed dated 29 April 2003 (the “Fourth Supplemental Trust Deed”) made between the Issuer, PT, PTC and the Trustee and modifying the provisions of the Principal Trust Deed, the First Supplemental Trust Deed, the Second Supplemental Trust Deed and the Third Supplemental Trust Deed; and

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(f)            the Fifth Supplemental Trust Deed dated 7th November, 2006 (together with the Principal Trust Deed, the First Supplemental Trust Deed, the Second Supplemental Trust Deed, the Third Supplemental Trust Deed and the Fourth Supplemental Trust Deed, the “Subsisting Trust Deeds”) made between the Issuer, PT, PTC and the Trustee and modifying the provisions of the Principal Trust Deed, the First Supplemental Trust Deed, the Second Supplemental Trust Deed, the Third Supplemental Trust Deed and the Fourth Supplemental Trust Deed.

(2)           The Issuer, PT and PTC have agreed to make certain modifications to the Programme as they have considered necessary to convert the Global Medium Term Note Programme into a Euro Medium Term Note Programme.

(3)           On 23 April 2010 the Issuer published an Offering Circular (the “Offering Circular”) relating to the Programme superseding the Offering Circular dated 17th December 2008.

(4)           By virtue of Clause 18(B) of the Principal Trust Deed the Trustee may without the consent of the Noteholders, Receiptholders or Couponholders at any time and from time to time concur with the Issuer, PT and PTC in making any modification, inter alia, to these presents which in the opinion of the Trustee it may be proper to make PROVIDED THAT the Trustee is of the opinion that such modification will not be materially prejudicial to the interests of the Noteholders.

(5)           The Issuer, PT and PTC have requested the Trustee to concur in making the modifications to the Principal Trust Deed (as previously modified) hereinafter contained in order to reflect the relevant modifications to the Offering Circular.

(6)           The Trustee, being of the opinion that it is proper to make the modifications referred to in Recital (4) above and hereinafter contained and that they are not materially prejudicial to the interests of the Noteholders, has concurred with the Issuer, PT and PTC in making such modifications and, as evidenced by its execution hereof, has agreed that notice of such modifications need not be given to the Noteholders.

NOW THIS SIXTH SUPPLEMENTAL TRUST DEED WITNESSES AND IT IS AGREED AND DECLARED as follows:

1.             SUBJECT as hereinafter provided and unless there is something in the subject matter or context inconsistent therewith all words and expressions defined in the Subsisting Trust Deeds shall, unless the context otherwise requires, have the same meaning in this Sixth Supplemental Trust Deed.

2.             SAVE:

(i)            in relation to all Series of Notes issued during the period up to and including the day last preceding the date of this Sixth Supplemental Trust Deed and all Notes issued on or after the date of this Sixth Supplemental Trust Deed so as to be consolidated and form a single Series with the Notes of any Series issued during the period up to and including such last preceding day; and

(ii)           for the purpose (where necessary) of construing the provisions of this Sixth Supplemental Trust Deed,

with effect on and from the date of this Sixth Supplemental Trust Deed:

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(1)           the Principal Trust Deed (as previously modified) is further modified in such manner as would result in the Principal Trust Deed as further modified being in the form set out in the Schedule hereto;

(2)           the provisions of the Principal Trust Deed (as previously modified) (insofar as the same still have effect) shall cease to have effect and in lieu thereof the provisions of the Principal Trust Deed as further modified (and being in the form set out in the Schedule hereto) shall have effect.

3.             THE Subsisting Trust Deeds shall henceforth be read and construed as one document with this Sixth Supplemental Trust Deed.

4.             A Memorandum of this Sixth Supplemental Trust Deed shall be endorsed by the Trustee on the Principal Trust Deed and by the Issuer and PT on their respective duplicates thereof.

5.             This Sixth Supplemental Trust Deed and any non-contractual obligations arising out of or in connection with it are governed by, and shall be construed in accordance with English law.

6.             A person who is not a party to this Sixth Supplemental Trust Deed or any trust deed supplemental hereto has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Sixth Supplemental Trust Deed or any trust deed supplemental hereto, but this does not affect any right or remedy of a third party which exists or is available apart from that Act

IN WITNESS whereof this Sixth Supplemental Trust Deed has been executed as a deed by the Issuer, PT, PTC and the Trustee and delivered on the date first stated above.

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THIS TRUST DEED is made on 17th December, 1998 (as further modified and restated on 23 April 2010) BETWEEN:

(1)           PORTUGAL TELECOM INTERNATIONAL FINANCE B.V., a company incorporated with limited liability in The Netherlands, having its corporate seat in Amsterdam and whose registered office is at Locatellikade 1, 1076 AZ Amsterdam (the “Issuer”);

(2)           PORTUGAL TELECOM, SGPS, S.A., a company incorporated with limited liability under the laws of Portugal, whose registered and head office is at Av. Fontes Pereira de Melo, no. 40-1069-300 Lisboa (“PT”);

(3)           PT COMUNICAÇÕES, S.A., a company incorporated with limited liability under the laws of Portugal, whose registered head office is at Rua Andrade Corvo 6, 1050-009, Lisboa (“PTC”); and

(4)           CITICORP TRUSTEE COMPANY LIMITED, a company incorporated under the laws of England, whose registered office is at 14th Floor, Citigroup Centre, Canada Square, Canary Wharf, London E14 5LB (the “Trustee”, which expression shall, wherever the context so admits, include such company and all other persons or companies for the time being the trustee or trustees of these presents) as trustee for the Noteholders and Couponholders (each as defined below).

WHEREAS:

(1)           By written resolutions of the Board of Managing Directors of the Issuer dated 15th December, 1998, 30th November, 2000, 25th January, 2002 and 1st April, 2003, 3rd November 2006 and 29 March 2010 the Issuer has resolved to establish and update, respectively, a €2,000,000,000, €4,000,000,000, €5,000,000,000 and €7,500,000,000 Global Medium Term Note Programme (now a Euro Medium Term Note Programme). Up to a maximum nominal amount from time to time outstanding of €7,500,000,000 (subject to increase as provided in the Programme Agreement (as defined below)) (the “Programme Limit”) may be issued pursuant to the said Programme.

(2)           By written resolutions of the Executive Committee of PT dated 17th January, 2002 and 26th October, 2006 and by written resolutions of the Executive Committee of Directors of PTC dated 11th January, 2002 and 31st October, 2006 PT and PTC have resolved to enter into the Keep Well Agreements (as defined below).

(3)           The Trustee has agreed to act as trustee of these presents for the benefit of the Noteholders, the Receiptholders and Couponholders upon and subject to the terms and conditions of these presents.

NOW THIS TRUST DEED WITNESSES AND IT IS AGREED AND DECLARED as follows:

1.             DEFINITIONS

(A)          IN these presents unless there is anything in the subject or context inconsistent therewith the following expressions shall have the following meanings:

“Agency Agreement” means the Agency Agreement dated 17th December, 1998 as amended and/or supplemented and/or restated from time to time pursuant to which the Issuer has appointed the Principal Paying Agent, the other Paying Agents, the Registrar and the Transfer Agents in relation to all or any Series of the Notes and any other agreement for the time being in force appointing further or other Paying Agents or Transfer Agents or another Principal Paying Agent or Registrar in relation to all or any Series of the Notes, or in connection with their duties, the terms of which have been approved in writing by the Trustee, together with any agreement for the time being in force amending, replacing, novating, modifying or restating with the prior written approval of the Trustee any of the aforesaid agreements;

“Appointee” means any attorney, manager, agent, delegate, nominee, custodian, receiver or other person appointed by the Trustee under these presents;

“Auditors” means the auditors for the time being of the Issuer, PT or PTC (as the case may be) or, in the event of their being unable or unwilling promptly to carry out any action requested of them pursuant to the provisions of these presents, such other firm of accountants as may be nominated or approved by the Trustee (after consultation (unless the Trustee reasonably considers this to be either impracticable or materially prejudicial to the interests of the Noteholders) with the Issuer, PT or PTC, as the case may be) for the purposes of these presents;

“Bearer Global Note” means a Temporary Bearer Global Note and/or a Permanent Bearer Global Note, as the context may require;

“Bearer Notes” means those of the Notes for the time being in bearer form;

“Calculation Agent” means, in relation to all or any Series of the Notes, the person appointed as such from time to time pursuant to the provisions of the Agency Agreement or any Successor calculation agent in relation thereto ;

“CGN” means a Temporary Bearer Global Note or a Permanent Bearer Global Note and in either case in respect of which the applicable Final Terms indicate it is not a New Global Note;

“Clearstream, Luxembourg” means Clearstream Banking, société anonyme;

“Conditions” means, in relation to the Notes of any Series, the terms and conditions endorsed on or incorporated by reference into the Note or Notes constituting such Series, such terms and conditions being in or substantially in the form set out in Schedule 1 or in such other form, having regard to the terms of the Notes of the relevant Series, as may be agreed between the Issuer, the Principal Paying Agent, the Trustee and the relevant Dealer(s) as modified and supplemented by the Final Terms applicable to the Notes of the relevant Series, in each case as from time to time modified in accordance with the provisions of these presents;

“Coupon” means an interest coupon appertaining to a Definitive Bearer Note (other than a Zero Coupon Note), such coupon being:

(i)            if appertaining to a Fixed Rate Note, in the form or substantially in the form set out in Section A of Part V of Schedule 2 or in such other form, having regard to the terms of issue of the Notes of the relevant Series, as may be agreed between the Issuer, the Principal Paying Agent, the Trustee and the relevant Dealer(s); or

(ii)           if appertaining to a Floating Rate Note or an Index Linked Interest Note, in the form or substantially in the form set out in Section B of Part V of Schedule 2 or in such other form, having regard to the terms of issue of the Notes of the relevant Series, as may be agreed between the Issuer, the Principal Paying Agent, the Trustee and the relevant Dealer(s); or

(iii)          if appertaining to a Definitive Bearer Note which is neither a Fixed Rate Note nor a Floating Rate Note nor an Index Linked Interest Note, in such form as may be agreed between the Issuer, the Principal Paying Agent, the Trustee and the relevant Dealer(s), and includes, where applicable, the Talon(s) appertaining thereto and any replacements for Coupons and Talons issued pursuant to Condition 11;

“Couponholders” means the several persons who are for the time being holders of the Coupons and includes, where the context so permits, the Talonholders and references to “relevant Couponholders” shall, in relation to the Bearer Notes of any Series, be construed as references to the holder or holders of one or more Coupons appertaining to the Bearer Notes of such Series;

“Dealers” means Banco Bilbao Vizcaya Argentaria, S.A., Banco Espírito Santo de Investimento, S.A., Banco BPI, S.A., Barclays Bank PLC, Banco Comercial Português, S.A., BNP Paribas, Caixa Geral de Depósitos, S.A., Crédit Agricole Corporate and Investment Bank, Citigroup Global Markets Limited, Deutsche Bank AG London, Goldman Sachs International, Merrill Lynch International, Morgan Stanley & Co. International Limited and UBS Limited and any other entity which the Issuer, PT and PTC may appoint as a Dealer and notice of whose appointment has been given to the Principal Paying Agent and the Trustee by the Issuer, PT and PTC in accordance with the provisions of the Programme Agreement but excluding any entity whose appointment has been terminated in accordance with the provisions of the Programme Agreement and notice of such termination has been given to the Principal Paying Agent and the Trustee by the Issuer in accordance with the provisions of the Programme Agreement and references to a “relevant Dealer” or “relevant Dealer(s)” mean, in relation to any Tranche or Series of Notes, the Dealer or Dealers with whom the Issuer has agreed the issue of the Notes of such Tranche or Series and “Dealer” means any one of them;

“Definitive Bearer Note” means a Bearer Note in definitive form issued or, as the case may require, to be issued by the Issuer in accordance with the provisions of the Programme Agreement or any other agreement between the Issuer and the relevant Dealer(s) in exchange for either a Temporary Bearer Global Note or a Permanent Bearer Global Note (all as indicated in the applicable Final Terms), such Bearer Note in definitive form being in the form or substantially in the form set out in Part III of Schedule 2 with such modifications (if any) as may be agreed between the Issuer, the Principal Paying Agent, the Trustee and the relevant Dealer(s) and having the Conditions endorsed thereon or, if permitted by the relevant Stock Exchange, incorporating the Conditions by reference (where applicable to this Trust Deed) as indicated in the applicable Final Terms and having the relevant information supplementing, replacing or modifying the Conditions appearing in the applicable Final Terms endorsed thereon or attached thereto and (except in the case of a Zero Coupon Note) having Coupons and, where appropriate, Receipts and/or Talons attached thereto on issue;

“Definitive Note” means a Definitive Bearer Note and/or, as the context may require, a Definitive Registered Note;

“Definitive Registered Note” means a Registered Note in definitive form issued or, as the case may require, to be issued by the Issuer in accordance with the provisions of the Programme Agreement or any other agreement between the Issuer, PT, PTC and the relevant Dealer(s), the Agency Agreement and these presents in exchange for a Regulation S Global Note (all as indicated in the applicable Final Terms), such Registered Note in definitive form being in the form or substantially in the form set out in Part IX of the Second Schedule with such modifications (if any) as may be agreed between the Issuer, the Principal Paying Agent, the Trustee and the relevant Dealer(s) and having the Conditions endorsed thereon or, if permitted by the relevant Stock Exchange, incorporating the Conditions by reference (where applicable to this Trust Deed ) as indicated in the applicable Final Terms and having the relevant information supplementing, replacing or modifying the Conditions appearing in the applicable Final Terms endorsed thereon or attached thereto and having a Form of Transfer endorsed thereon;

“Distribution Compliance Period” means the period that ends 40 days after the completion of the distribution of each Tranche of Notes represented initially by a Regulation S Global Note, as certified by the relevant Dealer (in the case of a non-syndicated issue) or the relevant Lead Manager (in the case of a syndicated issue);

“Dual Currency Interest Note” means a Note in respect of which payments of interest are made or to be made in such different currencies, and at rates of exchange calculated upon such basis or bases, as the Issuer and the relevant Dealer(s) may agree (as indicated in the applicable Final Terms);

“Dual Currency Note” means a Dual Currency Interest Note and/or a Dual Currency Redemption Note, as applicable;

“Dual Currency Redemption Note” means a Note in respect of which payments of principal are made or to be made in such different currencies, and at rates of exchange calculated upon such basis or bases, as the Issuer and the relevant Dealer(s) may agree (as indicated in the applicable Final Terms;

“Euroclear” means Euroclear Bank S.A./N.V.;

“Eurosystem-eligible NGN” means a NGN which is intended to be held in a manner which would allow Eurosystem eligibility, as stated in the applicable Final Terms;

“Event of Default” means any of the events specified in Condition 10;

“Executive Committee of Directors” means the Board of Directors for the time being of the Issuer or, as the case may be, either Keep Well Provider;

“Extraordinary Resolution” has the meaning set out in paragraph 20 of Schedule 3;

“Final Terms” has the meaning set out in the Programme Agreement;

“Fixed Rate Note” means a Note on which interest is calculated at a fixed rate payable in arrear on a fixed date or fixed dates in each year and on redemption or on such other dates as may be agreed between the Issuer and the relevant Dealer(s) (as indicated in the applicable Final Terms);

“Floating Rate Note” means a Note on which interest is calculated at a floating rate payable one-, two-, three-, six- or twelve-monthly or in respect of such other period or on such date(s) as may be agreed between the Issuer and the relevant Dealer(s) (as indicated in the applicable Final Terms);

“Form of Transfer” means the form of transfer endorsed on a Definitive Registered Note in the form or substantially in the form set out in Part IX of Schedule 2;

“Global Note” means a Temporary Bearer Global Note and/or a Permanent Bearer Global Note and/or a Regulation S Global Note, as the context may require;

“Index Linked Interest Note” means a Note in respect of which the amount payable in respect of interest is calculated by reference to an index and/or a formula as the Issuer and the relevant Dealer(s) may agree (as indicated in the applicable Final Terms);

“Index Linked Note” means an Index Linked Interest Note and/or an Index Linked Redemption Amount Note, as applicable;

“Index Linked Redemption Amount Note” means a Note in respect of which the amount payable in respect of principal is calculated by reference to an index and/or a formula as the Issuer and the relevant Dealer(s) may agree (as indicated in the applicable Final Terms);

“Interest Commencement Date” means, in the case of interest-bearing Notes, the date specified in the applicable Final Terms from (and including) which such Notes bear interest, which may or may not be the Issue Date;

“Interest Payment Date” means, in relation to any Floating Rate Note or Index Linked Interest Note, either:

(i)            the date which falls the number of months or other period specified as the “Specified Period” in the applicable Final Terms after the preceding Interest Payment Date or the Interest Commencement Date (in the case of the first Interest Payment Date); or

(ii)           such date or dates as are indicated in the applicable Final Terms;

“Issue Date” means, in respect of any Note, the date of issue and purchase of such Note pursuant to and in accordance with the Programme Agreement or any other agreement between the Issuer and the relevant Dealer(s), being in the case of any Definitive Note represented initially by a Temporary Bearer Global Note, a Permanent Bearer Global Note or a Regulation S Global Note, the same date as the date of issue of the Temporary Bearer Global Note, the Permanent Bearer Global Note or the Regulation S Global Note which initially represented such Note;

“Issue Price” means the price, generally expressed as a percentage of the nominal amount of the Notes, at which the Notes will be issued;

“Keep Well Agreements” means the PT Keep Well Agreement and the PTC Keep Well Agreement and “Keep Well Agreement” means either of them;

“Keep Well Provider” means either of PT or PTC;

“Liability” means any loss, damage, cost, charge, claim, demand, expense, judgment, action, proceeding or other liability whatsoever (including, without limitation, in respect of taxes, duties, levies, imposts and other charges) and including any value added tax or similar tax charged or chargeable in respect thereof and legal fees and expenses on a full indemnity basis except where otherwise provided herein;

“London Business Day” has the meaning set out in Condition 5(b)(v);

“Maturity Date” means, in respect of any Note, the date on which it is expressed to be redeemable;

“month” means calendar month;

“NGN” means a Temporary Bearer Global Note or a Permanent Bearer Global Note and in either case in respect of which the applicable Final Terms indicate is a New Global Note;

“Non-eligible NGN” means a NGN which is not intended to be held in a manner which would allow Eurosystem eligibility, as stated in the Final Terms;

“Note” means a note issued pursuant to the Programme and denominated in such currency or currencies as may be agreed between the Issuer and the relevant Dealer(s) which:

(i)            has such maturity as may be agreed between the Issuer and the relevant Dealer(s), subject to such minimum or maximum maturity as may be allowed or required from time to time by the relevant central bank (or equivalent body) or any laws or regulations applicable to the Issuer or the relevant currency; and

(ii)           has such denomination as may be agreed between the Issuer and the relevant Dealer(s), subject to such minimum denomination as may be allowed or required from time to time by the relevant central bank (or equivalent body) or any laws or regulations applicable to the relevant currency, and is issued or to be issued by the Issuer pursuant to the Programme Agreement or any other agreement between the Issuer, PT, PTC and the relevant Dealer(s) and which shall, in the case of Bearer Notes, initially be represented by, and comprised in, either (a) a Temporary Bearer Global Note which may (in accordance with the terms of such Temporary Bearer Global Note) be exchanged for either Definitive Bearer Notes or a Permanent Bearer Global Note which Permanent Bearer Global Note may (in accordance with the terms of such Permanent Bearer Global Note) in turn be exchanged for Definitive Bearer Notes or (b) a Permanent Bearer Global Note which may (in accordance with the terms of such Permanent Bearer Global Note) be exchanged for Definitive Bearer Notes (all as indicated in the applicable Final Terms) and which shall, in the case of Registered Notes, be represented by, and comprised in, one or more Regulation S Global Notes each of which may (in accordance with the terms of such Regulation S Global Note) be exchange for Definitive Registered Notes or another Regulation S Global Note (all as indicated in the applicable Final Terms) and includes any replacements for a Note (whether a Bearer Note or a Registered Note, as the case may be) issued pursuant to Condition 11;

“Noteholders” means the several persons who are for the time being holders of outstanding Notes (being, in the case of Bearer Notes, the bearers thereof and, in the case of Registered Notes, the several persons whose names are entered in the register of holders of the Registered Notes as the holders thereof) save that, in respect of the Notes of any Series, for so long as such Notes or any part thereof are represented by a Bearer Global Note or a Regulation S Global Note deposited with a common depositary or common safekeeper for Euroclear and Clearstream, Luxembourg, each person (other than Euroclear or Clearstream, Luxembourg) who is for the time being shown in the records of Euroclear or Clearstream, Luxembourg as the holder of a particular nominal amount of the Notes of such Series (in which regard any certificate or other document issued by Euroclear or Clearstream, Luxembourg as to the nominal amount of such Notes standing to the account of any person shall be conclusive and binding for all purposes save in the case of manifest error) shall be deemed to be and shall be treated by the Issuer, PT, PTC, the Trustee, the Principal Paying Agent and any other Paying Agent as the holder of such nominal amount of such Notes (and the holder of the relevant Global Note shall be deemed not to be the holder) for all purposes of these presents other than with respect to the payment of principal or interest on such Notes and, the rights to which shall be vested, as against the Issuer, PT, PTC and the Trustee, solely in such common depositary or common safekeeper and for which purpose such common depositary or common safekeeper shall be deemed to be the holder of such nominal amount of such Notes in accordance with and subject to its terms and the provisions of these presents and the expressions “Noteholder”, “holder of Notes” and related expressions shall be construed accordingly;

“notice” means, in respect of a notice to be given to Noteholders, a notice validly given pursuant to Condition 14;

“NSS” means the New Safekeeping Structure for Registered Notes which are intended to constitute eligible collateral for Eurosystem monetary policy operations;

“Official List” has the meaning ascribed thereto in Section 103 of the Financial Services and Markets Act 2000;

“outstanding” means, in relation to the Notes, all the Notes other than (a) those which have been redeemed in accordance with these presents, (b) those in respect of which the date for redemption in accordance with the Conditions has occurred and the redemption moneys wherefore (including all premium (if any) and interest accrued thereon to the date for such redemption) have been duly paid to the Trustee or to the Principal Paying Agent in the manner provided in the Agency Agreement (and, where appropriate, notice has been given to the relative Noteholders) and remain available for payment against presentation of those Notes and/or, as the case may be, the relative Receipts and/or Coupons, (c) those which have become void under Condition 9, (d) those which have been purchased and cancelled as provided in Condition 7, (e) those mutilated or defaced Notes which have been surrendered in exchange for replacement Notes pursuant to Condition 11, (f) any Temporary Bearer Global Note to the extent that it shall have been exchanged for Definitive Bearer Notes or a Permanent Bearer Global Note and any Permanent Bearer Global Note to the extent that it shall have been exchanged for Definitive Bearer Notes, in each case pursuant to its provisions, and (g) (for the purpose only of ascertaining how many Notes are outstanding and without prejudice to their status for any other purpose) those Notes alleged to have been lost, stolen or destroyed and in respect of which replacement Notes have been issued pursuant to Condition 11;

PROVIDED THAT for each of the following purposes, namely:

(i)            the right to attend and vote at any meeting of the holders of Notes of any one or more Series;

(ii)           the determination of how many and which Notes of any Series are for the time being outstanding for the purposes of Condition 10 and paragraphs 2, 5, 6 and 9 of Schedule 3;

(iii)          any discretion, power or authority (whether contained in these presents or vested by operation of law) which the Trustee is required, expressly or impliedly, to exercise in or by reference to the interests of the holders of the Notes of any Series; and

(iv)          the certification (where relevant) by the Trustee as to whether any of the events mentioned in Condition 10 is, in its opinion, materially prejudicial to the interests of the holders of the Notes of any Series;

those Notes of any Series which are for the time being held by or on behalf of the Issuer, PT, PTC or a Subsidiary of any of them, in each case as beneficial owner, shall (unless and until ceasing to be so held) be deemed not to remain outstanding;

“Partly Paid Notes” means Notes issued on a partly paid basis;

“Paying Agents” means, in relation to all or any Series of the Notes, the several institutions (including where the context permits the Principal Paying Agent) at their respective specified offices initially appointed as paying agents in relation to such Notes by the Issuer pursuant to the Agency Agreement and/or, if applicable, any Successor paying agents at their respective specified offices in relation to all or any Series of the Notes;

“Permanent Bearer Global Note” means a global note in the form or substantially in the form set out in Part II of Schedule 2 with such modifications (if any) as may be agreed between the Issuer, the Principal Paying Agent, the Trustee and the relevant Dealer(s), together with the copy of the applicable Final Terms annexed thereto, comprising some or all of the Bearer Notes of the same Series, issued by the Issuer pursuant to the Programme Agreement or any other agreement between the Issuer, PT, PTC and the relevant Dealer(s) and these presents either in exchange for the whole or part of any Temporary Bearer Global Note issued in respect of such Bearer Notes or on issue;

“Potential Event of Default” means any condition, event or act which, with the lapse of time and/or the issue, making or giving of any notice, certification, declaration, demand, determination and/or request and/or the taking of any similar action and/or the fulfilment of any similar condition, would constitute an Event of Default;

“Principal Paying Agent” means, in relation to all or any Series of the Notes, Citibank, N.A. at its office at 21st Floor, Citigroup Centre, Canada Square, Canary Wharf, London E14 5LB or, if applicable, any Successor principal paying agent in relation to all or any Series of the Notes;

“Programme” means the Euro Medium Term Note Programme for the issue of Notes established by, or otherwise contemplated in, the Programme Agreement;

“Programme Agreement” means the agreement dated 23 April, 2010 between the Issuer, PT and the Dealers named therein concerning the purchase of Notes to be issued pursuant to the Programme together with any agreement for the time being in force amending, replacing, novating, modifying or restating such agreement;

“PT Keep Well Agreement” means the keep well agreement dated 7th November, 2006 made as a deed poll by the Issuer and PT together with any agreement for the time being in force amending, replacing, novating, modifying or restating such agreement;

“PTC Keep Well Agreement” means the keep well agreement 7th November,2006 made as a deed poll by the Issuer and PTC together with any agreement for the time being in force amending, replacing, novating, modifying or restating such agreement;

“Receipt” means a receipt attached on issue to a Definitive Bearer Note redeemable in instalments for the payment of an instalment of principal, such receipt being in the form or substantially in the form set out in Part IV of Schedule 2 or in such other form as may be agreed between the Issuer, the Principal Paying Agent, the Trustee and the relevant Dealer(s) and includes any replacements for Receipts issued pursuant to Condition 11;

“Receiptholders” means the several persons who are for the time being holders of the Receipts and references to “relevant Receiptholders” shall, in relation to the Bearer Notes of any Series, be construed as references to the holder or holders of one or more Receipts appertaining to the Bearer Notes of such Series;

“Reference Banks” means, in relation to the Notes of any relevant Series, the several banks initially appointed as reference banks and/or, if applicable, any Successor reference banks;

“Registered Notes” means those of the Notes which are for the time being in registered form;

“Registrar” means, in relation to all or any Series of the Registered Notes, Citibank, N.A. at its office at 111 Wall Street, New York, New York 10043, United States of America or, if applicable, any Successor registrar;

“Regulation S Global Note” means a registered global note in the form or substantially in the form set out in Part VII of the Second Schedule with such modifications (if any) as may be agreed between the Issuer, the Principal Paying Agent, the Trustee and the relevant Dealer(s), together with the copy of the applicable Final Terms annexed thereto, comprising some or all of the Registered Notes of the same Series sold outside the United States in reliance on Regulation S under the Securities Act, issued by the Issuer pursuant to the Programme Agreement or any other agreement between the Issuer, PT, PTC and the relevant Dealer(s) and these presents;

“Relevant Date” has the meaning set out in Condition 8;

“Relevant Subsidiary” has the meaning ascribed thereto in Condition 10(a);

“repay”, “redeem” and “pay” shall each include both the others and cognate expressions shall be construed accordingly;

“Securities Act” means the United States Securities Act of 1933, as amended;

“Series” means a Tranche of the Notes together with any further Tranche or Tranches of the Notes which are (i) expressed to be consolidated and form a single series and (ii) identical in all respects (including as to listing) except for their respective Issue Dates, Interest Commencement Dates and/or Issue Prices and the expressions “Notes of the relevant Series”, “Series of Notes” and “holders of Notes of the relevant Series” and related expressions shall be construed accordingly;

“Stock Exchange” means the London Stock Exchange or any other or further stock exchange(s) on which any Notes may from time to time be listed, and references in these presents to the “relevant Stock Exchange” shall, in relation to any Notes, be references to the Stock Exchange on which such Notes are, from time to time, or are intended to be, listed;

“Subsidiary” means, in respect of the Issuer, PT or PTC, any company in which the Issuer, PT or PTC, as the case may be, holds directly or indirectly through another Subsidiary, more than 50 per cent. of the share capital or voting rights;

“Successor” means, in relation to the Principal Paying Agent, the other Paying Agents the Registrar, the Reference Banks, the Calculation Agent and the Transfer Agents, any successor to any one or more of them in relation to the Notes which shall become such pursuant to the provisions of these presents or the Agency Agreement (as the case may be) and/or such other or further principal paying agent and/or other or further paying agents, registrar, reference banks, calculation agent and transfer agents (as the case may be) in relation to the Notes as may (with the prior approval of, and on terms previously approved by, the Trustee in writing, such approval not to be unreasonably withheld) from time to time be appointed as such, and/or, if applicable, such other or further specified offices (in the former case being within the same city as those for which they are substituted) as may from time to time be nominated, in each case by the Issuer and (except in the case of the initial appointments and specified offices made under and specified in the Agency Agreement) notice of whose appointment or, as the case may be, nomination has been given to the Noteholders pursuant to Clause 13(xiii) in accordance with Condition 14;

“Talonholders” means the several persons who are for the time being holders of the Talons and references to “relevant Talonholders” shall, in relation to the Bearer Notes of any Series, be construed as references to the holder or holders of one or more Talons appertaining to the Bearer Notes of such Series;

“Talons” means the talons (if any) appertaining to, and exchangeable in accordance with the provisions therein contained for further Coupons appertaining to, a Definitive Bearer Note (other than a Zero Coupon Note), such talons being in the form or substantially in the form set out in Part VI of Schedule 2 or in such other form as may be agreed between the Issuer, the Principal Paying Agent, the Trustee and the relevant Dealer(s) and includes any replacements for Talons issued pursuant to Condition 11;

“Temporary Bearer Global Note” means a global note in the form or substantially in the form set out in Part I of Schedule 2 with such modifications (if any) as may be agreed between the Issuer, PT, the Principal Paying Agent, the Trustee and the relevant Dealer(s), together with the copy of the applicable Final Terms annexed thereto, comprising some or all of the Bearer Notes of the same Series, issued by the Issuer pursuant to the Programme Agreement or any other agreement between the Issuer, PT, PTC and the relevant Dealer(s) and these presents;

“the London Stock Exchange” means the London Stock Exchange plc and any successor thereto;

“these presents” means this Trust Deed and the Schedules and any Trust Deed supplemental hereto and the Schedules (if any) thereto and the Notes, the Receipts, the Coupons, the Talons, the Conditions and, unless the context otherwise requires, the Final Terms, all as from time to time modified in accordance with the provisions herein or therein contained;

“Tranche” means all Notes which are identical in all respects (including as to listing);

“Transfer Agents” means, in relation to all or any Series of the Registered Notes, the several institutions (including, where the context permits, the Registrar) at their respective specified offices initially appointed as transfer agents in relation to such Notes by the Issuer pursuant to the Agency Agreement and/or, if applicable, any Successor transfer agents;

“Trust Corporation” means a corporation entitled by rules made under the Public Trustee Act 1906 of Great Britain or entitled pursuant to any other comparable legislation applicable to a trustee in any other jurisdiction to carry out the functions of a custodian trustee;

“Trustee Acts” means the Trustee Act 1925 and the Trustee Act 2000 of Great Britain;

“UK Listing Authority” means the Financial Services Authority in its capacity as competent authority under the Financial Services and Markets Act 2000;

“Zero Coupon Note” means a Note on which no interest is payable;

words denoting the singular shall include the plural and vice versa;

words denoting one gender only shall include the other genders; and

words denoting persons only shall include firms and corporations and vice versa.

(B)           (i)            All references in these presents to principal and/or principal amount and/or interest in respect of the Notes or to any moneys payable by the Issuer under these presents shall, unless the context otherwise requires, be construed in accordance with Condition 6(g).

(ii)           All references in these presents to any statute or any provision of any statute shall be deemed also to refer to any statutory modification or re-enactment thereof or any statutory instrument, order or regulation made thereunder or under any such modification or re-enactment.

(iii)          All references in these presents to any action, remedy or method of proceeding for the enforcement of the rights of creditors shall be deemed to include, in respect of any jurisdiction other than England, references to such action, remedy or method of proceeding for the enforcement of the rights of creditors available or appropriate in such jurisdiction as shall most nearly approximate to such action, remedy or method of proceeding described or referred to in these presents.

(iv)          All references in these presents to taking proceedings against the Issuer, PT and/or PTC shall be deemed to include references to proving in the winding up of the Issuer PT and/or PTC (as the case may be).

(v)           All references to Euroclear and/or Clearstream, Luxembourg shall, whenever the context so permits (but not in the case of any NGN), be deemed to include references to any additional or alternative clearing system approved by the Issuer, the Principal Paying Agent or the Registrar (as the case may be) and the Trustee.

(vi)          All references to the records of Euroclear and Clearstream, Luxembourg shall be to the records that each of Euroclear and Clearstream, Luxembourg holds for its customers which reflect the amount of such customers’ interest in the Notes.

(vii)         Unless the context otherwise requires words or expressions used in these presents shall bear the same meanings as in the Companies Act 1985 of Great Britain, as amended.

(viii)        In this Trust Deed references to Schedules, Clauses, sub-clauses, paragraphs and sub-paragraphs shall be construed as references to the Schedules to this Trust Deed and to the Clauses, sub-clauses, paragraphs and sub-paragraphs of this Trust Deed respectively.

                (ix)           All references in these presents involving compliance by the Trustee with a test of reasonableness shall be deemed to include a reference to a requirement that such reasonableness shall be determined by reference primarily to the interests of the holders of the Notes of the relevant one or more Series as a class.

(x)            In these presents tables of contents and Clause headings are included for ease of reference and shall not affect the construction of these presents.

(C)           Words and expressions defined in these presents or the Agency Agreement or used in the applicable Final Terms shall have the same meanings where used herein unless the context otherwise requires or unless otherwise stated and provided that, in the event of inconsistency between the Agency Agreement and these presents, these presents shall prevail and, in the event of inconsistency between the Agency Agreement or these presents and the applicable Final Terms, the applicable Final Terms shall prevail.

(D)          All references in these presents to the “relevant currency” shall be construed as references to the currency in which payments in respect of the Notes and/or Receipts and/or Coupons of the relevant Series are to be made as indicated in the applicable Final Terms.

(E)           All references in these presents to Notes being “listed” or “having a listing” shall, (i) in relation to the London Stock Exchange, be construed to mean that such Notes have been admitted to the Official List by the UK Listing Authority and to trading on the London Stock Exchange’s regulated market and (ii) on any other Stock Exchange within the European Economic Area, be construed to mean that the Notes have been admitted to trading on a market within that jurisdiction which is a regulated market for the purposes of the Market in Financial Instruments Directive (Directive 2004/39/EC). All references in these presents to “listing” or “listed” shall include references to “quotation” and “quoted”, respectively.

2.             ISSUE OF NOTES

(A)          THE Notes will be issued in Series in an aggregate nominal amount from time to time outstanding not exceeding the Programme Limit from time to time and for the purpose of determining such aggregate nominal amount Clause 3(6) of the Programme Agreement shall apply.

By not later than 3.00 p.m. (London time) on the London Business Day preceding each proposed Issue Date, the Issuer shall deliver or cause to be delivered to the Trustee a copy of the applicable Final Terms and shall notify the Trustee or cause the Trustee to be notified in writing without delay of the relevant Issue Date and the nominal amount of the Notes to be issued.  Upon the issue of the relevant Notes, such Notes shall become constituted by these presents without further formality.

Before the first issue of Notes occurring after each anniversary of this Trust Deed, whenever a legal opinion is provided to the Dealers and on such other occasions as the Trustee so requests (on the basis that the Trustee reasonably considers it prudent in view of a change (or proposed change) in applicable law materially affecting the Issuer, PT or, as the case may be, PTC, these presents, the Keep Well Agreements or the Agency Agreement or the Trustee has other reasonable grounds which shall not include the mere lapse of time), the Issuer, PT or, as the case may be, PTC will use all reasonable endeavours to procure that further legal opinions or, where applicable, a further legal opinion (relating, if applicable, to any such change or proposed change) in such form and content as the Trustee may reasonably require from legal advisers approved by the Trustee (where applicable, such legal advisers to be those referred to in the Programme Agreement unless the Trustee reasonably considers the use of such legal advisers to be either impracticable or inappropriate) are/is delivered to the Trustee.  Whenever such a request is made with respect to any Notes to be issued, the receipt of such opinion in a form reasonably satisfactory to the Trustee shall be a further condition precedent to the issue of those Notes provided that, for the avoidance of doubt, failure to do so shall not constitute an Event of Default in relation to the outstanding Notes of any existing Series.

(B)           As and when the Notes of any Series or any of them or any instalment of principal in respect thereof become(s) due to be redeemed in accordance with the Conditions, the Issuer shall unconditionally pay or procure to be paid to or to the order of the Trustee in the relevant currency in immediately available funds the principal amount in respect of the Notes of such Series or the amount of such instalment becoming due for redemption on that date and (except in the case of Zero Coupon Notes) shall (subject to the provisions of the Conditions) in the meantime and until redemption in full of the Notes of such Series (as well after as before any judgment or other order of any court of competent jurisdiction) unconditionally pay or procure to be paid to or to the order of the Trustee as aforesaid interest on the nominal amount of the Notes outstanding of such Series at rates and/or in amounts calculated from time to time in accordance with or specified in, and on the dates provided for in, the Conditions (subject to Clause 2(D)) PROVIDED THAT

(i)            every payment of principal or interest or other sum due in respect of the Notes of such Series made to or to the order of the Principal Paying Agent in the manner provided in the Agency Agreement, shall be in satisfaction pro tanto of the relevant covenant by the Issuer in this Clause contained in relation to the Notes of such Series except to the extent that there is a default in the subsequent payment thereof in accordance with the Conditions to the relevant Noteholders, Receiptholders or Couponholders (as the case may be);

(ii)           in the case of any payment of principal made to the Trustee or the Principal Paying Agent after the due date or on or after accelerated maturity following an Event of Default, interest shall continue to accrue on the principal amount of the relevant Notes (except in the case of Zero Coupon Notes, to which the provisions of Condition 7(j) shall apply) at the rates and/or in the amounts aforesaid up to and including the date (being not later than 14 days after the day on which the whole of such principal amount, together with an amount equal to the interest which has accrued and is to accrue pursuant to this proviso up to and including that date, has been received by the Trustee or the Principal Paying Agent) which the Trustee determines to be the date on and after which payment is to be made in respect thereof as stated in a notice given to the holders of such Notes; and

(iii)          in any case where payment of the whole or any part of the principal amount of any Note is improperly withheld or refused upon due presentation thereof (other than in circumstances contemplated by (ii) above) interest shall accrue on the principal amount of such Note (except in the case of Zero Coupon Notes, to which the provisions of Condition 7(j) shall apply) payment of which has been so withheld or refused at the rates and/or in the amounts aforesaid from the date of such withholding or refusal until the date on which, upon further presentation of the relevant Note, payment of the full amount (including interest as aforesaid) in the relevant currency payable in respect of such Note is made or (if earlier) the day after notice is given to the relevant Noteholder (whether individually or in accordance with Condition 14) that the full amount (including interest as aforesaid) in the relevant currency in respect of such Note is available for payment, provided that, upon further presentation thereof being duly made, such payment is made.

The Trustee will hold the benefit of this covenant on trust for the Noteholders, the Receiptholders, the Couponholders and itself in accordance with these presents.

(C)           At any time after an Event of Default or a Potential Event of Default shall have occurred or the Trustee shall have received any money which it proposes to pay under Clause 9 to the Noteholders, Receiptholders and/or Couponholders, the Trustee may:

(i)            by notice in writing to the Issuer, PT, PTC, the Principal Paying Agent, the Registrar, the Transfer Agents and the other Paying Agents require the Principal Paying Agent, the Registrar, the Transfer Agents and the other Paying Agents pursuant to the Agency Agreement:

(a)           to act thereafter as Principal Paying Agent, Registrar, Transfer Agents and other Paying Agents respectively of the Trustee in relation to payments to be made by or on behalf of the Trustee under the provisions of these presents mutatis mutandis on the terms provided in the Agency Agreement (save that the Trustee’s liability under any provisions thereof for the indemnification, remuneration and payment of out-of-pocket expenses of the Principal Paying Agent, the Registrar, the Transfer Agents and the other Paying Agents shall be limited to the amounts for the time being held by the Trustee on the trusts of these presents relating to the relative Notes and available for such purpose) and thereafter to hold all Notes, Receipts and Coupons and all sums, documents and records held by them in respect of Notes, Receipts and Coupons on behalf of the Trustee; or

(b)           to deliver up all Notes, Receipts and Coupons and all sums, documents and records held by them in their capacity as Principal Paying Agent or, as the case may be, Registrar, Transfer Agent or other Paying Agent, to the Trustee or as the Trustee shall direct in such notice provided that such notice shall be deemed not to apply to any documents or records which the Principal Paying Agent, the Registrar or the relevant Transfer Agent or other Paying Agent is obliged not to release by any law or regulation; and

(ii)           by notice in writing to the Issuer require it to make all subsequent payments in respect of the Notes, Receipts and Coupons to or to the order of the Trustee and not to the Principal Paying Agent; with effect from the issue of any such notice to the Issuer and unless and until such notice is withdrawn proviso (i) to sub-clause (B) of this Clause shall cease to have effect.

At such time as the Trustee shall be satisfied that no Event of Default or Potential Event of Default is continuing the Trustee shall by notice in writing to the Issuer, PT, PTC, the Principal Paying Agent, the Registrar, the Transfer Agents and the other Paying Agents pursuant to the Agency Agreement withdraw any notice given pursuant to this sub-clause (C) whereupon any such notice shall cease to apply.

(D)          If the Floating Rate Notes or Index Linked Interest Notes of any Series become immediately due and repayable under Condition 10 the rate and/or amount of interest payable in respect of them will be calculated at the same intervals as if such Notes had not become due and repayable, the first of which will commence on the expiry of the Interest Period during which the Notes of the relevant Series become so due and repayable mutatis mutandis in accordance with the provisions of Condition 10 except that the rates and/or amounts of interest need not be published.

(E)           All payments in respect of, under and in connection with these presents and the Notes of any Series to the relevant Noteholders, Receiptholders and Couponholders shall be made in the relevant currency.

(F)           The Issuer shall be at liberty from time to time (but subject always to the provisions of these presents) without the consent of the Noteholders, Receiptholders or Couponholders to create and issue further Notes (whether in bearer or registered form) ranking pari passu in all respects (or in all respects save for the date from which interest thereon accrues and the amount of the first payment of interest on such further Notes), and so that the same shall be consolidated and form a single Series, with the outstanding Notes of a particular Series.

(G)           The Notes of each Series shall form a separate Series of Notes and accordingly, unless for any purpose the Trustee in its absolute discretion shall otherwise determine, the provisions of this Clause and of Clauses 3 to 21 (both inclusive) and 22(B) and Schedule 3 shall apply mutatis mutandis separately and independently to the Notes of each Series and in such Clauses and Schedule the expressions “Notes”, “Noteholders”, “Receipts”, “Receiptholders”, “Coupons”, “Couponholders”, “Talons” and “Talonholders” shall be construed accordingly.

3.             FORM OF NOTES

(A)          (i)            THE Bearer Notes of each Tranche will initially be represented on issue by either a single Temporary Bearer Global Note or a single Permanent Bearer Global Note.  Each Temporary Bearer Global Note shall be exchangeable for either Definitive Bearer Notes together with, where applicable, Receipts and (except in the case of Zero Coupon Notes) Coupons and, where applicable, Talons attached or a Permanent Bearer Global Note in each case in accordance with the provisions set out therein.  Each Permanent Bearer Global Note shall be exchangeable for Definitive Bearer Notes together with, where applicable, Receipts and (except in the case of Zero Coupon Notes) Coupons and, where applicable, Talons attached, all as set out in such Permanent Bearer Global Note. All Bearer Global Notes shall be prepared, completed and delivered to a common depositary (in the case of a CGN) or common safekeeper (in the case of a NGN) for Euroclear and Clearstream, Luxembourg in accordance with the provisions of the Programme Agreement or to another appropriate depositary in accordance with any other agreement between the Issuer, PT and the relevant Dealer(s) and, in each case, the Agency Agreement.

(ii)           Each Temporary Bearer Global Note shall be printed or typed in the form or substantially in the form set out in Part I of Schedule 2 and may be a facsimile.  Each Temporary Bearer Global Note shall have annexed thereto a copy of the applicable Final Terms and shall be signed manually or in facsimile by a person duly authorised by the Issuer on behalf of the Issuer and shall be authenticated by or on behalf of the Principal Paying Agent and shall, in the case of a Eurosystem-eligible NGN or in the case of a Non-eligible NGN in respect of which the Issuer has notified the Principal Paying Agent that effectuation is to be applicable, be effectuated by the common safekeeper acting on the instructions of the Principal Paying Agent.  Each Temporary Bearer Global Note so executed and authenticated shall be a binding and valid obligation of the Issuer and title thereto shall pass by delivery.

(iii)          Each Permanent Bearer Global Note shall be printed or typed in the form or substantially in the form set out in Part II of Schedule 2 and may be a facsimile.  Each Permanent Bearer Global Note shall have annexed thereto a copy of the applicable Final Terms and shall be signed manually or in facsimile by a person duly authorised by the Issuer on behalf of the Issuer, shall be authenticated by or on behalf of the Principal Paying Agent and shall, in the case of a Eurosystem-eligible NGN or in the case of a Non-eligible NGN in respect of which the Issuer has notified the Principal Paying Agent that effectuation is to be applicable, be effectuated by the common safekeeper acting on the instructions of the Principal Paying Agent. Each Permanent Bearer Global Note so executed and authenticated shall be a binding and valid obligation of the Issuer and title thereto shall pass by delivery.

(B)           (i)            All the Registered Notes of each Tranche that are initially offered and sold in offshore transactions in reliance on Regulation S under the Securities Act as provided in the Programme Agreement shall be represented by a Regulation S Global Note.  The Regulation S Global Note will be deposited with a common depositary or, in the case of Registered Notes held under the NSS, common safekeeper for, and registered in the name of a common nominee of such common depositary or common safekeeper for, Euroclear and Clearstream, Luxembourg.  Beneficial interests in the Regulation S Global Notes will be shown on, and exchanges and transfers thereof will be effected only through, records maintained by Euroclear and Clearstream, Luxembourg.  Until the expiration of the Distribution Compliance Period, beneficial interests in any Regulation S Global Note may be held only by or through agent members of Euroclear and Clearstream, Luxembourg.

(ii)           Registered Notes represented by the Regulation S Global Notes shall be exchangeable and transferable only in accordance with, and subject to, the provisions of the Regulation S Global Notes and the Agency Agreement and the rules and operating procedures for the time being of Euroclear and Clearstream, Luxembourg.

(iii)          Each Regulation S Global Note shall be printed or typed in the form or substantially in the form set out in Part VII of Schedule 2 and may be a facsimile.  Each Regulation S Global Note shall have annexed thereto a copy of the applicable Final Terms and shall be signed manually or in facsimile by a person duly authorised by the Issuer on behalf of the Issuer and shall be authenticated by or on behalf of the Registrar and, in the case of Registered Notes held under the NSS, effectuated by the common safekeeper.  Each Regulation S Global Note so executed and authenticated shall be a binding and valid obligation of the Issuer.

(C)           (i)            The Definitive Bearer Notes, the Receipts, the Coupons and the Talons shall be to bearer in the respective forms or substantially in the respective forms set out in Parts III, IV, V and VI, respectively, of Schedule 2.  The Definitive Bearer Notes, the Receipts, the Coupons and the Talons shall be serially numbered and, if listed or quoted, shall be security printed in accordance with the requirements (if any) from time to time of the relevant Stock Exchange and the relevant Conditions shall be incorporated by reference (where applicable to these presents) into such Definitive Bearer Notes if permitted by the relevant Stock Exchange (if any), or, if not so permitted, the Definitive Bearer Notes shall be endorsed with or have attached thereto the relevant Conditions, and, in either such case, the Definitive Bearer Notes shall have endorsed thereon or attached thereto a copy of the applicable Final Terms (or the relevant provisions thereof).  Title to the Definitive Bearer Notes, the Receipts, the Coupons and the Talons shall pass by delivery.

(ii)           The Definitive Registered Notes shall be in registered form and shall be issued in the form or substantially in the form set out in Part VIII of Schedule 2, shall be serially numbered and, if listed or quoted, shall be security printed in accordance with the requirements (if any) from time to time of the relevant Stock Exchange and the Conditions shall be incorporated by reference (where applicable to these presents) into such Definitive Registered Notes if permitted by the relevant Stock Exchange (if any), or, if not so permitted, the Definitive Registered Notes shall be endorsed with or have attached thereto the Conditions, and, in either such case, the Definitive Registered Notes shall have endorsed thereon or attached thereto a copy of the applicable Final Terms (or the relevant provisions thereof).  Title to the Definitive Registered Notes shall pass upon the registration of transfers in the register kept by the Registrar in respect thereof in accordance with the provisions of the Agency Agreement and these presents.

(iii)          The Definitive Notes shall be signed manually or in facsimile by a person duly authorised by the Issuer on behalf of the Issuer and shall be authenticated by or on behalf of the Principal Paying Agent (in the case of the Definitive Bearer Notes) or the Registrar (in the case of Definitive Registered Notes).  The Definitive Notes so executed and authenticated, and the Receipts, the Coupons and Talons, upon execution and authentication of the relevant Definitive Bearer Notes, shall be binding and valid obligations of the Issuer.  The Receipts, the Coupons and the Talons shall not be signed.  No Definitive Bearer Note and none of the Receipts, Coupons or Talons appertaining to such Definitive Bearer Note shall be binding or valid until such Definitive Bearer Note shall have been executed and authenticated as aforesaid.

(D)          The Issuer may use the facsimile signature of any person who at the date such signature is affixed to a Note is duly authorised by the Issuer notwithstanding that at the time of issue of any of the Notes he may have ceased for any reason to be so authorised.

(E)           Except as ordered by a court of competent jurisdiction or as required by law, the Issuer, PT, PTC, the Trustee, the Principal Paying Agent, the other Paying Agents, the Registrar and the Transfer Agents (notwithstanding any notice to the contrary and whether or not it is overdue and notwithstanding any notation of ownership or writing thereon or notice of any previous loss or theft thereof) may (i) for the purpose of making payment thereon or on account thereof deem and treat the bearer of any Bearer Global Note, Definitive Bearer Note, Receipt,

Coupon or Talon and the registered holder of any Regulation S Global Note or Definitive Registered Note as the absolute owner thereof and of all rights thereunder free from all encumbrances, and shall not be required to obtain proof of such ownership or as to the identity of the bearer or, as the case may be, registered holder, and (ii) for all other purposes deem and treat:

(a)           the bearer of any Definitive Bearer Note, Receipt, Coupon or Talon and the registered holder of any Definitive Registered Note; and

(b)           each person for the time being shown in the records of Euroclear or Clearstream, Luxembourg, or (except in the case of a NGN or a Registered Note held under the NSS) such other additional or alternative clearing system approved by the Issuer, the Principal Paying Agent or the Registrar (as the case may be) and the Trustee, as having a particular nominal amount of Notes credited to his securities account, as the absolute owner thereof free from all encumbrances and shall not be required to obtain proof of such ownership or as to the identity of the bearer of any Bearer Global Note, Definitive Bearer Note, Receipt, Coupon or Talon or of the registered holder of any Regulation S Global Note or Definitive Registered Note.

(F)           The Issuer, PT, PTC and the Trustee may call for and, except in the case of manifest error, shall be at liberty to accept and place full reliance on as sufficient evidence thereof a letter of confirmation issued on behalf of Euroclear or Clearstream, Luxembourg or any form of record made by any of them or such other evidence and/or information and/or certification as it shall, in its absolute discretion, think fit to the effect that at any particular time or throughout any particular period any particular person is, was, or will be, shown in its records as the holder of a particular nominal amount of Notes represented by a Global Note and if it does so rely, such letter of confirmation, form of record, evidence, information or certification shall be conclusive and binding on all concerned.

4.             FEES, DUTIES AND TAXES

THE Issuer will pay or procure to be paid any stamp, issue, registration, documentary and other fees, duties and taxes, including interest and penalties, payable (a) in The Netherlands, the United Kingdom, Belgium and Luxembourg on or in connection with (i) the execution and delivery of these presents and (ii) the constitution and original issue of the Notes, the Receipts and the Coupons and (b) in any jurisdiction on or in connection with any action taken by or on behalf of the Trustee or (where permitted under these presents so to do) any Noteholder, Receiptholder or Couponholder to enforce, or to resolve any doubt concerning, or for any other purpose in relation to, these presents.

5.             COVENANT OF COMPLIANCE

EACH of the Issuer, PT and PTC covenants with the Trustee that it will comply with and perform and observe all the provisions of these presents which are expressed to be binding on it.  The Notes, the Receipts and the Coupons shall be held subject to the provisions contained in these presents and the Conditions shall be binding on the Issuer, PT, PTC, the Noteholders, the Receiptholders and the Couponholders and all persons claiming through or under them.  The Trustee shall be entitled to enforce the obligations of the Issuer, PT and PTC under the Notes, the Receipts and the Coupons as if the same were set out and contained in the trust deeds constituting the same, which shall be read and construed as one document with the Notes, the Receipts and the Coupons.  The Trustee shall hold the benefit of this covenant upon trust for itself and the Noteholders, the Receiptholders and the Couponholders according to its and their respective interests.

6.             CANCELLATION OF NOTES AND RECORDS

(A)          THE Issuer shall procure that all Notes (i) redeemed or (ii) purchased by or on behalf of the Issuer, PT, PTC or any other Subsidiary of PT and surrendered for cancellation or (iii) which, being mutilated or defaced, have been surrendered and replaced pursuant to Condition 11 or (iv) exchanged as provided in these presents (together in each case, in the case of Definitive Bearer Notes, with all unmatured Receipts and Coupons attached thereto or delivered therewith) and, in the case of Definitive Bearer Notes, all relative Receipts and Coupons paid in accordance with the Conditions or which, being mutilated or defaced, have been surrendered and replaced pursuant to Condition 11 and all Talons exchanged in accordance with the Conditions for further Coupons shall forthwith be cancelled by or on behalf of the Issuer and a certificate stating:

(a)           the aggregate nominal amount of Notes which have been redeemed and the aggregate amounts paid in respect thereof and the aggregate amounts in respect of Receipts and Coupons which have been paid;

(b)           the serial numbers of such Notes in definitive form and Receipts distinguishing between Bearer Notes and Registered Notes;

(c)           the total numbers (where applicable, of each denomination) by maturity date of such Receipts and Coupons;

(d)           the aggregate amount of interest paid (and the due dates of such payments) on Global Notes and/or on Definitive Registered Notes;

(e)           the aggregate nominal amount of Notes (if any) which have been purchased by or on behalf of the Issuer, PT, PTC or any other Subsidiary of PT and cancelled and the serial numbers of such Notes in definitive form and, in the case of Definitive Bearer Notes, the total number (where applicable, of each denomination) by maturity date of the Receipts, Coupons and Talons attached thereto or surrendered therewith;

(f)            the aggregate nominal amounts of Notes and Receipts and the aggregate amounts in respect of Coupons which have been so exchanged or surrendered and replaced and the serial numbers of such Notes in definitive form and the total number (where applicable, of each denomination) by maturity date of such Coupons and Talons;

(g)           the total number (where applicable, of each denomination) by maturity date of unmatured Coupons missing from Definitive Bearer Notes bearing interest at a fixed rate which have been redeemed or exchanged or surrendered and replaced and the serial numbers of the Definitive Bearer Notes to which such missing unmatured Coupons appertained; and

(h)           the total number (where applicable, of each denomination) by maturity date of Talons which have been exchanged for further Coupons shall be given to the Trustee by or on behalf of the Issuer as soon as possible and in any event within four months after the date of such redemption, purchase, payment, exchange or replacement (as the case may be). The Trustee may accept such certificate as conclusive evidence of redemption, purchase, exchange or replacement pro tanto of the Notes or payment of interest thereon or exchange of the Talons respectively and of cancellation of the relative Notes and Coupons.

(B)           The Issuer shall procure (i) that the Principal Paying Agent shall keep a full and complete record of all Notes, Receipts, Coupons and Talons (other than serial numbers of Receipts and Coupons) and of their redemption or purchase by or on behalf of the Issuer, PT, PTC or any other Subsidiary of PT, cancellation, payment or exchange (as the case may be) and of all replacement notes, receipts, coupons or talons issued in substitution for lost, stolen, mutilated, defaced or destroyed Notes, Receipts, Coupons or Talons (ii) that the Principal Paying Agent shall in respect of the Coupons of each maturity retain (in the case of Coupons other than Talons) until the expiry of 10 years from the Relevant Date in respect of such Coupons and (in the case of Talons indefinitely) either all paid or exchanged Coupons of that maturity or a list of the serial numbers of Coupons of that maturity still remaining unpaid or unexchanged and (iii) that such records and Coupons (if any) shall be made available to the Trustee at all reasonable times.

7.             ENFORCEMENT

(A)          THE Trustee may at any time, at its discretion and without notice, take such proceedings and/or other action as it may think fit against or in relation to each of the Issuer, PT and PTC to enforce their respective obligations under these presents and the Keep Well Agreements.

(B)           Proof that as regards any specified Note, Receipt or Coupon the Issuer has made default in paying any amount due in respect of such Note, Receipt or Coupon shall (unless the contrary be proved) be sufficient evidence that the same default has been made as regards all other Notes, Receipts or Coupons (as the case may be) in respect of which the relevant amount is due and payable.

8.             PROCEEDINGS, ACTION AND INDEMNIFICATION

(A)          THE Trustee shall not be bound to take any proceedings mentioned in Clause 7(A) or any other action in relation to these presents unless respectively directed or requested to do so (i) by an Extraordinary Resolution or (ii) in writing by the holders of at least one-quarter in nominal amount of the Notes then outstanding and in either case then only if it shall be indemnified or, if it so requires, secured to its satisfaction against all Liabilities to which it may thereby render itself liable or which it may incur by so doing.

(B)           Only the Trustee may enforce the provisions of these presents.  No Noteholder, Receiptholder or Couponholder shall be entitled (a) to proceed directly against the Issuer, PT or PTC to enforce the performance of any of the provisions of these presents unless the Trustee having become bound as aforesaid to take proceedings fails to do so within a reasonable period and such failure is continuing or (b) to take proceedings to enforce the provisions of either Keep Well Agreement.

9.             APPLICATION OF MONEYS

ALL moneys received by the Trustee under these presents shall, unless and to the extent attributable in the opinion of the Trustee to a particular Series of the Notes, be apportioned pari passu and rateably between each Series of the Notes, and all moneys received by the Trustee under these presents to the extent attributable in the opinion of the Trustee to a particular Series of the Notes or which are apportioned to such Series as aforesaid (including any moneys which represent principal or interest in respect of Notes, Receipts or Coupons which have become void under Condition 9) shall be held by the Trustee upon trust to apply them (subject to Clause 11):

FIRST in payment or satisfaction of all amounts then due and unpaid under Clauses 15 and/or 16(J) to the Trustee and/or any Appointee;

SECONDLY in or towards payment pari passu and rateably of all principal and interest then due and unpaid in respect of the Notes of that Series; and

THIRDLY in payment of the balance (if any) to the Issuer (without prejudice to, or liability in respect of, any question as to how such payment to the Issuer shall be dealt with as between the Issuer, PT, PTC and any other person including, without limitation, Noteholders of any other Series).

10.          NOTICE OF PAYMENTS

THE Trustee shall give notice to the relevant Noteholders in accordance with Condition 14 of the day fixed for any payment to them under Clause 9. Such payment may be made in accordance with Condition 6 and any payment so made shall be a good discharge to the Trustee.

11.          INVESTMENT BY TRUSTEE

(A)          IF the amount of the moneys at any time available for the payment of principal and interest in respect of the Notes under Clause 10 shall be less than 10 per cent. of the principal amount of the Notes then outstanding the Trustee may at its discretion invest such moneys in some or one of the investments authorised below. The Trustee at its discretion may vary such investments and may accumulate such investments and the resulting income until the accumulations, together with any other funds for the time being under the control of the Trustee and available for such purpose, amount to at least 10 per cent. of the principal amount of the Notes then outstanding and then such accumulations and funds shall be applied under Clause 10.

(B)           Any moneys which under the trusts of these presents ought to or may be invested by the Trustee may be invested in the name or under the control of the Trustee in any of the investments for the time being authorised by English law for the investment by trustees of trust moneys or by placing the same on deposit in the name or under the control of the Trustee at such bank or other financial institution (the long term debt of which has a current credit rating of at least A+ from Standard & Poor’s Ratings Services, a division of the McGraw Hill Companies, Inc. or A1 from Moody’s Investors Service Limited) and in such currency as the Trustee may think fit. If that bank or other financial institution is the Trustee or a subsidiary, holding or associated company of the Trustee, such bank or other financial institution need only account for an amount of interest equal to the largest amount of interest payable by it on such a deposit to an independent customer.  The Trustee may at any time vary any such investments for or into other investments or convert any moneys so deposited into any other currency and shall not be responsible for any loss resulting from any such investments or deposits, whether due to depreciation in value, fluctuations in exchange rates or otherwise.

12.          PARTIAL PAYMENTS

UPON any payment under Clause 10 (other than payment in full against surrender of a Note, Receipt or Coupon) the Note, Receipt or Coupon in respect of which such payment is made shall be produced to the Trustee, the Registrar or the Paying Agent by or through whom such payment is made and the Trustee shall or shall cause the Registrar or, as the case may be, such Paying Agent to enface thereon a memorandum and, in the case of Registered Notes, make a notation in the Register of the amount and the date of payment but the Trustee may in any particular case or generally in relation to Registered Notes dispense with such production and enfacement (but not notation in the Register) upon such indemnity being given as it shall think sufficient.

13.          COVENANTS BY THE ISSUER, PT AND PTC

SO long as any of the Notes remains outstanding (or, in the case of paragraphs (viii), (ix) and (xiii), (xiv) and (xvi), so long as any of the Notes, Receipts or Coupons remains liable to prescription or, in the case of sub-paragraph (xv), until the expiry of a period of 30 days after the Relevant Date) each of the Issuer, PT and PTC severally covenants with the Trustee that it shall:

(i)            at all times carry on and conduct its affairs and procure that its Subsidiaries carry on and conduct their respective affairs in a proper and efficient manner;

(ii)           except insofar as prohibited by applicable law, give or procure to be given to the Trustee such opinions, certificates, information and evidence as it shall reasonably require and in such form as it shall reasonably require (including without limitation the procurement by the Issuer, PT or PTC (as the case may be) of all such certificates called for by the Trustee pursuant to Clause 15(C)) for the purpose of the discharge or exercise of the duties, trusts, powers, authorities and discretions vested in it under these presents or by operation of law;

(iii)          cause to be prepared and certified by its Auditors in respect of each financial accounting period accounts in such form as will comply with all relevant legal and accounting requirements and all requirements for the time being of the London Stock Exchange in each case applicable to it;

(iv)          at all times keep and procure that its Subsidiaries keep proper books of account and at any time after the occurrence of an Event of Default or a Potential Event of Default or if the Trustee has reasonable grounds to believe that an Event of Default or a Potential Event of Default has occurred or is about to occur allow and procure its Subsidiaries to allow the Trustee and any person appointed by the Trustee to whom the Issuer, PT, PTC or the relevant Subsidiary (as the case may be) shall have no reasonable objection free access to such books of account at all reasonable times during normal business hours PROVIDED THAT nothing in this paragraph (iv) shall oblige the Issuer, PT or PTC to disclose confidential information concerning customers of the Issuer, PT, PTC or a Subsidiary of any of them or any other information which is exempt from disclosure in the published accounts of the company concerned by reason of the provisions of applicable law relating to confidentiality or which it is illegal to disclose;

(v)           send to the Trustee (in addition to any copies to which it may be entitled as a holder of any securities of the Issuer, PT or PTC) two copies in English of every balance sheet, profit and loss account, report, circular and notice of general meeting and every other document issued or sent to its shareholders or which should legally be sent to its shareholders together with any of the foregoing, and every document issued or sent to holders of publicly issued securities issued outside Portugal other than its shareholders (including the Noteholders) and every other document issued or sent to holders of securities other than its shareholders which contains information which is of material relevance to the interests of the Noteholders in the context of the Notes, in each case as soon as practicable after the issue or publication thereof;

(vi)          forthwith give notice in writing to the Trustee of the occurrence of any Event of Default or any Potential Event of Default or of the coming into existence of any security interest which would require any security to be given to any Series of Notes pursuant to Condition 4;

(vii)         give to the Trustee (a) within 10 days after demand by the Trustee therefor and (b) (without the necessity for any such demand) promptly after the publication of its audited accounts in respect of each financial period commencing with the financial period ended 31st December, 2002 and in any event not later than 180 days after the end of each such completed financial period a certificate of the Issuer signed by two Directors of the Issuer and two Directors of each Keep Well Provider to the effect that as at a date not more than seven days before delivering such certificate (the “relevant date”) there did not exist and had not existed since the relevant date of the previous certificate (or in the case of the first such certificate the date hereof) any Event of Default or any Potential Event of Default (or if such exists or existed specifying the same) and that during the period from and including the relevant date of the last such certificate (or in the case of the first such certificate the date hereof) to and including the relevant date of such certificate each of the Issuer, PT and PTC has complied with all its obligations contained in these presents or (if such is not the case) specifying the respects in which it has not so complied;

(viii)        except insofar as prohibited by applicable law, at all times execute and do all such further documents, acts and things as may be necessary at any time or times in the reasonable opinion of the Trustee to give effect to these presents;

(ix)           at all times maintain Paying Agents, a Registrar Transfer Agents and a Calculation Agent in accordance with the Conditions;

(x)            procure that the Principal Paying Agent notifies the Trustee forthwith in the event that it does not, on or before the due date for any payment in respect of the Notes or any of them or any of the relative Receipts or Coupons, receive unconditionally pursuant to the Agency Agreement payment of the full amount in the relevant currency of the moneys payable on such due date on all such Notes, Receipts or Coupons as the case may be;

(xi)           in the event of the unconditional payment to the Principal Paying Agent or the Trustee of any sum due in respect of the Notes or any of them or any of the relative Receipts or Coupons being made after the due date for payment thereof forthwith give or procure to be given notice to the relevant Noteholders in accordance with Condition 14 that such payment has been made;

(xii)          use all reasonable endeavours to maintain the listing on the relevant Stock Exchange of those of the Notes which are listed on the relevant Stock Exchange or, if it is unable to do so having used all reasonable endeavours, use all reasonable endeavours to obtain and maintain a quotation or listing of such Notes on such other stock exchange or exchanges or securities market or markets as the Issuer may (with the prior approval of the Trustee) decide and shall also upon obtaining a quotation or listing of such Notes on such other stock exchange or exchanges or securities market or markets enter into a trust deed supplemental to this Trust Deed to effect such consequential amendments to these presents as the Trustee may reasonably require or as shall be requisite to comply with the requirements of any such stock exchange or securities market;

(xiii)         give notice to the Noteholders in accordance with Condition 14 of any appointment, resignation or removal of any Paying Agent, Calculation Agent, Registrar or Transfer Agent (other than the appointment of the initial Paying Agents, Calculation Agent, Registrar and Transfer Agent) after having obtained the approval of the Trustee thereto (such approval not to be unreasonably withheld) or any change of any Paying Agent’s, Registrar’s or Transfer Agent’s specified office and (except as provided by the Agency Agreement or the Conditions) at least 30 days prior to such event taking effect; PROVIDED ALWAYS THAT so long as any of the Notes remains outstanding in the case of the termination of the appointment of the Registrar or a Transfer Agent or so long as any of the Notes remains liable to prescription in the case of the termination of the appointment of the Principal Paying Agent or the Calculation Agent no such termination shall take effect until a new Principal Paying Agent, Calculation Agent, Registrar or Transfer Agent (as the case may be) has been appointed on terms approved by the Trustee;

(xiv)        obtain the prior written approval of the Trustee (such approval not to be unreasonably withheld) to, and promptly give to the Trustee two copies of, the form of every notice given to the Noteholders in accordance with Condition 14 (such approval, unless so expressed, not to constitute approval for the purposes of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”) of a communication within the meaning of Section 21 of the FSMA);

(xv)         if payments of principal or interest in respect of the Notes, the Receipts or the Coupons by the Issuer shall become subject generally to the taxing jurisdiction of any territory or any political sub-division thereof or any authority therein or thereof having power to tax other than or in addition to The Netherlands or any such political sub-division thereof or any such authority therein or thereof, immediately upon becoming aware thereof notify the Trustee of such event and (unless the Trustee otherwise agrees) enter forthwith into a Trust Deed supplemental to this Trust Deed, giving to the Trustee an undertaking or covenant in form and manner satisfactory to the Trustee in terms corresponding to the terms of Condition 8 with the substitution for (or, as the case may be, the addition to) the references therein to The Netherlands or any political sub-division thereof or any authority therein or thereof having power to tax of references to that other or additional territory or any political sub-division thereof or any authority therein or thereof having power to tax to whose taxing jurisdiction such payments shall have become subject as aforesaid such Trust Deed also (where applicable) to modify Condition 7(b) so that such Condition shall make reference to the other or additional territory, any political sub-division thereof and any authority therein or thereof having power to tax;

(xvi)        comply with and perform all its obligations under the Agency Agreement and use all reasonable endeavours to procure that the Paying Agents, the Registrar and any

Transfer Agent comply with and perform all their respective obligations thereunder and any notice given by the Trustee pursuant to Clause 2(C)(i) and that the Calculation Agent complies with and performs all its obligations under the relative calculation agency agreement and not make any amendment or modification to the Agency Agreement or the relative Calculation Agency Agreement without the prior written approval of the Trustee;

(xvii)       in order to enable the Trustee to ascertain the nominal amount of Notes of each Series for the time being outstanding for any of the purposes referred to in the proviso to the definition of “outstanding” in Clause 1, deliver to the Trustee forthwith upon being so requested in writing by the Trustee a certificate in writing signed by two Directors of the Issuer or two Directors of PT and/or PTC (as appropriate) setting out the total number and aggregate nominal amount of Notes of each Series which:

(a)           up to and including the date of such certificate have been purchased by the Issuer, PT, PTC or any other Subsidiary of PT and cancelled; and

(b)           are at the date of such certificate held by, for the benefit of, or on behalf of, the Issuer, PT, PTC or a Subsidiary of any of them;

(xviii)      procure its Subsidiaries to comply with all (if any) applicable provisions of Condition 7(h);

(xix)         procure that each of the Paying Agents, the Transfer Agents and the Registrar makes available for inspection by Noteholders, Receiptholders and Couponholders at its specified office copies of these presents, the Agency Agreement and the then latest audited balance sheet and profit and loss account (consolidated if applicable) of the Issuer, PT and PTC;

(xx)          if, in accordance with the provisions of the Conditions, interest in respect of Notes denominated in U.S. dollars becomes payable at the specified office of any Paying Agent in the United States of America promptly give notice thereof to the Noteholders in accordance with Condition 14;

(xxi)         upon due surrender in accordance with the Conditions, pay the face value of all Receipts and Coupons (including Coupons issued in exchange for Talons) appertaining to all Notes purchased by the Issuer, PT, PTC or any other Subsidiary of PT;

(xxii)        use all reasonable endeavours to procure that Euroclear and/or Clearstream, Luxembourg (as the case may be) issue(s) any certificate or other document requested by the Trustee under Clause 3(E) as soon as practicable after such request;

(xxiii)       procure that no amendment shall be made to, and no waiver shall be given of any breach of, any of the provisions of either Keep Well Agreement in circumstances where such amendment or waiver would have, in the opinion of the Trustee, an adverse effect on the interests of the Noteholders and that the Keep Well Agreements shall not be terminated and that the Keep Well Agreements are enforced in a timely manner by the Issuer except where non-enforcement would not have, in the opinion of the Trustee, an adverse effect on the interests of the Noteholders;

(xxiv)       give prior notice to the Trustee of any proposed redemption pursuant to Condition 7(b) or 7(c) and, if it shall have given notice to Noteholders of its intention to redeem any Notes pursuant to Condition 7(c), duly proceed to make drawings (if appropriate) and to redeem Notes accordingly;

(xxv)        promptly provide the Trustee with copies of all supplements to, and/or amendments to, and/or restatements of, the Programme Agreement;

(xxvi)       give to the Trustee at the same time as sending to it the certificates referred to in paragraph (vii) above, a certificate by the Auditors listing those Subsidiaries of PT which as at the relevant date (as defined in paragraph (vii) above) of the relevant certificate given under paragraph (vii) above or, as the case may be, as at the last day of the most recently completed financial period of the Issuer were Relevant Subsidiaries for the purposes of Condition 10(a);

(xxvii)      give to the Trustee, as soon as reasonably practicable after the acquisition or disposal of any company which thereby becomes or ceases to be a Relevant Subsidiary or after any transfer is made to any Subsidiary of PT which thereby becomes a Relevant Subsidiary, a certificate by the Auditors to such effect; and

(xxviii)     use all reasonable endeavours to procure that Euroclear and/or Cleastream, Luxembourg (as the case may be) issue(s) any record, certificate or other document requested by the Trustee under Clause 15(w) as soon as practicable after such request.

14.          REMUNERATION AND INDEMNIFICATION OF TRUSTEE

(A)          THE Issuer shall pay to the Trustee remuneration for its services as trustee as from the date of this Trust Deed, such remuneration to be at such rate as may from time to time be agreed between the Issuer and the Trustee. Such remuneration shall be payable in arrear on 17th December in each year, the first such payment to be made on 17th December, 1999.  Such remuneration shall accrue from day to day and be payable (in priority to payments to the Noteholders, Receiptholders and Couponholders) up to and including the date when, all the Notes having become due for redemption, the redemption moneys and interest thereon to the date of redemption have been paid to the Principal Paying Agent or the Trustee PROVIDED THAT if upon due presentation of any Note, Receipt or Coupon or any cheque payment of the moneys due in respect thereof is improperly withheld or refused, remuneration will commence again to accrue until such payment is duly made.

(B)           In the event of the occurrence of an Event of Default or a Potential Event of Default or the Trustee considering it expedient or necessary or being requested by the Issuer, PT or PTC to undertake duties which the Trustee and the Issuer agree to be of an exceptional nature or otherwise outside the scope of the normal duties of the Trustee under these presents the Issuer shall pay to the Trustee such additional remuneration as shall be agreed between them.

(C)           The Issuer shall in addition pay to the Trustee an amount equal to the amount of any value added tax or similar tax chargeable in respect of its remuneration under these presents.

(D)          In the event of the Trustee and the Issuer failing to agree:

(1)           (in a case to which sub-clause (A) above applies) upon the amount of the remuneration; or

(2)           (in a case to which sub-clause (B) above applies) upon whether such duties shall be of an exceptional nature or otherwise outside the scope of the normal duties of the Trustee under these presents, or upon such additional remuneration, such matters shall be determined by a merchant or investment bank (acting as an expert and not as an arbitrator) selected by the Trustee and approved by the Issuer or, failing such approval, nominated (on the application of the Trustee) by the President for the time being of The Law Society of England and Wales (the expenses involved in such nomination and the fees of such merchant or investment bank being shared equally between the Issuer and the Trustee) and the determination of any such merchant or investment bank shall be final and binding upon the Trustee and the Issuer.

(E)           The Issuer shall also pay or discharge all Liabilities properly incurred by the Trustee in relation to the preparation and execution of, the exercise of its powers and the performance of its duties under, and in any other manner in relation to, these presents, including but not limited to travelling expenses and any stamp, issue, registration, documentary and other taxes or duties paid or payable by the Trustee in connection with any action taken or contemplated by or on behalf of the Trustee for enforcing, or resolving any doubt concerning, or for any other purpose in relation to, these presents.

(F)           All amounts payable pursuant to sub-clause (E) above and/or Clause 15(J) shall be payable by the Issuer on demand by the Trustee and in the case of payments actually made by the Trustee prior to such demand shall (if not paid within five London Business Days after such demand and the Trustee so requires) carry interest at the rate of two per cent. per annum above the Base Rate from time to time of Citibank, N.A. from the date of such demand, and in all other cases shall (if not paid on the date of such demand or, if later, within five London Business Days after such demand and, in either case, the Trustee so requires) carry interest at such rate from the date specified in such demand. All remuneration payable to the Trustee shall carry interest at such rate from the due date therefor.

(G)           Unless otherwise specifically stated in any discharge of these presents the provisions of this Clause and Clause 15(J) shall continue in full force and effect notwithstanding such discharge.

(H)          The Trustee shall be entitled in its absolute discretion to determine in respect of which Series of Notes any Liabilities incurred under these presents have been incurred or to allocate any such Liabilities between the Notes of more than one Series.

15.          SUPPLEMENT TO TRUSTEE ACTS

WHERE there are any inconsistencies between the Trustee Acts and the provisions of these presents, the provisions of these presents shall, to the extent allowed by law, prevail and, in the case of any such inconsistency with the Trustee Act 2000 of Great Britain, the provisions of these presents shall constitute a restriction or exclusion for the purposes of that Act.  The Trustee shall have all the powers conferred upon trustees by the Trustee Acts of England and Wales and by way of supplement thereto but subject to Clause 17 it is expressly declared as follows:

(A)          The Trustee may in relation to these presents act on the advice or opinion of or any information obtained from any lawyer, valuer, accountant, surveyor, banker, broker, auctioneer or other expert whether obtained by the Issuer, PT, PTC, the Trustee or otherwise and shall not be responsible for any Liability occasioned by so acting.

(B)           Any such advice, opinion or information may be sent or obtained by letter, telex, telegram, facsimile transmission or cable and the Trustee shall not be liable for acting on any advice, opinion or information purporting to be conveyed by any such letter, telex, telegram, facsimile transmission or cable although the same shall contain some error or shall not be authentic.

(C)           The Trustee may call for and shall be at liberty to accept as sufficient evidence of any fact or matter or the expediency of any transaction or thing a certificate signed by any two Directors of the Issuer and/or by any two Directors of either Keep Well Provider and the Trustee shall not be bound in any such case to call for further evidence or be responsible for any Liability that may be occasioned by it or any other person acting on such certificate.

(D)          The Trustee shall be at liberty to hold or to place these presents and any other documents relating thereto in any part of the world with any banker or banking company or company whose business includes undertaking the safe custody of documents or lawyer or firm of lawyers considered by the Trustee to be of good repute and the Trustee shall not be responsible for or required to insure against any Liability incurred in connection with any such deposit and may pay all sums required to be paid on account of or in respect of any such deposit.

(E)           The Trustee shall not be responsible for the receipt or application of the proceeds of the issue of any of the Notes by the Issuer, the exchange of any Global Note for another Global Note or Definitive Notes or the delivery of any Global Note or Definitive Notes to the person(s) entitled to it or them.

(F)           The Trustee shall not be bound to give notice to any person of the execution of any documents comprised or referred to in these presents or to take any steps to ascertain whether any Event of Default or any Potential Event of Default has happened and, until it shall have actual knowledge or express notice to the contrary, the Trustee shall be entitled to assume that no Event of Default or Potential Event of Default has happened and that each of the Issuer, PT and PTC is observing and performing all its obligations under these presents.

(G)           Save as expressly otherwise provided in these presents, the Trustee shall have absolute and uncontrolled discretion as to the exercise of its trusts, powers, authorities and discretions under these presents (the exercise of which as between the Trustee and the Noteholders, Receiptholders and Couponholders shall be conclusive and binding on the Noteholders, Receiptholders and Couponholders) and shall not be responsible for any Liability which may result from their exercise or non-exercise.

(H)          The Trustee shall not be liable to any person by reason of having acted upon any Extraordinary Resolution in writing or any Extraordinary Resolution or other resolution purporting to have been passed at any meeting of the holders of Notes of all or any Series in respect whereof minutes have been made and signed by the chair of the meeting even though subsequent to its acting it may be found that there was some defect in the constitution of the meeting or the passing of the resolution or (in the case of an Extraordinary Resolution in writing) that not all holders of Notes had signed the Extraordinary Resolution or that for any reason the resolution was not valid or binding upon such holders and the relative Receiptholders and Couponholders.

(I)            The Trustee shall not be liable to any person by reason of having accepted as valid or not having rejected any Note, Receipt or Coupon purporting to be such and subsequently found to be forged or not authentic.

(J)            Without prejudice to the right of indemnity by law given to trustees, each of the Issuer, PT and PTC shall severally indemnify the Trustee and every Appointee and keep it or him indemnified against all Liabilities to which it or he may be or become subject or which may be incurred by it or him in the execution or purported execution of any of its trusts, powers, authorities and discretions under these presents or its or his functions under any such appointment or in respect of any other matter or thing done or omitted in any way relating to these presents or any such appointment.

(K)          Any consent or approval given by the Trustee for the purposes of these presents may be given on such terms and subject to such conditions (if any) as the Trustee thinks fit and notwithstanding anything to the contrary in these presents may be given retrospectively.

(L)           The Trustee shall not (unless and to the extent ordered so to do by a court of competent jurisdiction) be required to disclose to any Noteholder, Receiptholder or Couponholder any information (including, without limitation, information of a confidential, financial or price sensitive nature) made available to the Trustee by the Issuer, PT or PTC or any other person in connection with these presents and no Noteholder, Receiptholder or Couponholder shall be entitled to take any action to obtain from the Trustee any such information.

(M)         Where it is necessary or desirable for any purpose in connection with these presents to convert any sum from one currency to another it shall (unless otherwise provided by these presents or required by law) be converted at such rate or rates, in accordance with such method and as at such date for the determination of such rate of exchange, as may be agreed by the Trustee in consultation with the Issuer, PT or PTC as relevant and any rate, method and date so agreed shall be binding on the Issuer, PT, PTC, the Noteholders, the Receiptholders and the Couponholders.

(N)          The Trustee as between itself and the Noteholders, Receiptholders and Couponholders may determine all questions and doubts arising in relation to any of the provisions of these presents. Every such determination, whether or not relating in whole or in part to the acts or proceedings of the Trustee, shall be conclusive and shall bind the Trustee and the Noteholders, Receiptholders and Couponholders.

(O)          In connection with the exercise by it of any of its trusts, powers, authorities and discretions under these presents (including, without limitation, any modification, waiver, authorisation, determination or substitution), the Trustee shall have regard to the general interests of the Noteholders as a class and shall not have regard to any interests arising from circumstances particular to individual Noteholders, Receiptholders or Couponholders (whatever their number) and, in particular but without limitation, shall not have regard to the consequences of any such exercise for individual Noteholders, Receiptholders or Couponholders (whatever their number)

resulting from their being for any purpose domiciled or resident in, or otherwise connected with, or subject to the jurisdiction of, any particular territory or any political sub-division thereof and the Trustee shall not be entitled to require, nor shall any Noteholder, Receiptholder or Couponholder be entitled to claim, from the Issuer, PT, PTC, the Trustee or any other person any indemnification or payment in respect of any tax consequence of any such exercise upon individual Noteholders, Receiptholders or Couponholders except, in the case of the Issuer, to the extent already provided for in Condition 8 and/or any undertaking given in addition thereto or in substitution therefor under these presents.

(P)           Any trustee of these presents being a lawyer, accountant, broker or other person engaged in any profession or business shall be entitled to charge and be paid all usual professional and other charges for business transacted and acts done by him or his firm in connection with the trusts of these presents and also his reasonable charges in addition to disbursements for all other work and business done and all time spent by him or his firm in connection with matters arising in connection with these presents.

(Q)          The Trustee may whenever it thinks fit delegate by power of attorney or otherwise to any person or persons or fluctuating body of persons (whether being a joint trustee of these presents or not) all or any of its trusts, powers, authorities and discretions under these presents.  Such delegation may be made upon such terms (including power to sub-delegate) and subject to such conditions and regulations as the Trustee may in the interests of the Noteholders think fit.  Provided that the Trustee shall have exercised reasonable care in the selection of any such delegate the Trustee shall not be under any obligation to supervise the proceedings or acts of any such delegate or sub-delegate or be in any way responsible for any Liability incurred by reason of any misconduct or default on the part of any such delegate or sub-delegate. The Trustee shall promptly after any such delegation or any renewal, extension or termination thereof give notice thereof to the Issuer.

(R)           The Trustee may in the conduct of the trusts of these presents instead of acting personally employ and pay an agent (whether being a lawyer or other professional person) to transact or conduct, or concur in transacting or conducting, any business and to do, or concur in doing, all acts required to be done in connection with these presents (including the receipt and payment of money).  Provided that the Trustee shall have exercised reasonable care in the selection of any such agent, the Trustee shall not be in any way responsible for any Liability incurred by reason of any misconduct or default on the part of any such agent or be bound to supervise the proceedings or acts of any such agent.

(S)           The Trustee shall not be responsible for the execution, delivery, legality, effectiveness, adequacy, genuineness, validity, performance, enforceability or admissibility in evidence of these presents or any other document relating thereto and shall not be liable for any failure to obtain any licence, consent or other authority for the execution, delivery, legality, effectiveness, adequacy, genuineness, validity, performance, enforceability or admissibility in evidence of these presents or any other document relating thereto.

(T)           The Trustee may certify that any of the conditions, events and acts set out in sub-paragraph (ii), (iii), (iv), (vi), (vii) or (viii) of Condition 10(a) (each of which conditions, events and acts shall, unless in any case the Trustee in its absolute discretion shall otherwise determine, for all the purposes of these presents be deemed to include the circumstances resulting therein and the consequences resulting therefrom) is in its opinion materially prejudicial to the interests of the Noteholders and any such certificate shall be conclusive and binding upon the Issuer, PT, PTC, the Noteholders, the Receiptholders and the Couponholders.

(U)          The Trustee may call for any document and/or evidence and/or information and/or certification to be issued or given by Euroclear, Clearstream, Luxembourg as to the nominal amount of Notes represented by a Global Note standing to the account of any person. Any such certificate or other document shall be conclusive and binding for all purposes. The Trustee shall not be liable to any person by reason of having accepted as valid or not having rejected any document and/or evidence and/or information and/or certification to such effect purporting to be issued or given by Euroclear, Clearstream, Luxembourg and subsequently found to be forged or not authentic.

(V)           Any certificate or report of the Auditors or any other person called for by or provided to the Trustee (whether or not addressed to the Trustee) in accordance with or for the purposes of these presents may be relied upon by the Trustee as sufficient evidence of the facts stated therein notwithstanding that such certificate or report and/or any engagement letter or other document entered into by the Trustee in connection therewith contains a monetary or other limit on the liability of the Auditors or such other person in respect thereof.

(W)         The Trustee may call for and shall rely on any records, certificate or other document of or to be issued by Euroclear or Clearstream, Luxembourg in relation to any determination of the principal amount of the Notes represented by a NGN. Any such records, certificate or other document shall be conclusive and binding for all purposes. The Trustee shall not be liable to any person by reason of having accepted as valid or not having rejected any such records, certificate or other document to such effect purporting to be issued by Euroclear or Clearstream, Luxembourg and subsequently found to be forged or not authentic.

16.          TRUSTEE’S LIABILITY

NOTHING in these presents shall exempt the Trustee from or indemnify it against any liability for breach of trust in any case in which the Trustee has failed to show the degree of care and diligence required of it as trustee having regard to the provisions of these presents conferring on it any trusts, powers, authorities or discretions.

17.          TRUSTEE CONTRACTING WITH ISSUER, PT AND PTC

NEITHER the Trustee nor any director or officer of a corporation acting as a trustee under these presents shall by reason of its or his fiduciary position be in any way precluded from:

(i)            entering into or being interested in any contract or financial or other transaction or arrangement with the Issuer, PT or PTC or any person or body corporate associated with the Issuer, PT or PTC (including without limitation any contract, transaction or arrangement of a banking or insurance nature or any contract, transaction or arrangement in relation to the making of loans or the provision of financial facilities or financial advice to, or the purchase, placing or underwriting of or the subscribing or procuring subscriptions for or otherwise acquiring, holding or dealing with, or acting as paying agent in respect of, the Notes or any other notes, stocks, shares, debenture stock, debentures, bonds or other securities of, the Issuer, PT or PTC or any person or body corporate associated as aforesaid); or

(ii)           accepting or holding the trusteeship of any other trust deed constituting or securing any other securities issued by or relating to the Issuer, PT or PTC or any such person or body corporate so associated or any other office of profit under the Issuer, PT or PTC or any such person or body corporate so associated, and shall be entitled to exercise and enforce its rights, comply with its obligations and perform its duties under or in relation to any such contract, transaction or arrangement as is referred to in (i) above or, as the case may be, any such trusteeship or office of profit as is referred to in (ii) above without regard to the interests of the Noteholders and notwithstanding that the same may be contrary or prejudicial to the interests of the Noteholders and shall not be responsible for any Liability occasioned to the Noteholders thereby and shall be entitled to retain and shall not be in any way liable to account for any profit made or share of brokerage or commission or remuneration or other amount or benefit received thereby or in connection therewith.

Where any holding company, subsidiary or associated company of the Trustee or any director or officer of the Trustee acting other than in his capacity as such a director or officer has any information, the Trustee shall not thereby be deemed also to have knowledge of such information and, unless it shall have actual knowledge of such information, shall not be responsible for any loss suffered by Noteholders resulting from the Trustee’s failing to take such information into account in acting or refraining from acting under or in relation to these presents.

18.          WAIVER, AUTHORISATION AND DETERMINATION

(A)          THE Trustee may, without the consent of the Noteholders, Receiptholders or Couponholders and without prejudice to its rights in respect of any subsequent breach, Event of Default or Potential Event of Default, from time to time and at any time but only if and in so far as in its opinion the interests of the Noteholders shall not be materially prejudiced thereby waive or authorise any breach or proposed breach by the Issuer, PT or PTC of any of the covenants or provisions contained in these presents or determine that any Event of Default or Potential Event of Default shall not be treated as such for the purposes of these presents PROVIDED ALWAYS THAT the Trustee shall not exercise any powers conferred on it by this Clause in contravention of any express direction given by Extraordinary Resolution or by a request under Condition 10(a) but so that no such direction or request shall affect any waiver, authorisation or determination previously given or made. Any such waiver, authorisation or determination may be given or made on such terms and subject to such conditions (if any) as the Trustee may determine, shall be binding on the Noteholders, the Receiptholders and the Couponholders and, if, but only if, the Trustee, shall so require, shall be notified by the Issuer to the Noteholders in accordance with Condition 14 as soon as practicable thereafter.

MODIFICATION

(B)           The Trustee may without the consent of the Noteholders, Receiptholders or Couponholders at any time and from time to time concur with the Issuer, PT and PTC in making any modification (i) to these presents which in the opinion of the Trustee it may be proper to make PROVIDED THAT the Trustee is of the opinion that such modification will not be materially prejudicial to the interests of the Noteholders or (ii) to these presents if in the opinion of the Trustee such modification is of a formal, minor or technical nature or to correct a manifest error. Any such modification may be made on such terms and subject to such conditions (if any) as the Trustee may determine, shall be binding upon the Noteholders, the Receiptholders and the Couponholders and, unless the Trustee agrees otherwise, shall be notified by the Issuer to the Noteholders in accordance with Condition 14 as soon as practicable thereafter.

BREACH

(C)           Any breach of or failure to comply with any such terms and conditions as are referred to in sub-clauses (A) and (B) of this Clause shall constitute a default by the Issuer, PT or PTC in the performance or observance of a covenant or provision binding on it under or pursuant to these presents.

19.          HOLDER OF DEFINITIVE BEARER NOTE ASSUMED TO BE RECEIPTHOLDER AND COUPONHOLDER

(A)          WHEREVER in these presents the Trustee is required or entitled to exercise a power, trust, authority or discretion under these presents, except as ordered by a court of competent jurisdiction or as required by applicable law, the Trustee shall, notwithstanding that it may have express notice to the contrary, assume that each Noteholder is the holder of all Receipts and Coupons appertaining to each Definitive Bearer Note of which he is the holder.

NO NOTICE TO RECEIPTHOLDERS OR COUPONHOLDERS

(B)           None of the Trustee, the Issuer, PT or PTC shall be required to give any notice to the Receiptholders or the Couponholders for any purpose under these presents and the Receiptholders and the Couponholders shall be deemed for all purposes to have notice of the contents of any notice given to the holders of Bearer Notes in accordance with Condition 14.

20.          SUBSTITUTION

(A)          (1)           The Trustee may without the consent of the Noteholders, Receiptholders or Couponholders at any time agree with the Issuer, PT and PTC to the substitution in place of the Issuer (or of the previous substitute under this Clause) as the principal debtor under these presents of either Keep Well Provider or any other Subsidiary of PT (such substituted company being hereinafter called the “New Company”) provided that a trust deed is executed or some other form of undertaking is given by the New Company in form and manner satisfactory to the Trustee, agreeing to be bound by the provisions of these presents with any consequential amendments which the Trustee may deem appropriate as fully as if the New Company had been named in these presents as the principal debtor in place of the Issuer (or of the previous substitute under this Clause) and provided further that if the New Company is not PT or PTC, PT and PTC each undertake like obligations in respect of such New Company to those set out in the relevant Keep Well Agreement or, if applicable, such other obligations in respect of the Issuer (or of the previous substitute under this Clause) which may be in force immediately prior to the substitution in place of PT’s and PTC’s respective obligations under the Keep Well Agreements to the satisfaction of the Trustee.

(2)           The following further conditions shall apply to (1) above:

(i)            the Issuer and the New Company shall comply with such other requirements as the Trustee may direct in the interests of the Noteholders;

(ii)           where the New Company is incorporated, domiciled or resident in, or subject generally to the taxing jurisdiction of, a territory other than or in addition to The Netherlands or any political sub-division thereof or any authority therein or thereof having power to tax, undertakings or covenants shall be given by the New Company in terms corresponding to the provisions of Condition 8 with the substitution for (or, as the case may be, the addition to) the references to The Netherlands of references to that other or additional territory in which the New Company is incorporated, domiciled or resident or to whose taxing jurisdiction it is subject and (where applicable) Condition 7(b) shall be modified accordingly;

(iii)          without prejudice to the rights of reliance of the Trustee under the immediately following paragraph (iv), the Trustee is satisfied that the relevant transaction is not materially prejudicial to the interests of the Noteholders; and

(iv)          if two Directors of the New Company (or other officers acceptable to the Trustee) shall certify that the New Company is solvent at the time at which the relevant transaction is proposed to be effected (which certificate the Trustee may rely upon absolutely) the Trustee shall not be under any duty to have regard to the financial condition, profits or prospects of the New Company or to compare the same with those of the Issuer or the previous substitute under this Clause as applicable.

(B)           Any such Trust Deed or undertaking shall, if so expressed, operate to release the Issuer or the previous substitute as aforesaid from all of its obligations under these presents. Not later than 14 days after the execution of such documents and compliance with such requirements, the New Company shall give notice thereof in a form previously approved by the Trustee to the Noteholders in the manner provided in Condition 14. Upon the execution of such documents and compliance with such requirements, the New Company shall be deemed to be named in these presents as the principal debtor in place of the Issuer (or in place of the previous substitute under this Clause) under these presents and these presents shall be deemed to be amended in such manner as shall be necessary to give effect to the above provisions and, without limitation, references in these presents to the Issuer shall, unless the context otherwise requires, be deemed to be or include references to the New Company.

21.          CURRENCY INDEMNITY

EACH of the Issuer, PT and PTC shall indemnify the Trustee, every Appointee, the Noteholders, the Receiptholders and the Couponholders and keep them indemnified against:

(a)           any Liability incurred by any of them arising from the non-payment by the Issuer, PT or PTC of any amount due to the Trustee or the Noteholders, Receiptholders or Couponholders under these presents by reason of any variation in the rates of exchange between those used for the purposes of calculating the amount due under a judgment or order in respect thereof and those prevailing at the date of actual payment by the Issuer, PT or PTC; and

(b)           any deficiency arising or resulting from any variation in rates of exchange between (i) the date as of which the local currency equivalent of the amounts due or contingently due under these presents (other than this Clause) is calculated for the purposes of any bankruptcy, insolvency or liquidation of the Issuer, PT or PTC and (ii) the final date for ascertaining the amount of claims in such bankruptcy, insolvency or liquidation. The amount of such deficiency shall be deemed not to be reduced by any variation in rates of exchange occurring between the said final date and the date of any distribution of assets in connection with any such bankruptcy, insolvency or liquidation.

The above indemnities shall constitute obligations of the Issuer, PT and PTC separate and independent from their obligations under the other provisions of these presents and shall apply irrespective of any indulgence granted by the Trustee or the Noteholders, the Receiptholders or the Couponholders from time to time and shall continue in full force and effect notwithstanding the judgment or filing of any proof or proofs in any bankruptcy, insolvency or liquidation of the Issuer, PT or PTC for a liquidated sum or sums in respect of amounts due under these presents (other than this Clause). Any such deficiency as aforesaid shall be deemed to constitute a loss suffered by the Noteholders, Receiptholders and Couponholders and no proof or evidence of any actual loss shall be required by the Issuer, PT or PTC or their liquidator or liquidators.

22.          NEW TRUSTEE

(A)          THE power to appoint a new trustee of these presents shall be vested in the Issuer but no person shall be appointed who shall not previously have been approved by an Extraordinary Resolution. One or more persons may hold office as trustee or trustees of these presents but such trustee or trustees shall be or include a Trust Corporation. Whenever there shall be more than two trustees of these presents the majority of such trustees shall be competent to execute and exercise all the duties, powers, trusts, authorities and discretions vested in the Trustee by these presents provided that a Trust Corporation shall be included in such majority. Any appointment of a new trustee of these presents shall as soon as practicable thereafter be notified by the Issuer to the Principal Paying Agent, the Registrar and in accordance with Condition 14 the Noteholders.

SEPARATE AND CO-TRUSTEES

(B)           Notwithstanding the provisions of sub-clause (A) above, the Trustee may, upon giving prior notice to the Issuer, PT and PTC after consultation with the Issuer, PT and PTC where the Trustee considers such consultation to be practicable and not materially prejudicial to the interests of the Noteholders, (but without the consent of the Issuer, PT, PTC, the Noteholders, the Receiptholders or the Couponholders), appoint any person established or resident in any jurisdiction (whether a Trust Corporation or not) to act either as a separate trustee or as a co-trustee jointly with the Trustee:

(i)            if the Trustee considers such appointment to be in the interests of the Noteholders;

(ii)           for the purposes of conforming to any legal requirements, restrictions or conditions in any jurisdiction in which any particular act or acts is or are to be performed; or

(iii)          for the purposes of obtaining a judgment in any jurisdiction or the enforcement in any jurisdiction of either a judgment already obtained or any of the provisions of these presents against the Issuer.

Each of the Issuer, PT and PTC irrevocably appoints the Trustee to be its attorney in its name and on its behalf to execute any such instrument of appointment. Such a person shall (subject always to the provisions of these presents) have such trusts, powers, authorities and discretions (not exceeding those conferred on the Trustee by these presents) and such duties and obligations as shall be conferred or imposed by the instrument of appointment. The Trustee shall have power in like manner to remove any such person. Such reasonable remuneration as the Trustee may pay to any such person, together with any attributable Liabilities incurred by it in performing its function as such separate trustee or co-trustee, shall for the purposes of these presents be treated as Liabilities incurred by the Trustee.

23.          TRUSTEE’S RETIREMENT AND REMOVAL

A trustee of these presents may retire at any time on giving not less than three months’ prior written notice to the Issuer, PT and PTC without giving any reason and without being responsible for any Liabilities incurred by reason of such retirement. The Noteholders may by Extraordinary Resolution remove any trustee or trustees for the time being of these presents. The Issuer, PT and PTC undertake that in the event of the only trustee of these presents which is a Trust Corporation giving notice under this Clause or being removed by Extraordinary Resolution they will use their best endeavours to procure that a new trustee of these presents being a Trust Corporation is appointed as soon as reasonably practicable thereafter. If within one month of the only trustee of these presents giving notice under this Clause no such new trustee has been appointed by Issuer, PT and PTC, the Trustee may appoint a successor in the Issuer’s, PT’s and PTC’s stead.  The retirement or removal of any such trustee shall not become effective until a successor trustee being a Trust Corporation is appointed.

24.          TRUSTEE’S POWERS TO BE ADDITIONAL

THE powers conferred upon the Trustee by these presents shall be in addition to any powers which may from time to time be vested in the Trustee by the general law or as a holder of any of the Notes, Receipts or Coupons.

25.          NOTICES

ANY notice or demand to the Issuer, PT, PTC or the Trustee to be given, made or served for any purposes under these presents shall be given, made or served by sending the same by pre-paid post (first class if inland, first class airmail if overseas), facsimile transmission or by delivering it by hand as follows:

to the Issuer:	Locatellikade 1
1076 AZ Amsterdam
The Netherlands

(Attention: Ilaria de Lucia.)
Facsimile No. 00 31 20 673 0016

to PT:	Av Fontes Pereira de Melo, 40, 9º
1069-300 Lisbon
Portugal

(Attention: Carlos Moreira da Cruz)

Facsimile No. 00 351 21 500 1615

to PTC:	Rua Andrade Corvo 6
1050-009 Lisbon
Portugal

(Attention: José Pedro Faria Pereira da Costa)
Facsimile No. 00 351 21 500 6744

in each case with
a copy to:
Serra Lopes Cortes Martins & Associados, Sociedade de Avogados, RL Rua General Firmino Miguel, nº 3 Torre 2 -12º andar
1600 100 Lisbon
Portugal

(Attention: Alexandre Jardim)
Facsimile No. 00 351 21 723 4029

to the Trustee:
Citigroup Trustee Company Limited
21st floor
Citigroup Centre
Canada Square
Canary Wharf
London
E14 5LB

(Attention: Agency and Trust)
Facsimile No. 020 7500 5857

or to such other address or facsimile number as shall have been notified (in accordance with this Clause) to the other parties hereto and any notice or demand sent by post as aforesaid shall be deemed to have been given, made or served three days in the case of inland post or seven days in the case of overseas post after despatch and any notice or demand sent by facsimile transmission as aforesaid shall be deemed to have been given, made or served 24 hours after the time of despatch provided that in the case of a notice or demand given by facsimile transmission such notice or demand shall forthwith be confirmed by post. The failure of the addressee to receive such confirmation shall not invalidate the relevant notice or demand given by facsimile transmission.

26.          GOVERNING LAW

THESE presents and any non-contractual obligations arising out of or in connection with it are governed by, and shall be construed in accordance with, English law.

If the Issuer is represented by an attorney or attorneys in connection with the signing and/or execution and/or delivery of this Agreement or any agreement or document referred to herein or made pursuant hereto and the relevant power or powers of the attorney is or are expressed to be governed by the laws of The Netherlands, it is hereby expressly acknowledged and accepted by the other parties hereto that such laws shall govern the existence and extent of such attorney’s or attorneys’ authority and the effects of the exercise thereof.

27.          SUBMISSION TO JURISDICTION

(A)          EACH of the Issuer, PT and PTC irrevocably agrees for the benefit of the Trustee, the Noteholders, the Receiptholders and the Couponholders that the courts of England are to have jurisdiction to settle any disputes which may arise out of or in connection with these presents and that accordingly any suit, action or proceedings arising out of or in connection with these presents (together referred to as “Proceedings”) may be brought in the courts of England. The Issuer, PT and PTC irrevocably and unconditionally waive and agree not to raise any objection which they may have now or subsequently to the laying of the venue of any Proceedings in the courts of England and any claim that any Proceedings have been brought in an inconvenient forum and further irrevocably and unconditionally agree that a judgment in any Proceedings brought in the courts of England shall be conclusive and binding upon the Issuer, PT or, as the case may be, PTC and may be enforced in the courts of any other jurisdiction. Nothing in this Clause shall limit any right to take Proceedings against the Issuer, PT or PTC in any other court of competent jurisdiction, nor shall the taking of Proceedings in one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction, whether concurrently or not.

(B)           Each of the Issuer, PT and PTC irrevocably and unconditionally appoints Clifford Chance Secretaries Limited at its registered office (at 10 Upper Bank Street, London EC14 5JJ) and in the event of its ceasing so to act will appoint such other person as the Trustee may approve and as the Issuer, PT or PTC (as the case may be) may nominate in writing to the Trustee for the purpose to accept service of process on its behalf in England in respect of any Proceedings. Each of the Issuer, PT and PTC:

(i)            agrees to procure that, so long as any of the Notes remains liable to prescription, there shall be in force an appointment of such a person approved by the Trustee with an office in London with authority to accept service as aforesaid;

(ii)           agrees that failure by any such person to give notice of such service of process to the Issuer, PT or PTC shall not impair the validity of such service or of any judgment based thereon;

(iii)          consents to the service of process in respect of any Proceedings by the airmailing of copies, postage prepaid, to the Issuer, PT or PTC (as the case may be) in accordance with Clause 25; and

(iv)          agrees that nothing in these presents shall affect the right to serve process in any other manner permitted by law.

28.          COUNTERPARTS

THIS Trust Deed and any trust deed supplemental hereto may be executed and delivered in any number of counterparts, all of which, taken together, shall constitute one and the same deed and any party to this Trust Deed or any trust deed supplemental hereto may enter into the same by executing and delivering a counterpart.

29.          CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

A person who is not a party to this Trust Deed or any trust deed supplemental hereto has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Trust Deed or any trust deed supplemental hereto, but this does not affect any right or remedy of a third party which exists or is available apart from that Act.

IN WITNESS whereof this Trust Deed has been executed as a deed by the Issuer, PT and the Trustee and delivered on the date stated on page 1.

SCHEDULE 1

TERMS AND CONDITIONS OF THE NOTES

The following are the Terms and Conditions of the Notes which will be incorporated by reference into each Global Note (as defined below) and each definitive Note, in the latter case only if permitted by the relevant listing authority, stock exchange andlor quotation system (if any) and agreed by the Issuer and the relevant Dealers at the time of issue but, if not so permitted (where applicable) and agreed, such definitive Note will have endorsed thereon or attached thereto such Terms and Conditions. The applicable Final Terms in relation to any Tranche of Notes may specify other terms and conditions which shall, to the extent so specified or to the extent inconsistent with the following Terms and Conditions, replace or modify the following Terms and Conditions for the purpose of such Notes. The applicable Final Terms (or the relevant provisions thereof) will be endorsed upon, or attached to, each Global Note and definitive Note. Reference should be made to “Form of the Notes” for a description of the content of Final Terms which will specify which of such terms are to apply in relation to the relevant Notes.

This Note is one of a Series (as defined below) of Notes issued by Portugal Telecom International Finance B.V. (the “Issuer”) and constituted by a Trust Deed (such Trust Deed as modified and/or supplemented and/or restated from time to time (the “Trust Deed”)) dated 23 April, 2010, between the Issuer, Portugal Telecom, SGPS, S.A. (“PT”), PT Comunicacoes, S.A. (“PTC”) and Citicorp Trustee Company Limited (the “Trustee”, which expression shall include any successor trustee).

References herein to the “Notes” shall be references to the Notes of this Series and shall mean:

(i)            in relation to any Notes represented by a global Note (a “Global Note”), units of the lowest Specified Denomination in the specified currency;

(ii)           any Global Note;

(iii)          any definitive Notes in bearer form (“Definitive Bearer Notes”) issued in exchange for a Global Note in bearer form; and

(iv)          any definitive Notes in registered form (“Definitive Registered Notes”) (whether or not issued in exchange for a Global Note in registered form).

The Notes, the Receipts (as defined below) and the Coupons (as defined below) have the benefit of an Agency Agreement (such Agency Agreement as amended and/or supplemented and/or restated from time to time, the “Agency Agreement”) dated 23 April, 2010 and made between the Issuer, PT, PTC, Citibank, N.A., London office, as issuing and principal paying agent and agent bank (in such capacity the “Principal Paying Agent”, which expression shall include any successor principal paying agent), the other paying agents named therein (together with the Principal Paying Agent, the “Paying Agents”, which expression shall include any additional or successor paying agents), Citibank, N.A., New York office as registrar (in such capacity, the “Registrar”, which expression shall include any successor registrar) and as a transfer agent, the other transfer agents named therein (together with the Registrar, the “Transfer Agents”, which expression shall include any additional or successor transfer agents) and the Trustee.

The Notes, the Receipts and the Coupons also have the benefit of a Keep Well Agreement dated 7th November, 2006 between PT and the Issuer and a Keep Well Agreement dated 7th

November, 2006 between PTC and the Issuer (each such agreement as amended and/or supplemented and/or restated from time to time, a “Keep Well Agreement”). References herein to the “Keep Well Providers” shall mean PT and PTC and “Keep Well Provider” shall mean either of them.

Interest bearing Definitive Bearer Notes (unless otherwise indicated in the applicable Final Terms) have interest coupons (“Coupons”) and, if indicated in the applicable Final Terms, talons for further Coupons (“Talons”) attached on issue. Any reference herein to Coupons or coupons shall, unless the context otherwise requires, be deemed to include a reference to Talons or talons. Definitive Bearer Notes repayable in instalments have receipts (“Receipts”) for the payment of the instalments of principal (other than the final instalment) attached on issue. Definitive Registered Notes and Global Notes do not have Receipts, Coupons or Talons attached on issue.

The Final Terms applicable to this Note is (or the relevant provisions thereof are) attached to or endorsed on this Note and supplements these Terms and Conditions and may specify other terms and conditions which shall, to the extent so specified or to the extent inconsistent with these Terms and Conditions, replace or modify these Terms and Conditions for the purposes of this Note. References to the “applicable Final Terms” are to the Final Terms (or the relevant provisions thereof) attached to or endorsed on this Note.

The Trustee acts for the benefit of the holders for the time being of the Notes (the “Noteholders”, which expression shall, in relation to any Notes represented by a Global Note, be construed as provided below), the holders of the Receipts (the “Receiptholders”) and the holders of the Coupons (the “Couponholders”, which expression shall, unless the context otherwise requires, include the holders of the Talons), in accordance with the provisions of the Trust Deed.

As used herein, “Tranche” means Notes which are identical in all respects (including as to listing) and “Series” means a Tranche of Notes together with any further Tranche or Tranches of Notes which are (i) expressed to be consolidated and form a single series and (ii) identical in all respects (including as to listing) except for their respective Issue Dates, Interest Commencement Dates and/or Issue Prices.

Copies of the Trust Deed, the Agency Agreement, the Keep Well Agreements and the applicable Final Terms are available for inspection during normal business hours at the registered office for the time being of the Trustee (being at the date hereof at Citigroup Centre, Canada Square, Canary Wharf, London E14 5LB) and at the specified office of each of the Principal Paying Agent, the Registrar and the other Paying Agents and Transfer Agents (all such Agents and the Registrar being together referred to as the “Agents”) save that, the applicable Final Terms relating to a Note which is neither admitted to trading on a regulated market in the European Economic Area nor offered in the European Economic Area in circumstances where a Prospectus is required to be published under the Prospectus Directive will only be available for inspection by a Noteholder holding one or more Notes of that Series and such Noteholder must produce evidence satisfactory to the Trustee or, as the case may be, the relevant Agent as to its holding of such Notes and identity. The Noteholders, the Receiptholders and the Couponholders are deemed to have notice of, are bound by, and are entitled to the benefit of, all the provisions of the Trust Deed, the Agency Agreement, the Keep Well Agreements and the applicable Final Terms which are applicable to them. The statements in these Terms and Conditions include summaries of, and are subject to, the detailed provisions of the Trust Deed and the Agency Agreement.

Words and expressions defined in the Trust Deed or the Agency Agreement or used in the applicable Final Terms shall have the same meanings where used in these Terms and Conditions unless the context otherwise requires or unless otherwise stated and provided that, in the event of inconsistency between the Agency Agreement and the Trust Deed, the Trust Deed shall prevail and, in the event of inconsistency between the Agency Agreement or the Trust Deed and the applicable Final Terms, the applicable Final Terms shall prevail.

1.             FORM, DENOMINATION AND TITLE

The Notes are in bearer form (“Bearer Notes”) or in registered form (“Registered Notes”) as specified in the applicable Final Terms and, in the case of definitive Notes, serially numbered, in the specified currency and the Specified Denomination(s). Notes of one Specified Denomination may not be exchanged for Notes of another Specified Denomination and Bearer Notes may not be exchanged for Registered Notes or vice versa.

This Note is a Fixed Rate Note, a Floating Rate Note, a Zero Coupon Note, an Index Linked Interest Note, a Dual Currency Interest Note or a combination of any of the foregoing, depending upon the Interest Basis shown in the applicable Final Terms.

This Note may be an Index Linked Redemption Amount Note, an Instalment Note, a Dual Currency Redemption Note, a Partly Paid Note or a combination of any of the foregoing, depending on the Redemption/Payment Basis shown in the applicable Final Terms.

Definitive Bearer Notes are issued with Coupons attached, unless they are Zero Coupon Notes in which case references to Coupons and Couponholders in these Terms and Conditions are not applicable. References in these Terms and Conditions to Receipts, Coupons and Talons do not apply to Registered Notes.

Subject as set out below, title to the Bearer Notes, Receipts and Coupons will pass by delivery and title to the Registered Notes will pass upon registration of transfers in accordance with the provisions of the Agency Agreement and the Trust Deed. The Issuer, the Keep Well Providers, the Agents and the Trustee will (except as otherwise required by law) deem and treat the bearer of any Bearer Note, Receipt or Coupon and the registered holder of any Registered Note as the absolute owner thereof (whether or not overdue and notwithstanding any notice of ownership or writing thereon or notice of any previous loss or theft thereof) for all purposes but, in the case of any Global Note, without prejudice to the provisions set out in the next two succeeding paragraphs.

For so long as any of the Notes is represented by a Bearer Global Note or a Regulation S Global Note held on behalf of Euroclear Bank S.A./N.V. (“Euroclear”) and/or Clearstream Banking, societe anonyme (“Clearstream, Luxembourg”), each person (other than Euroclear or Clearstream, Luxembourg) who is for the time being shown in the records of Euroclear or of Clearstream, Luxembourg as the holder of a particular nominal amount of such Notes (in which regard any certificate or other document issued by Euroclear or Clearstream, Luxembourg as to the nominal amount of such Notes standing to the account of any person shall be conclusive and binding for all purposes save in the case of manifest error) shall be treated by the Issuer, the Keep Well Providers, the Trustee and the Agents as the holder of such nominal amount of such Notes for all purposes other than with respect to the payment of principal or interest on such nominal amount of such Notes, for which purpose the bearer of the relevant Bearer Global Note or the registered holder of the relevant Regulation S Global Note shall be treated by the Issuer, the Keep Well Providers, the Trustee and the Agents as the holder of such nominal amount of such Notes in accordance with and subject to the terms of the relevant Bearer Global Note or relevant Regulation S Global Note and the expressions “Noteholder” and “holder of Notes” and related expressions shall be construed accordingly.

In determining whether a particular person is entitled to a particular nominal amount of Notes as aforesaid, the Trustee may rely on such evidence and/or information and/or certification as it shall, in its absolute discretion, think fit and, if it does so rely, such evidence and/or information and/or certification shall, in the absence of manifest error, be conclusive and binding on all concerned.

Notes which are represented by a Global Note will be transferable only in accordance with the rules and procedures for the time being of Euroclear and Clearstream, Luxembourg, as the case may be. References to Euroclear and/or Clearstream, Luxembourg shall, whenever the context so permits, be deemed to include references to any additional or alternative clearing system approved by the Issuer, the Principal Paying Agent or the Registrar (as the case may be) and the Trustee.

2.             TRANSFERS OF REGISTERED NOTES

(a)          Transfers of interests in Registered Global Notes

Transfers of beneficial interests in Registered Global Notes will be effected by Euroclear or Clearstream, Luxembourg, as the case may be, and, in turn, by other participants and, if appropriate, indirect participants in such clearing systems acting on behalf of beneficial transferors and transferees of such interests. A beneficial interest in a Registered Global Note will, subject to compliance with all applicable legal and regulatory restrictions, be transferable for Definitive Registered Notes or for a beneficial interest in another Registered Global Note only in the Specified Denominations and only in accordance with the rules and operating procedures for the time being of Euroclear or Clearstream, Luxembourg, as the case may be, and in accordance with the terms and conditions specified in the Agency Agreement and the Trust Deed.

(b)          Transfers of Registered Notes

Subject as provided in paragraphs (e), (f) and (g) below, upon the terms and subject to the conditions set forth in the Agency Agreement and the Trust Deed, a Definitive Registered Note may be transferred in whole or in part (in the Specified Denominations). In order to effect any such transfer (i) the holder or holders must (a) surrender the Registered Note for registration of the transfer of the Registered Note (or the relevant part of the Registered Note) at the specified office of the Registrar or any Transfer Agent. with the form of transfer thereon duly executed by the holder or holders thereof or his or their attorney or attorneys duly authorised in writing and (b) complete and deposit such certifications as may be required by the Registrar or, as the case may be, the relevant Transfer Agent and (ii) the Registrar or, as the case may be, the relevant Transfer Agent must, after due and careful enquiry, be satisfied with the documents of title and the identity of the person making the request. Any such transfer will be subject to such reasonable regulations as the Issuer and the Registrar may from time to time prescribe (the initial such regulations being set out in the Agency Agreement). Subject as provided above, the Registrar or, as the case may be, the relevant Transfer Agent will, within three business days (a business day being for this purpose a day on which banks are open for business in the place where the specified office of the Registrar or, as the case may be, the relevant Transfer Agent is located) of the request (or such longer period as may be required to comply with any applicable fiscal or other laws or regulations) authenticate and deliver, or procure the authentication and delivery of, to the transferee at its specified office or, at the risk of the transferee, send by uninsured mail to such address as the transferee may request, a new Definitive Registered Note of a like aggregate nominal amount to the Registered Note (or the relevant part of the Registered Note) transferred. In the case of the transfer of part only of a Definitive Registered Note, a new Definitive Registered Note in respect of the balance of the Registered Note not transferred will be so authenticated and delivered or (at the risk of the transferor) sent by uninsured mail to such address as the transferor may request.

(c)           Registration of transfer upon partial redemption

In the event of a partial redemption of Notes under Condition 7, the Issuer shall not be required:

(i)            to register the transfer of Definitive Registered Notes (or parts of Definitive Registered Notes) or to effect exchanges of interests in a Registered Global Note for Definitive Registered Notes during the period beginning on the thirty-fifth day before the date of the partial redemption and ending on the day on which notice is given specifying the serial numbers of Notes called (in whole or in part) for redemption (both inclusive); or

(ii)           to register the transfer of any Registered Note (or part of a Registered Note) called for partial redemption.

(d)          Costs of registration

Noteholders will not be required to bear the costs and expenses of effecting any registration of transfer as provided above, except for any costs or expenses of delivery other than by regular uninsured mail and except that the Issuer may require the payment of a sum sufficient to cover any stamp duty (or any other documentary tax or duty), tax or other governmental charge that may be imposed in relation to the registration.

(e)           Exchanges and transfers of Definitive Registered Notes generally

Holders of Definitive Registered Notes may exchange such Notes for interests in a Registered Global Note of the same type at any time.

3.             STATUS OF THE NOTES

The Notes and any relative Receipts and Coupons are direct, unconditional, unsubordinated and (subject to the provisions of Condition 4) unsecured obligations of the Issuer and rank pari passu among themselves and (subject as aforesaid and save for certain obligations required to be preferred by law) equally with all other unsecured obligations (other than subordinated obligations, if any) of the Issuer from time to time outstanding.

4.             NEGATIVE PLEDGE

So long as any of the Notes remains outstanding (as defined in the Trust Deed) neither the Issuer nor the Keep Well Providers will create or, save only by operation of law, have outstanding any mortgage, lien, pledge or other charge (each a “Security Interest”) other than any Permitted Security (as defined below) upon the whole or any part of its undertaking or assets, present or future (including any uncalled capital), to secure any Loan Stock of any Person or to secure any obligation of any Person under any guarantee of or indemnity or purchase of indebtedness undertaking in respect of any Loan Stock of any other Person without at the same time or prior thereto at the option of the Issuer or the relevant Keep Well Provider, as applicable, either (i) securing the Notes equally and rateably therewith or (ii) providing such other security for or other arrangement in respect of the Notes as either (a) in any such case the Trustee shall in its absolute discretion deem not materially less beneficial to the interests of the Noteholders or (b) shall be approved by an Extraordinary Resolution (as defined in the Trust Deed) of the Noteholders.

For the purposes of these Terms and Conditions:

“Loan Stock” means indebtedness having an original maturity of more than one year which is in the form of, or represented or evidenced by, bonds, notes, debentures, loan stock or other debt securities (not comprising, for the avoidance of doubt, preference shares or other equity securities) which, with the consent of the Issuer or either Keep Well Provider, are quoted, listed, ordinarily dealt in or traded on any stock exchange and/or quotation system or by any listing authority, over-the-counter or other established securities market other than any such indebtedness where the majority thereof is initially placed with investors domiciled in Portugal and who purchase such indebtedness in Portugal.

“Permitted Security” means:

(i)            in the case of a consolidation or merger of either Keep Well Provider with or into another company (the “Combining Company”), any Security Interest over assets of such Keep Well Provider (if it is the surviving company) or the company (if other than such Keep Well Provider) surviving or formed by such consolidation or merger provided that: (i) such Security Interest was created by the Combining Company over assets owned by it, (ii) such Security Interest is existing at the time of such consolidation or merger, (iii) such Security Interest was not created in contemplation of such consolidation or merger and (iv) the amount secured by such Security Interest is not increased thereafter; and

(ii)           any Security Interest on or with respect to the assets (including but not limited to receivables) of the Issuer or either Keep Well Provider which is created pursuant to any securitisation or like arrangement in accordance with normal market practice and whereby the indebtedness secured by such Security Interest or the indebtedness in respect of any guarantee or indemnity which is secured by such Security Interest is limited to the value of such assets.

“Person” means any individual, company, corporation, firm, partnership, joint venture, association, organisation, state, agency of a state or other entity, whether or not having separate legal personality.

5.             INTEREST

(a)          Interest on Fixed Rate Notes

Each Fixed Rate Note bears interest from (and including) the Interest Commencement Date at the rate(s) per annum equal to the Rate(s) of Interest. Interest will be payable in arrear on the Interest Payment Date(s) in each year and on the Maturity Date if that does not fall on an Interest Payment Date.

If the Notes are in definitive form, except as provided in the applicable Final Terms, the amount of interest payable on each Interest Payment Date in respect of the Fixed Interest Period ending on (but excluding) such date will amount to the Fixed Coupon Amount. Payments of interest on any Interest Payment Date will, if so specified in the applicable Final Terms, amount to the Broken Amount so specified.

As used in these Terms and Conditions, “Fixed Interest Period” means the period from (and including) an Interest Payment Date (or, if none, the Interest Commencement Date) to (but excluding) the next (or first) Interest Payment Date.

Except in the case of Notes in definitive form where an applicable Fixed Coupon Amount or Broken Amount is specified in the applicable Final Terms, interest shall be calculated in respect of any period by applying the Rate of Interest to:

(A)          in the case of Fixed Rate Notes which are represented by a Global Note, the aggregate outstanding nominal amount of the Fixed Rate Notes represented by such Global Note (or, if they are Partly Paid Notes, the aggregate amount paid up); or

(B)           in the case of Fixed Rate Notes in definitive form, the Calculation Amount,

and, in each case, multiplying such sum by the applicable Day Count Fraction, and rounding the resultant figure to the nearest sub-unit of the relevant Specified Currency, half of any such sub-unit being rounded upwards or otherwise in accordance with applicable market convention. Where the Specified Denomination of a Fixed Rate Note in definitive form is a multiple of the Calculation Amount, the amount of interest payable in respect of such Fixed Rate Note shall be the product of the amount (determined in the manner provided above) for the Calculation Amount and the amount by which the Calculation Amount is multiplied to reach the Specified Denomination, without any further rounding.

In these Terms and Conditions:

“Day Count Fraction” means, in respect of the calculation of an amount of interest in accordance with this Condition 5(a):

(i)            if “Actual/Actual (ICMA)” is specified in the applicable Final Terms:

(A)          in the case of Notes where the number of days in the relevant period from (and including) the most recent Interest Payment Date (or, if none, the Interest Commencement Date) to (but excluding) the relevant payment date (the “Accrual Period”) is equal to or shorter than the Determination Period during which the Accrual Period ends, the number of days in such Accrual Period divided by the product of (1) the number of days in such Determination Period and (2) the number of Determination Dates (as specified in the applicable Final Terms) that would occur in one calendar year; or

(B)           in the case of Notes where the Accrual Period is longer than the Determination Period during which the Accrual Period ends, the sum of:

(1)           the number of days in such Accrual Period falling in the Determination Period in which the Accrual Period begins divided by the product of (x) the number of days in such Determination Period and (y) the number of Determination Dates (as specified in the applicable Final Terms) that would occur in one calendar year; and

(2)           the number of days in such Accrual Period falling in the next Determination Period divided by the product of (x) the number of days in such Determination Period and (y) the number of Determination Dates that would occur in one calendar year; and

(ii)           if “30/360” is specified in the applicable Final Terms, the number of days in the period from (and including) the most recent Interest Payment Date (or, if none, the Interest Commencement Date) to (but excluding) the relevant payment date (such number of days being calculated on the basis of a year of 360 days with 12 30-day months) divided by 360;

“Determination Period” means the period from (and including) a Determination Date to (but excluding) the next Determination Date; and

“sub-unit” means, with respect to any currency other than euro, the lowest amount of such currency that is available as legal tender in the country of such currency and, with respect to euro, means one cent.

(b)          Interest on Floating Rate Notes and Index Linked Interest Notes

(i)           Interest Payment Dates

Each Floating Rate Note and Index Linked Interest Note bears interest from (and including) the Interest Commencement Date and such interest will be payable in arrears on either:

(A)          the Specified Interest Payment Date(s) (each an “Interest Payment Date”) in each year specified in the applicable Final Terms; or

(B)           if no Specified Interest Payment Date(s) is/are specified in the applicable Final Terms, each date (each an “Interest Payment Date”) which falls the number of months or other period specified as the Specified Period in the applicable Final Terms after the preceding Interest Payment Date or, in the case of the first Interest Payment Date, after the Interest Commencement Date.

Such interest will be payable in respect of each Interest Period (which expression shall, in these Terms and Conditions, mean the period from (and including) an Interest Payment Date (or, if none, the Interest Commencement Date) to (but excluding) the next (or first) Interest Payment Date).

If a Business Day Convention is specified in the applicable Final Terms and (x) if there is no numerically corresponding day in the calendar month in which an Interest Payment Date should occur or (y) if any Interest Payment Date would otherwise fall on a day which is not a Business Day, then, if the Business Day Convention specified is:

(1)           in any case where Specified Periods are specified in accordance with Condition 5(b)(i)(B) above, the Floating Rate Convention, such Interest Payment Date (i) in the case of (x) above, shall be the last day that is a Business Day in the relevant month and the provisions of (B) below shall apply mutatis mutandis or (ii) in the case of (y) above, shall be postponed to the next day which is a Business Day unless it would thereby fall into the next calendar month, in which event (A) such Interest Payment Date shall be brought forward to the immediately preceding Business Day and (B) each subsequent Interest Payment Date shall be the last Business Day in the month which falls the Specified Period after the preceding applicable Interest Payment Date occurred; or

(2)           the Following Business Day Convention, such Interest Payment Date shall be postponed to the next day which is a Business Day; or

(3)           the Modified Following Business Day Convention, such Interest Payment Date shall be postponed to the next day which is a Business Day unless it would thereby fall into the next calendar month, in which event such Interest Payment Date shall be brought forward to the immediately preceding Business Day; or

(4)           the Preceding Business Day Convention, such Interest Payment Date shall be brought forward to the immediately preceding Business Day.

In this Condition, “Business Day” means a day which is both:

(I)            a day on which commercial banks and foreign exchange markets settle payments in London and any Additional Business Centre specified in the applicable Final Terms; and

(II)           either (1) in relation to any sum payable in a specified currency other than euro, a day on which commercial banks and foreign exchange markets settle payments in the principal financial centre of the country of the relevant specified currency (if other than London and any Additional Business Centre and which, if the specified currency is New Zealand dollars, shall be Auckland), or (2) in relation to any sum payable in euro, a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET 2) System or any succession thereto (the “TARGET 2 System”) is operating credit or transfer restrictions in respect of payments in euro.

(ii)          Rate of Interest

The Rate of Interest payable from time to time in respect of Floating Rate Notes and Index Linked Interest Notes will be determined in the manner specified in the applicable Final Terms.

(A)          ISDA Determination for Floating Rate Notes

Where ISDA Determination is specified in the applicable Final Terms as the manner in which the Rate of Interest is to be determined, the Rate of Interest for each Interest Period will be the relevant ISDA Rate plus or minus (as indicated in the applicable Final Terms) the Margin (if any). For the purposes of this sub-paragraph (A), “ISDA Rate” for an Interest Period means a rate equal to the Floating Rate that would be determined by the Principal Paying Agent under an interest rate swap transaction if the Principal Paying Agent were acting as Calculation Agent for that swap transaction under the terms of an agreement incorporating the 2006 ISDA Definitions (as amended and updated as at the Issue Date of the first Tranche of Notes and as published by the International Swaps and Derivatives Association, Inc. (the “ISDA Definitions”)) and under which:

(1)           the Floating Rate Option is as specified in the applicable Final Terms;

(2)           the Designated Maturity is a period specified in the applicable Final Terms; and

(3)           the relevant Reset Date is either (i) if the applicable Floating Rate Option is based on the London inter-bank offered rate (“LIBOR”) or on the Euro-zone inter-bank offered rate (“EURIBOR”), the first day of that Interest Period or (ii) in any other case, as specified in the applicable Final Terms.

For the purposes of this sub-paragraph (A), “Floating Rate”, “Calculation Agent”, “Floating Rate Option”, “Designated Maturity” and “Reset Date” have the meanings given to those terms in the ISDA Definitions.

(B)          Screen Rate Determination for Floating Rate Notes

Where Screen Rate Determination is specified in the applicable Final Terms as the manner in which the Rate of Interest is to be determined, the Rate of Interest for each Interest Period will, subject as provided below, be either:

(1)           the offered quotation; or

(2)           the arithmetic mean (rounded if necessary to the nearest 0.00001, with 0.000005 being rounded upwards) of the offered quotations,

(expressed as a percentage rate per annum) for the Reference Rate which appears or appear, as the case may be, on the Relevant Screen Page (as indicated in the applicable Final Terms) as at 11.00 a.m. (London time, in the case of LIBOR, or Brussels time, in the case of EURIBOR) on the Interest Determination Date in question plus or minus (as indicated in the applicable Final Terms) the Margin (if any), all as determined by the Principal Paying Agent. If five or more of such offered quotations are available on the Relevant Screen Page, the highest (or, if there is more than one such highest quotation, one only of such quotations) and the lowest (or, if there is more than one such lowest quotation, one only of such quotations) shall be disregarded by the Principal Paying Agent for the purpose of determining the arithmetic mean (rounded as provided above) of such offered quotations.

The Agency Agreement contains provisions for determining the Rate of Interest in the event that the Relevant Screen Page is not available or if, in the case of (1) above, no such offered quotation appears or, in the case of (2) above, fewer than three such offered quotations appear, in each case as at the time specified in the preceding paragraph.

If the Reference Rate from time to time in respect of Floating Rate Notes is specified in the applicable Final Terms as being other than LIBOR or EURIBOR, the Rate of Interest in respect of such Notes will be determined as provided in the applicable Final Terms.

(iii)         Minimum Rate of Interest andlor Maximum Rate of Interest

If the applicable Final Terms specifies a Minimum Rate of Interest for any Interest Period, then, in the event that the Rate of Interest in respect of such Interest Period determined in accordance with the provisions of paragraph (ii) above is less than such Minimum Rate of Interest, the Rate of Interest for such Interest Period shall be such Minimum Rate of Interest.

If the applicable Final Terms specifies a Maximum Rate of Interest for any Interest Period, then, in the event that the Rate of Interest in respect of such Interest Period determined in accordance with the provisions of paragraph (ii) above is greater than such Maximum Rate of Interest, the Rate of Interest for such Interest Period shall be such Maximum Rate of Interest.

(iv)         Determination of Rate of Interest and calculation of Interest Amounts

The Principal Paying Agent, in the case of Floating Rate Notes, and the Calculation Agent, in the case of Index Linked Interest Notes, will at or as soon as practicable after each time at which the Rate of Interest is to be determined, determine the Rate of Interest for the relevant Interest Period. In the case of Index Linked Interest Notes, the Calculation Agent will notify the Principal Paying Agent of the Rate of Interest for the relevant Interest Period as soon as practicable after calculating the same.

The Principal Paying Agent will calculate the amount of interest (the “Interest Amount”) payable on the Floating Rate Notes or Index Linked Interest Notes for the relevant Interest Period by applying the Rate of Interest to:

(A)          in the case of Floating Rate Notes or Index Linked Interest Notes which are represented by a Global Note, the aggregate outstanding nominal amount of the Notes represented by such Global Note (or, if they are Partly Paid Notes, the aggregate amount paid up); or

(B)           in the case of Floating Rate Notes or Index Linked Interest Notes in definitive form, the Calculation Amount,

and, in each case, multiplying such sum by the applicable Day Count Fraction, and rounding the resultant figure to the nearest sub-unit of the relevant specified currency, half of any such sub-unit being rounded upwards or otherwise in accordance with applicable market convention. Where the Specified Denomination of a Floating Rate Note or an Index Linked Interest Note in definitive form is a multiple of the Calculation Amount, the Interest Amount payable in respect of such Note shall be the product of the amount (determined in the manner provided above) for the Calculation Amount and the amount by which the Calculation Amount is multiplied to reach the Specified Denomination, without any further rounding.

“Day Count Fraction” means, in respect of the calculation of an amount of interest for any Interest Period:

(A)          if “Actual/Actual (ISDA)” is specified in the applicable Final Terms, the actual number of days in the Interest Period divided by 365 (or, if any portion of that Interest Period falls in a leap year, the sum of (A) the actual number of days in that portion of the Interest Period falling in a leap year divided by 366 and (B) the actual number of days in that portion of the Interest Period falling in a non-leap year divided by 365);

(B)           if “Actual/365 (Fixed)” is specified in the applicable Final Terms, the actual number of days in the Interest Period divided by 365;

(C)           if “Actual/365 (Sterling)” is specified in the applicable Final Terms, the actual number of days in the Interest Period divided by 365 or, in the case of an Interest Payment Date falling in a leap year, 366;

(D)          if “Actual/360” is specified in the applicable Final Terms, the actual number of days in the Interest Period divided by 360;

(E)           if “30/360”, “3601360” or “Bond Basis” is specified in the applicable Final Terms, the number of days in the Interest Period divided by 360, calculated on a formula basis as follows:

Day Count Fraction =	[360 x (Y2 - Y1)] + [30 x (M2 - M1)] + (D2 – D1)
360

where:

“Y1” is the year, expressed as a number, in which the first day of the Interest Period falls:

“Y2” is the year, expressed as a number, in which the day immediately following the last day of the Interest Period falls;

“M1” is the calendar month, expressed as a number, in which the first day of the Interest Period falls;

“M2” is the calendar month, expressed as a number, in which the day immediately following the last day of the Interest Period falls;

“D1” is the first calendar day, expressed as a number, of the Interest Period, unless such number is 31, in which case D1 will be 30; and

“D2” is the calendar day, expressed as a number, immediately following the last day included in the Interest Period, unless such number would be 31 and DI is greater than 29, in which case D2 will be 30;

(F)           if “30E/360” or “Eurobond Basis” is specified in the applicable Final Terms, the number of days in the Interest Period divided by 360, calculated on a formula basis as follows:

Day Count Fraction =	[360 x (Y2 - Y1)] + [30 x (M2 - M1)] + (D2 – D1)
360

where:

“Y1” is the year, expressed as a number, in which the first day of the Interest Period falls:

“Y2” is the year, expressed as a number, in which the day immediately following the last day of the Interest Period falls;

“M1” is the calendar month, expressed as a number, in which the first day of the Interest Period falls;

“M2” is the calendar month, expressed as a number, in which the day immediately following the last day of the Interest Period falls;

“D1” is the first calendar day, expressed as a number, of the Interest Period, unless such number would be 31, in which case D1 will be 30; and

“D2” is the calendar day, expressed as a number, immediately following the last day included in the Interest Period, unless such number would be 31, in which case D2 will be 30;

(G)           if “30E/360 (ISDA)” is specified in the applicable Final Terms, the number of days in the Interest Period divided by 360, calculated on a formula basis as follows:

Day Count Fraction =	[360 x (Y2 - Y1)] + [30 x (M2 - M1)] + (D2 – D1)
360

where:

“Y1” is the year, expressed as a number, in which the first day of the Interest Period falls:

“Y2” is the year, expressed as a number, in which the day immediately following the last day of the Interest Period falls;

“M1” is the calendar month, expressed as a number, in which the first day of the Interest Period falls;

“M2” is the calendar month, expressed as a number, in which the day immediately following the last day of the Interest Period falls;

“D1” is the first calendar day, expressed as a number, of the Interest Period, unless (i) that day is the last day of February or (ii) such number would be 31, in which case D1 will be 30; and

“D2” is the calendar day, expressed as a number, immediately following the last day included in the Interest Period, unless (i) that day is the last day of February but not the Maturity Date or (ii) such number would be 31 and in which case D2 will be 30.

(v)           Notcation of Rate of Interest and Interest Amounts

The Principal Paying Agent will cause the Rate of Interest and each Interest Amount for each Interest Period and the relevant Interest Payment Date to be notified to the Issuer, the Trustee and any listing authority, stock exchange and/or quotation system on which the relevant Floating Rate Notes or Index Linked Interest Notes are for the time being listed, traded and/or quoted and notice thereof to be published in accordance with Condition 14 as soon as possible after their determination but in no event later than (i) the commencement of the relevant Interest Period, if determined prior to such time, in the case of notification to such exchange of a Rate of Interest and Interest Amount or (ii) in all other cases, the fourth London Business Day thereafter. Each Interest Amount and Interest Payment Date so notified may subsequently be amended (or appropriate alternative arrangements made by way of adjustment) without prior notice in the event of an extension or shortening of the Interest Period. Any such amendment will be promptly notified to each listing authority, stock exchange and/or quotation system on which the relevant Floating Rate Notes or Index Linked Interest Notes are for the time being listed, traded and/or quoted and to the Noteholders in accordance with Condition 14. If the Notes become immediately due and repayable under Condition 10, the accrued interest and the Rate of Interest payable in respect of the Notes shall nevertheless continue to be calculated as previously in accordance with this Condition but no publication of the Rate of Interest or the Interest Amount so calculated need be made unless the Trustee otherwise requires. For the purposes of this paragraph, the expression “London Business Day” means a day (other than a Saturday or Sunday) on which banks and foreign exchange markets are open for business in London.

(vi)         Determination or Calculation by Trustee

If for any reason at any relevant time the Principal Paying Agent or, as the case may be, the Calculation Agent defaults in its obligation to determine the Rate of Interest or the Principal Paying Agent defaults in its obligation to calculate any Interest Amount in accordance with sub- paragraph (ii)(A) or (B) above or as otherwise specified in the applicable Final Terms, as the case may be, and in each case in accordance with paragraph (iv) above, the Trustee shall, if practicable in the circumstances, determine the Rate of Interest and/or Interest Amount in accordance with the said sub-paragraphs. If the Trustee is not able to determine the Rate of Interest and/or Interest Amount in the manner described above the Trustee shall determine the Rate of Interest at such rate as, in its absolute discretion (having such regard as it shall think fit to the foregoing provisions of this Condition 5, but subject always to any Minimum or Maximum Rate of Interest specified in the applicable Final Terms), it shall deem fair and reasonable in all the circumstances or, as the case may be, the Trustee shall calculate the Interest Amount(s) in such manner as it shall deem fair and reasonable in all the circumstances and each such determination or calculation shall be deemed to have been made by the Principal Paying Agent or the Calculation Agent, as applicable.

(vii)        Certificates to be final

All certificates, communications, opinions, determinations, calculations, quotations and decisions given, expressed, made or obtained for the purposes of the provisions of this Condition 5(b), whether by the Principal Paying Agent or, if applicable, the Calculation Agent or the Trustee, shall (in the absence of wilful default, bad faith or manifest error) be binding on the Issuer, the Principal Paying Agent, the Calculation Agent (if applicable), the other Agents and all Noteholders, Receiptholders and Couponholders and (in the absence as aforesaid) no liability to the Issuer, either Keep Well Provider, the Noteholders, the Receiptholders or the Couponholders shall attach to the Principal Paying Agent or, if applicable, the Calculation Agent or the Trustee in connection with the exercise or non-exercise by it of its powers, duties and discretions pursuant to such provisions.

(c)           Interest on Dual Currency Interest Notes

The rate or amount of interest payable in respect of Dual Currency Interest Notes shall be determined in the manner specified in the applicable Final Terms.

(d)          Interest on Zero Coupon Notes

Zero Coupon Notes will be offered and sold at a discount to their nominal amount and will not bear interest. When a Zero Coupon Note becomes repayable prior to its Maturity Date it will be redeemed at the Early Redemption Amount calculated in accordance with Condition 7(e)(iii). In the case of late payment the amount due and repayable shall be calculated in accordance with Condition 7(j).

(e)           Interest on Partly Paid Notes

In the case of Partly Paid Notes (other than Partly Paid Notes which are Zero Coupon Notes), interest will accrue as aforesaid on the paid-up nominal amount of such Notes and otherwise as specified in the applicable Final Terms.

(f)            Accrual of interest

Each Note (or, in the case of the redemption of part only of a Note, that part only of such Note) will cease to bear interest (if any) from the date for its redemption unless, upon due presentation thereof, payment of principal is improperly withheld or refused. In such event, interest will continue to accrue as provided in the Trust Deed.

6.             PAYMENTS

(a)          Method of payment

Subject as provided below:

(i)            payments in a specified currency other than euro will be made by credit or transfer to an account in the relevant specified currency maintained by the payee with, or, at the option of the payee, by a cheque in such specified currency drawn on, a bank in the principal financial centre of the country of such specified currency (which, if the specified currency is New Zealand dollars, shall be Auckland); and

(ii)           payments in euro will be made by credit or transfer to a euro account (or any other account to which euro may be credited or transferred) specified by the payee or, at the option of the payee, by a euro cheque.

Payments will be subject in all cases to any fiscal or other laws and regulations applicable thereto in the place of payment, but without prejudice to the provisions of Condition 8. References in these Terms and Conditions to “specified currency” shall include any successor currency under applicable law.

(b)          Presentation of Definitive Bearer Notes, Receipts and Coupons

Payments of principal in respect of Definitive Bearer Notes will (subject as provided below) be made in the manner provided in paragraph (a) above only against presentation and surrender (or, in the case of part payment of any sum due, endorsement) of Definitive Bearer Notes, and payments of interest in respect of Definitive Bearer Notes will (subject as provided below) be made as aforesaid only against presentation and surrender (or, in the case of part payment of any sum due, endorsement) of Coupons, in each case at the specified office of any Paying Agent outside the United States (which expression, as used herein, means the United States of America (including the States and the District of Columbia, its territories, its possessions and other areas subject to its jurisdiction)).

Payments of instalments of principal (if any) in respect of Definitive Bearer Notes, other than the final instalment, will (subject as provided below) be made in the manner provided in paragraph (a) above against presentation and surrender (or, in the case of part payment of any sum due, endorsement) of the relevant Receipt in accordance with the preceding paragraph. Payment of the final instalment will be made in the manner provided in paragraph (a) above only against presentation and surrender (or, in the case of part payment of any sum due, endorsement) of the relevant Definitive Bearer Note in accordance with the preceding paragraph. Each Receipt must be presented for payment of the relevant instalment together with the Definitive Bearer Note to which it appertains. Receipts presented without the Definitive Bearer Note to which they appertain do not constitute valid obligations of the Issuer. Upon the date on which any Definitive Bearer Note becomes due and repayable, unmatured Receipts (if any) relating thereto (whether or not attached) shall become void and no payment shall be made in respect thereof.

Bearer Notes which comprise Fixed Rate Notes (other than Dual Currency Notes, Index Linked Notes or Long Maturity Notes (as defined below)) should be presented for payment together with all unmatured Coupons appertaining thereto (which expression shall for this purpose include Coupons falling to be issued on exchange of matured Talons), failing which the amount of any missing unmatured Coupon (or, in the case of payment not being made in full, the same proportion of the amount of such missing unmatured Coupon as the sum so paid bears to the sum due) will be deducted from the sum due for payment. Each amount of principal so deducted will be paid in the manner mentioned above against surrender of the relative missing Coupon at any time before the expiry of 10 years after the Relevant Date (as defined in Condition 8) in respect of such principal (whether or not such Coupon would otherwise have become void under Condition 9) or, if later, five years from the date on which such Coupon would otherwise have become due, but in no event thereafter.

Upon any Definitive Bearer Note which comprises a Fixed Rate Note becoming due and repayable prior to its Maturity Date, all unmatured Talons (if any) appertaining thereto will become void and no further Coupons will be issued in respect thereof.

Upon the date on which any Definitive Bearer Note which comprises a Floating Rate Note, Dual Currency Note or Index Linked Note or Long Maturity Note becomes due and repayable, unmatured Coupons and Talons (if any) relating thereto (whether or not attached) shall become void and no payment or, as the case may be, exchange for further Coupons shall be made in respect thereof. A “Long Maturity Note” is a Fixed Rate Note (other than a Fixed Rate Note which on issue had a Talon attached) whose nominal amount on issue is less than the aggregate interest payable thereon provided that such Note shall cease to be a Long Maturity Note on the Interest Payment Date on which the aggregate amount of interest remaining to be paid after that date is less than the nominal amount of such Note.

If the due date for redemption of any Definitive Bearer Note is not an Interest Payment Date, interest (if any) accrued in respect of such Note from (and including) the preceding Interest Payment Date or, as the case may be, the Interest Commencement Date shall be payable only against surrender of such Note.

(c)           Payments in respect of Bearer Global Notes

Payments of principal and interest (if any) in respect of Notes represented by any Bearer Global Note will (subject as provided below) be made in the manner specified above in relation to Definitive Bearer Notes and otherwise in the manner specified in such Bearer Global Note against presentation or surrender, as the case may be, of such Bearer Global Note at the specified office of any Paying Agent outside the United States. A record of each payment made against presentation or surrender of any Bearer Global Note, distinguishing between any payment of principal and any payment of interest, will be made on such Bearer Global Note by the Paying Agent to which it was presented and such record shall be prima facie evidence that the payment in question has been made.

(d)          Payments in respect of Registered Notes

Payments of principal (other than instalments of principal prior to the final instalment) in respect of each Registered Note (whether or not in global form) will be made against presentation and surrender (or, in the case of part payment of any sum due, endorsement) of such Note at the specified office of the Registrar or any of the Paying Agents. Such payments will be made by transfer to the Designated Account (as defined below) of the holder (or the first named of joint holders) of such Note appearing in the register of holders of the Registered Notes maintained by the Registrar (the “Register”) (i) where in global form, at the close of the business day (being for this purpose a day on which Euroclear and Clearstream, Luxembourg are open for business) before the relevant due date, and (ii) where in definitive form, at the close of business on the third business day (being for this purpose a day on which banks are open for business in the place where the specified office of the Registrar is located) before the relevant due date (a “Record Date”). Notwithstanding the previous sentence, if (i) a holder does not have a Designated Account or (ii) the principal amount of the Registered Notes held by a holder is less than U.S.$250,000 (or its approximate equivalent in any other specified currency), payment will instead be made by a cheque in the specified currency drawn on a Designated Bank (as defined below). For these purposes, “Designated Account” means the account maintained by a holder with a Designated Bank and identified as such in the Register and “Designated Bank” means (in the case of payment in a specified currency other than euro) a bank in the principal financial centre of the country of such specified currency (which, if the specified currency is New Zealand dollars, shall be Auckland) and (in the case of a payment in euro) any bank which processes payments in euro.

Payments of interest and payments of instalments of principal (other than the final instalment) in respect of each Registered Note (whether or not in global form) will be made by a cheque in the specified currency drawn on a Designated Bank and mailed by uninsured mail on the business day in the place where the specified office of the Registrar is located immediately preceding the relevant due date to the holder (or the first named of joint holders) of such Note appearing in the Register (i) where in global form, at the close of the business day (being for this purpose a day on which Euroclear and Clearstream, Luxembourg are open for business) before the relevant due date, and (ii) where in definitive form, at the close of business on the fifteenth day (whether or not such fifteenth day is a business day) before the relevant due date (also a “Record Date”) at his address shown in the Register on such Record Date and at his risk. Upon application of the holder to the specified office of the Registrar not less than three business days in the place where the specified office of the Registrar is located before the due date for any payment of interest in respect of a Registered Note, the payment may be made by transfer on the due date in the manner provided in the preceding paragraph. Any such application for transfer shall be deemed to relate to all future payments of interest (other than interest due on redemption) and instalments of principal (other than the final instalment) in respect of the Registered Notes which become payable to the holder who has made the initial application until such time as the Registrar is notified in writing to the contrary by such holder. Payment of the interest due in respect of each Registered Note on redemption and the final instalment of principal will be made in the same manner as payment of the principal amount of such Note.

Holders of Registered Notes will not be entitled to any interest or other payment for any delay in receiving any amount due in respect of any such Note as a result of a cheque posted in accordance with this Condition arriving after the due date for payment or being lost in the post. No commissions or expenses shall be charged to such holders by the Registrar in respect of any payments of principal or interest in respect of such Notes.

None of the Issuer, the Keep Well Providers, the Trustee and the Agents will have any responsibility or liability for any aspect of the records relating to, or payments made on account of,

beneficial ownership interests in the Registered Global Notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

(e)                                General provisions applicable to payments

The holder of a Global Note shall be the only person entitled to receive payments in respect of Notes represented by such Global Note and the Issuer will be discharged by payment to, or to the order of, the holder of such Global Note in respect of each amount so paid. Each of the persons shown in the records of Euroclear or Clearstream, Luxembourg as the holder of a particular nominal amount of Notes represented by such Global Note must look solely to Euroclear or Clearstream, Luxembourg, as the case may be, for his share of each payment so made by the Issuer to, or to the order of, the holder of such Global Note.

Notwithstanding the provisions of this Condition, if any amount of principal and/or interest in respect of the Bearer Notes is payable in U.S. dollars, such U.S. dollar payments of principal and/or interest in respect of such Notes will be made at the specified office of a Paying Agent in the United States

(i)                                     if:

(A)          the Issuer has appointed Paying Agents with specified offices outside the United States with the reasonable expectation that such Paying Agents would be able to make payment in U.S. dollars at such specified offices outside the United States of the full amount of principal and interest on such Notes in the manner provided above when due;

(B)           payment of the full amount of such principal and interest at all such specified offices outside the United States is illegal or effectively precluded by exchange controls or other similar restrictions on the full payment or receipt of principal and interest in U.S. dollars; and

(C)           such payment is then permitted under United States law, and/or

(ii)                                  at the option of the relevant holder if the payment is then permitted under United States law without involving, in the opinion of the Issuer, adverse tax consequences to the Issuer.

(f)                                   Payment Day

If the date for payment of any amount in respect of any Note, Receipt or Coupon is not a Payment Day, the holder thereof shall not be entitled to payment until the next following Payment Day in the relevant place and shall not be entitled to any further interest or other payment in respect of such delay. For these purposes, “Payment Day” means any day which (subject to Condition 9) is:

(i)                                     a day on which commercial banks and foreign exchange markets settle payments in:

(A)          the relevant place of presentation; and

(B)           any Additional Financial Centre specified in the applicable Final Terms; and

(ii)                                  either (1) in relation to any sum payable in a specified currency other than euro, a day on which commercial banks and foreign exchange markets settle payments in the principal financial centre of the country of the relevant specified currency (if other than the place of presentation and any Additional Financial Centre so specified and which if the specified currency is New Zealand dollars shall be Auckland) or (2) in relation to any sum payable in euro, a day on which the TARGET 2 System is operating credit and transfer instructions in respect of payments in euro.

(g)                               Interpretation of principal and interest

Any reference in these Terms and Conditions to principal in respect of the Notes shall be deemed to include, as applicable:

(i)            any additional amounts which may be payable with respect to principal under Condition 8 or pursuant to any undertakings given in addition thereto or in substitution therefor pursuant to the Trust Deed;

(ii)           the Final Redemption Amount of the Notes;

(iii)          the Early Redemption Amount of the Notes;

(iv)          the Optional Redemption Amount(s) (if any) of the Notes;

(v)           in relation to Notes redeemable in instalments, the Instalment Amounts;

(vi)          in relation to Zero Coupon Notes, the Amortised Face Amount (as defined in Condition 7(e)(iii));

(vii)         any premium and any other amounts (other than interest) which may be payable by the Issuer under or in respect of the Notes; and

(viii)        in relation to Dual Currency Redemption Notes, the principal payable in any relevant specified currency.

Any reference in these Terms and Conditions to interest in respect of the Notes shall be deemed to include, as applicable, any additional amounts which may be payable with respect to interest under Condition 8 or pursuant to any undertakings given in addition thereto or in substitution therefor pursuant to the Trust Deed.

7.                                      REDEMPTION AND PURCHASE

(a)                               Redemption at maturity

Unless previously redeemed or purchased and cancelled as specified below, each Note (including each Index Linked Redemption Note and Dual Currency Redemption Note) will be redeemed by the Issuer at its Final Redemption Amount specified in, or determined in the manner specified in, the applicable Final Terms in the relevant specified currency on the Maturity Date.

(b)                               Redemption for tax reasons

The Notes may be redeemed at the option of the Issuer in whole, but not in part, at any time (if this Note is neither a Floating Rate Note nor an Index Linked Interest Note) or on any Interest Payment Date (if this Note is either a Floating Rate Note or an Index Linked Interest Note), on giving not less than 30 nor more than 60 days’ notice to the Trustee and the Principal Paying Agent and, in accordance with Condition 14, the Noteholders (which notice shall be irrevocable), if the Issuer satisfies the Trustee immediately before the giving of the notice referred to above that on the occasion of the next payment due under the Notes:

(i)            the Issuer has or will become obliged to pay additional amounts as provided or referred to in Condition 8 and/or in any undertakings given in addition thereto or substitution therefor pursuant to the Trust Deed as a result of any change in, or amendment to, the laws or regulations of The Netherlands or any political subdivision of, or any authority in, or of, The Netherlands having power to tax, or any change in the application or official interpretation of such laws or regulations, which change or amendment becomes effective on or after the Issue Date of the first Tranche of the Notes; and

(ii)           such obligation cannot be avoided by the Issuer taking reasonable measures available to it including without limitation, where appropriate, effecting a substitution of the Issuer pursuant to Condition 18, provided that no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Issuer would be obliged to pay such additional amounts were a payment in respect of the Notes then due.

Prior to the publication of any notice of redemption pursuant to this Condition, the Issuer shall deliver to the Trustee a certificate signed by two Directors of the Issuer stating that the Issuer is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Issuer so to do have occurred, and an opinion of independent legal advisers of recognised standing to whom the Trustee shall have no reasonable objection to the effect that the Issuer has or will become obliged to pay such additional amounts as a result of such change or amendment and the Trustee shall be entitled to accept the certificate and the opinion as sufficient evidence of satisfaction of the conditions precedent set out above, in which event they shall be conclusive and binding on the Noteholders, the Receiptholders and the Couponholders.

Notes redeemed pursuant to this Condition 7(b) will be redeemed at their Early Redemption Amount referred to in paragraph (e) below together (if appropriate) with interest accrued to (but excluding) the date of redemption.

(c)                                Redemption at the option of the Issuer (Issuer Call)

If Issuer Call is specified in the applicable Final Terms, the Issuer may, having given:

(i)            not less than 15 nor more than 30 days’ notice (or such other period of notice as may be specified in the applicable Final Terms) to the Noteholders in accordance with Condition 14; and

(ii)           not less than 10 days before the giving of the notice referred to in (i), notice to the Trustee and the Principal Paying Agent and, in the case of a redemption of Notes in registered form, the Registrar;

(which notices shall be irrevocable and shall specify the date fixed for redemption), redeem all or some only of the Notes then outstanding on any Optional Redemption Date and at the Optional Redemption Amount(s) specified in, or determined in the manner specified in, the applicable Final Terms together, if appropriate, with interest accrued to (but excluding) the relevant Optional Redemption Date. Any such redemption in part must be of a nominal amount not less than the Minimum Redemption Amount and not more than the Higher Redemption Amount, in each case as may be specified in the applicable Final Terms. In the case of a partial redemption of Notes, the

Notes to be redeemed (“Redeemed Notes”) will be selected individually by lot, in the case of Redeemed Notes comprising Definitive Bearer Notes or Definitive Registered Notes, and in accordance with the rules of Euroclear and/or Clearstream, Luxembourg (to be reflected in the records of Euroclear and/or Clearsteam, Luxembourg on either a pool factor or a reduction in nominal amount, at their discretion) in the case of Redeemed Notes represented by a Global Note, not more than 35 days prior to the date fixed for redemption (such date of selection being hereinafter called the “Selection Date”). In the case of Redeemed Notes comprising Definitive Bearer Notes or Definitive Registered Notes, a list of the serial numbers of such Redeemed Notes will be published in accordance with Condition 14 not less than 15 days prior to the date fixed for redemption (or such lesser period as may be specified in the applicable Final Terms). No exchange of the relevant Global Note will be permitted during the period from (and including) the Selection Date to (and including) the date fixed for redemption pursuant to this paragraph (c) and notice to that effect shall be given by the Issuer to the Noteholders in accordance with Condition 14 at least five days prior to the Selection Date.

(d)                               Redemption at the option of the Noteholders (Investor Put)

If Investor Put is specified in the applicable Final Terms, upon the holder of any Note giving to the Issuer in accordance with Condition 14 not less than 15 nor more than 30 days’ notice (or such other period of notice as may be specified in the applicable Final Terms) the Issuer will, upon the expiry of such notice, redeem, subject to, and in accordance with, the terms specified in the applicable Final Terms, in whole (but not, in the case of a Definitive Bearer Note, in part), such Note on the Optional Redemption Date and at the Optional Redemption Amount together, if appropriate, with interest accrued to (but excluding) the Optional Redemption Date. Notes in registered form may be redeemed under this Condition 7(d) in any multiple of their lowest Specified Denomination.

If this Note is a Definitive Bearer Note or a Definitive Registered Note, to exercise the right to require redemption of this Note the holder of this Note must deliver this Note at the specified office of any Paying Agent (if this Note is a Definitive Bearer Note) or any Transfer Agent (if this Note is a Definitive Registered Note) at any time during the normal business hours of such Paying Agent or, as the case may be, such Transfer Agent falling within the notice period, accompanied by a duly completed and signed notice of exercise in the form (for the time being current) obtainable from any specified office of any Paying Agent or, as the case may be, any Transfer Agent (a “Put Notice”) and in which the holder must specify a bank account (or, if payment is required to be made by cheque, an address) to which payment is to be made under this Condition and, if this Note is a Definitive Registered Note, the nominal amount thereof to be redeemed and, if less than the full nominal amount of this Note, if it is a Definitive Registered Note, so surrendered is to be redeemed, an address to which a new Definitive Registered Note in respect of the balance of this Definitive Registered Note is to be sent subject to and in accordance with the provisions of Condition 2(b).

If this Note is represented by a Global Note, to exercise the right to require redemption of this Note the holder of this Note must arrange for delivery (in accordance with the standard procedures of Euroclear and/or Clearstream, Luxembourg) at the specified office of any Paying Agent (in the case of a Bearer Note) or, as the case may be, Transfer Agent (in the case of a Registered Note) of a Put Notice duly completed as referred to in the preceding paragraph.

(e)                                Early Redemption Amounts

For the purpose of paragraph (b) above and Condition 10, each Note will be redeemed at its Early Redemption Amount calculated as follows:

(i)            in the case of a Note with a Final Redemption Amount equal to the Issue Price, at the Final Redemption Amount thereof;

(ii)           in the case of a Note (other than a Zero Coupon Note but including an Instalment Note and a Partly Paid Note) with a Final Redemption Amount which is or may be less or greater than the Issue Price or which is payable in a specified currency other than that in which the Notes are denominated, at the amount specified in, or determined in the manner specified in, the applicable Final Terms or, if no such amount or manner is so specified in the applicable Final Terms, at its nominal amount; or

(iii)          in the case of a Zero Coupon Note, at an amount (the “Amortised Face Amount”) calculated in accordance with the following formula:

Early Redemption Amount = RP x (1 + AY)Y where:

“RP” means the Reference Price;

“AY” means the Accrual Yield; and

“y” is a fraction the numerator of which is equal to the number of days (calculated on the basis of a 360-day year consisting of 12 months of 30 days each) from (and including) the Issue Date of the first Tranche of the Notes to (but excluding) the date fixed for redemption or (as the case may be) the date upon which such Note becomes due and repayable and the denominator of which is 360, or on such other calculation basis as may be specified in the applicable Final Terms.

(f)                                   Instalments

Instalment Notes will be redeemed in the Instalment Amounts and on the Instalment Dates. The outstanding nominal amount of each such Note shall be reduced by the Instalment Amount (or, if such Instalment Amount is calculated by reference to a proportion of the nominal amount of such Note, such proportion) for all purposes with effect from the related Instalment Date, unless payment of the Instalment Amount is improperly withheld or refused on presentation of the related Receipt, in which case such amount shall remain outstanding until the Relevant Date (as defined in Condition 8) relating to such Instalment Amount. In the case of early redemption, the Early Redemption Amount will be determined pursuant to paragraph (e) above.

(g)                               Partly Paid Notes

Partly Paid Notes will be redeemed, whether at maturity, early redemption or otherwise, in accordance with the provisions of this Condition and the applicable Final Terms.

(h)                               Purchases

The Issuer, either Keep Well Provider or any other Subsidiary may at any time purchase Notes (provided that, in the case of Definitive Bearer Notes, all unmatured Receipts, Coupons and Talons appertaining thereto are purchased therewith) at any price in the open market or otherwise. If purchases are made by tender, tenders must be available to all Noteholders alike. Such Notes may be held, reissued, resold or, in the case of Notes purchased by the Issuer or either Keep Well Provider, at the option of such purchaser, surrendered to any Paying Agent and/or the Registrar for cancellation.

(i)                                  Cancellation

All Notes which are redeemed will forthwith be cancelled (together, in the case of Definitive Bearer Notes, with all unmatured Receipts, Coupons and Talons attached thereto or surrendered therewith at the time of redemption). All Notes so cancelled and the Notes purchased and cancelled pursuant to paragraph (h) above (together, in the case of Definitive Bearer Notes, with all unmatured Receipts, Coupons and Talons cancelled therewith) shall be forwarded to the Principal Paying Agent and/or the Registrar and cannot be reissued or resold.

(j)                                   Late payment on Zero Coupon Notes

If the amount payable in respect of any Zero Coupon Note upon redemption of such Zero Coupon Note pursuant to paragraph (a), (b), (c) or (d) above or upon its becoming due and repayable as provided in Condition 10 is improperly withheld or refused, the amount due and repayable in respect of such Zero Coupon Note shall be the amount calculated as provided in paragraph (e)(iii) above as though the references therein to the date fixed for the redemption or the date upon which such Zero Coupon Note becomes due and repayable were replaced by references to the date which is the earlier of:

(i)            the date on which all amounts due in respect of such Zero Coupon Note have been paid; and

(ii)           the fifth day after the date on which the full amount of the moneys payable in respect of such Zero Coupon Notes has been received by the Principal Paying Agent or the Trustee and notice to that effect has been given to the Noteholders in accordance with Condition 14.

8.                                      TAXATION

All payments of principal and interest in respect of the Notes, Receipts and Coupons will be made without withholding or deduction for or on account of any present or future taxes or duties, of whatever nature, imposed or levied by or on behalf of The Netherlands or any political subdivision or any authority thereof or therein having power to tax unless such withholding or deduction is required by law. In such event, the Issuer will pay such additional amounts as shall be necessary in order that the net amounts received by the holders of the Notes, Receipts or Coupons after such withholding or deduction shall equal the respective amounts of principal and interest which would otherwise have been receivable in respect of the Notes, Receipts or Coupons, as the case may be, in the absence of such withholding or deduction; except that no such additional amounts shall be payable with respect to any payment in respect of any Note, Receipt or Coupon:

(i)            presented for payment in The Netherlands; or

(ii)           to, or to a third party on behalf of, a holder who is liable for such taxes or duties in respect of such Note, Receipt or Coupon by reason of his having some connection with The Netherlands other than the mere holding of such Note, Receipt or Coupon; or

(iii)          presented for payment more than 30 days after the Relevant Date (as defined below) except to the extent that the holder thereof would have been entitled to an additional amount on presenting the same for payment on such thirtieth day, assuming that day to have been a Payment Day (as defined in Condition 6(0); or

(iv)          where such withholding or deduction is imposed on a payment to an individual and is required to be made pursuant to European Council Directive 2003/48/EC or any other Directive implementing the conclusions of the ECOFIN Council Meeting of 26-27 November 2000 or any law implementing or complying with, or introduced in order to conform to, such Directive; or

(v)           presented for payment by or on behalf of a holder who would be able to avoid such withholding or deduction by presenting the relevant Note, Receipt or Coupon to another Paying Agent in a Member State of the European Union; or

(vi)          on account of any tax or duty that is imposed or withheld by reason of the failure by the holder or the beneficial owner of such Note, Receipt or Coupon to comply with a request of the Issuer or Paying Agent addressed to the holder to provide certification, information, documents or other evidence concerning the nationality, residence or identity of the holder or such beneficial owner or to make any declaration or similar claim or satisfy any other reporting requirement relating to such matters, which is required by a statute, treaty, regulation or administrative practice of The Netherlands as a precondition to exemption from all or part of such tax or duty.

As used herein, the “Relevant Date” means the date on which such payment first becomes due, except that, if the full amount of the moneys payable has not been duly received by the Principal Paying Agent, the Registrar or the Trustee, as the case may be, on or prior to such due date, it means the date on which, the full amount of such moneys having been so received, notice to that effect is duly given to the Noteholders in accordance with Condition 14.

9.                                      PRESCRIPTION

The Notes (whether in bearer or registered form), Receipts and Coupons will become void unless presented for payment or, as the case may be, purchased within a period of 10 years (in the case of principal) and five years (in the case of interest) after the Relevant Date (as defined in Condition 8) therefore.

There shall not be included in any Coupon sheet issued on exchange of a Talon any Coupon the claim for payment or purchase in respect of which would be void pursuant to this Condition or Condition 6(b) or any Talon which would be void pursuant to Condition 6(b).

10.                               EVENTS OF DEFAULT AND ENFORCEMENT

(a)                               Events of Default

If any one or more of the following events (each an “Event of Default”) shall occur, the Trustee at its discretion may, and if so requested in writing by the holders of not less than one-quarter in nominal amount of the Notes then outstanding or if so directed by an Extraordinary Resolution of the Noteholders (subject in each case to being indemnified to its satisfaction) shall (but in the case of the happening of any of the events mentioned in sub-paragraph (ii), (iii), (iv), (vi), (vii) or (viii) below only if the Trustee shall have certified to the Issuer and the Keep Well Providers that the occurrence of such event is, in its opinion, materially prejudicial to the interests of the Noteholders), by written notice to the Issuer and the Keep Well Providers, declare the Notes to be, and forthwith upon such declaration the Notes shall become, immediately due and repayable at their Early Redemption Amount, together with accrued interest as provided in the Trust Deed:

(i)            if the Issuer fails to pay any amount of any principal or interest due in respect of the Notes or any of them and the failure continues for a period of seven days in the case of principal and 14 days in the case of interest; or

(ii)           if the Issuer or either Keep Well Provider fails to perform or observe any of its other obligations under these Terms and Conditions or the Trust Deed and the failure continues for the period of 30 days next following the service by the Trustee on the Issuer and the relevant Keep Well Provider of notice requiring the same to be remedied; or

(iii)          if any Indebtedness for Borrowed Money of the Issuer, either Keep Well Provider or any Relevant Subsidiary becomes due and repayable prematurely by reason of an event of default (however described) or the Issuer, either Keep Well Provider or any Relevant Subsidiary fails to make any payment in respect of any Indebtedness for Borrowed Money on the due date for payment as extended by any applicable grace period as originally provided or if the Issuer, either Keep Well Provider or any Relevant Subsidiary fails in making any payment due under any guarantee and/or indemnity given by it in relation to any Indebtedness for Borrowed Money of any other person, provided that no such event shall constitute an Event of Default unless the relative Indebtedness for Borrowed Money either alone or when aggregated with other Indebtedness for Borrowed Money relative to all (if any) other such events which shall have occurred shall amount to at least U.S.$20,000,000 (or its equivalent in any other currency) and provided further that, for the purposes of this Condition 10(a)(iii), the Issuer, either Keep Well Provider and any Relevant Subsidiary shall not be deemed to be in default with respect to such Indebtedness, guarantee or indemnity if it shall be contesting in good faith by appropriate means its liability to make payment thereunder and has been advised by independent legal advisers of recognised standing that it is reasonable for it to do so; or

(iv)          if a secured party enforces its security over the whole or a substantial part of the undertaking, assets and revenues of the Issuer or either Keep Well Provider; or

(v)           save for the purposes of reorganisation on terms previously approved by the Trustee in writing or by an Extraordinary Resolution of the Noteholders, if any order is made by any competent court or an effective resolution passed for the winding up or dissolution of the Issuer or any Keep Well Provider; or

(vi)          save for the purposes of reorganisation on terms approved by the Trustee in writing or by an Extraordinary Resolution of the Noteholders, if the Issuer or either Keep Well Provider ceases to carry on the whole or substantially the whole of its business (except for the purpose of a transfer of the whole or substantially the whole of its business to a Subsidiary which shall, within one business day upon the happening of such transfer, enter into a keep well agreement, in a form previously approved in writing by the Trustee, on substantially the same terms as the relevant Keep Well Agreement and shall comply with such other conditions as the Trustee may require including, but not limited to, taking steps to ensure the validity and enforceability thereof, making appropriate consequential modifications to the provisions of these Terms and Conditions and the Trust Deed, becoming a party to the Trust Deed and agreeing to be bound by the provisions thereof as fully as if such Subsidiary had been named therein as a keep well provider in place of either Keep Well Provider and giving the requisite notifications to Noteholders) or the Issuer or either Keep Well Provider stops payment of, or is unable to, or admits inability to, pay, its debts (or any class of its debts) as they fall due, or is deemed unable to pay its debts pursuant to or for the purposes of any applicable law, or is adjudicated or found bankrupt or insolvent; or

(vii)         if proceedings are initiated against the Issuer or either Keep Well Provider under any applicable liquidation, insolvency, bankruptcy, moratorium of payments, composition, reorganisation or other similar laws, or a receiver, administrator, manager or other similar official is appointed in relation to the whole or a substantial part of the undertaking, assets or revenues of the Issuer or either Keep Well Provider, or an encumbrancer takes possession of the whole or a substantial part of the undertaking, assets or revenues of either of them, or a distress, execution, attachment, sequestration or other process is levied, enforced upon, sued out or put in force against the whole or a substantial part of the undertaking, assets or revenues of any of them unless, in any such case, discharged within 45 days or contested in good faith by appropriate means by the Issuer or the relevant Keep Well Provider, and the Issuer or the relevant Keep Well Provider has been advised by recognised independent legal advisers of good repute that it is reasonable to do so; or

(viii)        if the Issuer or either Keep Well Provider initiates or consents to judicial proceedings relating to itself under any applicable liquidation, insolvency, bankruptcy, moratorium of payments, composition, reorganisation or other similar laws or makes a conveyance or assignment for the benefit of, or enters into any composition or other arrangement with, its creditors generally; or

(ix)           if it is or will become unlawful for the Issuer or either Keep Well Provider to perform or comply with any of its material obligations under or in respect of the Notes, the Trust Deed or the relevant Keep Well Agreement; or

(x)            either Keep Well Agreement is terminated or any provision of either Keep Well Agreement is amended or waived in circumstances where such amendment or waiver would have, in the opinion of the Trustee, an adverse effect on the interests of the Noteholders or is not enforced in a timely manner by the Issuer or is breached by either Keep Well Provider provided that in the case of such non-enforcement or breach this has, in the opinion of the Trustee, an adverse effect on the interests of the Noteholders.

For the purposes of these Terms and Conditions:

“Indebtedness for Borrowed Money” means any present or future indebtedness (whether being principal, premium, interest or other amounts) for or in respect of (i) money borrowed, (ii) liabilities under or in respect of any acceptance or acceptance credit or (iii) any notes, bonds, debentures, debenture stock, loan stock or other securities offered, issued or distributed whether by way of public offer, private placing, acquisition consideration or otherwise and whether issued for cash or in whole or in part for a consideration other than cash.

“Relevant Subsidiary” means, at any particular time, a Subsidiary whose turnover represents at least ten per cent. of the consolidated turnover of PT and its Subsidiaries on a consolidated basis and for these purposes:

(i)            all calculations shall be made by reference to (A) the latest annual non-consolidated audited accounts of the relevant Subsidiary used for the purpose of the then latest audited consolidated annual accounts of PT and (B) the then latest consolidated audited annual accounts of PT; and

(ii)           on a Relevant Subsidiary transferring all or substantially all of its assets or business to another Subsidiary, the transferor shall cease to be a Relevant Subsidiary and any such transferee which is not already a Relevant Subsidiary shall thereupon be deemed to be a Relevant Subsidiary until publication of the next annual audited accounts after which whether it is or is not a Relevant Subsidiary shall be determined in accordance with (i) above.

A report by a reputable firm of accountants, approved by the Trustee, that in their opinion a Subsidiary is not or was not at any particular time a Relevant Subsidiary shall, in the absence of manifest error, be conclusive and binding on all parties.

“Subsidiary” means any company in which PT holds, directly or indirectly through another Subsidiary, more than 50 per cent. of the share capital or voting rights.

(b)                               Enforcement

At any time after the Notes shall have become immediately due and repayable the Trustee may, at its discretion and without further notice, institute such proceedings against the Issuer as it may think fit to enforce repayment of the Notes together with accrued interest and against the Issuer and each Keep Well Provider to enforce the provisions of the Trust Deed and the Keep Well Agreements but it shall not be bound to take any such proceedings unless (i) it shall have been so directed by an Extraordinary Resolution of the Noteholders or so requested in writing by the holders of at least one-quarter in nominal amount of the Notes then outstanding, and (ii) it shall have been indemnified to its satisfaction. No Noteholder, Receiptholder or Couponholder shall be entitled (A) to proceed directly against the Issuer unless the Trustee, having become bound so to do, fails so to do within a reasonable period and such failure shall be continuing, or (B) to take proceedings to enforce the provisions of the Keep Well Agreements.

11.                               REPLACEMENT OF NOTES, RECEIPTS, COUPONS AND TALONS

Should any Note, Receipt, Coupon or Talon be lost, stolen, mutilated, defaced or destroyed, it may be replaced at the specified office of the Principal Paying Agent (in the case of Bearer Notes, Receipts and Coupons) or the Registrar (in the case of Registered Notes) upon payment by the claimant of such costs and expenses as may be incurred in connection therewith and on such terms as to evidence and indemnity as the Issuer may reasonably require. Mutilated or defaced Notes, Receipts, Coupons or Talons must be surrendered before replacements will be issued.

12.                               AGENTS

The names of the initial Agents and their initial specified offices are set out below.

The Issuer is entitled, with the prior written consent of the Trustee, to vary or terminate the appointment of any Agent and/or appoint additional or other Agents and/or approve any change in the specified office through which any Agent acts, provided that:

(i)            there will at all times be a Principal Paying Agent and a Registrar;

(ii)           so long as the Notes are listed on any Stock Exchange or admitted to trading by any other relevant authority, there will at all times be a Paying Agent and (in the case of Registered Notes) a Transfer Agent with a specified office in such place as may be required by the rules and regulations of such Stock Exchange or other relevant authority; and

(iii)                               the Issuer undertakes that to the extent reasonably practicable and where it is not inconsistent with market practice at the relevant time to do so, there will at all times be a Paying Agent in a Member State of the European Union that will not be obliged to withhold or deduct tax pursuant to European Council Directive 2003/48/EC or any law, implementing or complying with, or introduced in order to conform to, such Directive.

In addition, the Issuer shall forthwith appoint a Paying Agent having a specified office in New York City in the circumstances described in the second paragraph of Condition 6(e). Any variation, termination, appointment or change shall only take effect (other than in the case of insolvency, when it shall be of immediate effect) after not less than 30 nor more than 45 days’ prior notice thereof shall have been given to the Noteholders in accordance with Condition 14.

In acting under the Agency Agreement, the Agents act solely as agent of the Issuer and, in certain circumstances specified therein, of the Trustee and do not assume any obligation to, or relationship of agency or trust with, any Noteholders, Receiptholders or Couponholders. The Agency Agreement contains provisions permitting any entity into which any Agent is merged or converted or with which it is consolidated or to which it transfers all or substantially all of its assets to become the successor agent.

13.                               EXCHANGE OF TALONS

On and after the Interest Payment Date on which the final Coupon comprised in any Coupon sheet matures, the Talon (if any) forming part of such Coupon sheet may be surrendered at the specified office of the Principal Paying Agent or any other Paying Agent in exchange for a further Coupon sheet including (if such further Coupon sheet does not include Coupons to (and including) the final date for the payment of interest due in respect of the Note to which it appertains) a further Talon, subject to the provisions of Condition 9.

14.                               NOTICES

All notices regarding the Bearer Notes will be deemed to be validly given if published in a leading English language daily newspaper of general circulation in the United Kingdom approved by the Trustee. It is expected that such publication will be made in the Financial Times. The Issuer shall also ensure that notices are duly published in a manner which complies with the rules and regulations of any stock exchange (or other relevant authority) on which the Bearer Notes are for the time being listed or by which they have been admitted to trading. Any such notice will be deemed to have been given on the date of the first publication or, where required to be published in more than one newspaper, on the date of the first publication in all required newspapers.

All notices regarding the Registered Notes will be deemed to be validly given if sent by first class mail or (if posted to an address overseas) by airmail to the holders (or the first named of joint holders) at their respective addresses recorded in the Register and will be deemed to have been given on the fourth day after mailing and, in addition, for so long as any Registered Notes are listed, traded and/or quoted by or on any listing authority, stock exchange and/or quotation system and the rules of that listing authority, stock exchange and/or quotation system so require, such notice will be published in a daily newspaper of general circulation in the place or places required by the rules of that listing authority, stock exchange and/or quotation system.

If publication as provided above is not practicable, notice will be given in such other manner, and will be deemed to have been given on such date, as the Trustee shall approve.

Until such time as any Notes are issued in definitive form, there may, so long as any Global Notes representing the Notes are held in their entirety on behalf of Euroclear and/or Clearstream, Luxembourg, be substituted for such publication in such newspaper(s) the delivery of the relevant notice to Euroclear and/or Clearstream, Luxembourg for communication by them to the holders of the Notes and, in addition, for so long as any Notes are listed on a stock exchange or are admitted to trading by another relevant authority and the rules of that listing authority, stock exchange and/or quotation system so require, such notice will be published in a daily newspaper of general circulation in the place or places required by the rules of that listing authority, stock exchange and/or quotation system. Any such notice delivered to Euroclear and/or Clearstream, Luxembourg shall be deemed to have been given to the holders of the Notes on the seventh day after the day on which the said notice was so delivered.

Notices to be given by any Noteholder shall be in writing and given by lodging the same, together (in the case of any Note comprising a Definitive Bearer Note or a Definitive Registered Note) with the relative Note or Notes, with any Paying Agent (in the case of Definitive Bearer Notes) or any Transfer Agent (in the case of Definitive Registered Notes). Whilst any of the Notes is represented by a Global Note, such notice may be given by any holder of a Note to the Principal Paying Agent or the Registrar through Euroclear and/or Clearstream, Luxembourg, as the case may be, in such manner as the Principal Paying Agent, the Registrar and Euroclear and/or Clearstream, Luxembourg, as the case may be, may approve for this purpose.

15.                               MEETINGS OF NOTEHOLDERS, MODIFICATION, AUTHORISATION, WAIVER AND DETERMINATION

The Trust Deed contains provisions for convening meetings of the Noteholders to consider any matter affecting their interests, including the sanctioning by Extraordinary Resolution of a modification (including abrogation) of any of the provisions of these Terms and Conditions, the Notes, the Receipts, the Coupons or the Trust Deed. Such a meeting may be convened by the Issuer, either Keep Well Provider or the Trustee and shall be convened by the Issuer at the request of Noteholders holding not less than five per cent. in nominal amount of the Notes for the time being remaining outstanding. The quorum at any such meeting for passing an Extraordinary Resolution is one or more persons present holding or representing more than 50 per cent. in nominal amount of the Notes for the time being outstanding, or at any adjourned meeting one or more persons present being or representing Noteholders whatever the nominal amount of the Notes so held or represented, except that at any meeting the business of which includes the modification of certain provisions of these Terms and Conditions, the Notes, the Receipts, the Coupons or the Trust Deed (including modifying the date of maturity of the Notes or any date for payment of interest thereon, reducing or cancelling the amount of principal or the rate or amount of interest payable in respect of the Notes or altering the currency of payment of the Notes, the Receipts or the Coupons), the quorum for passing a requisite Extraordinary Resolution to sanction any such modification shall be one or more persons present holding or representing not less than two-thirds, or at any adjourned such meeting not less than one-third, in nominal amount of the Notes for the time being outstanding. An Extraordinary Resolution passed at any meeting of the Noteholders shall be binding on all the Noteholders, whether or not they are present at the meeting, and on all Receiptholders and Couponholders.

The Trustee may agree, without the consent of the Noteholders, Receiptholders or Couponholders, to:

(i)                                     any modification of any of the provisions of these Terms and Conditions, the Notes, the Receipts, the Coupons or the Trust Deed which is not, in the opinion of the Trustee, materially prejudicial to the interests of the Noteholders; or

(ii)                                  any modification of any of the provisions of these Terms and Conditions, the Notes, the Receipts, the Coupons or the Trust Deed which, in the opinion of the Trustee, is of a formal, minor or technical nature or is made to correct a manifest error or to comply with mandatory provisions of applicable taw.

If the specified currency is pounds sterling, the Trustee may, without the consent of the Noteholders or Couponholders, on or after the date (if any) on which the United Kingdom becomes one of the countries participating in the third stage of European Economic and Monetary Union pursuant to the Treaty establishing the European Community, as amended by the Treaty on European Union and as amended by the Treaty of Amsterdam or otherwise participates in European economic monetary union in a manner having a similar effect to such third stage, agree to such modifications to the Terms and Conditions, the Notes, the Coupons and the Trust Deed in order to facilitate payment of interest in euro and redemption at the euro equivalent of the pounds sterling principal amount of this Note and associated reconventioning, renominalisation and related matters as may be proposed by the Issuer (and confirmed by an independent financial institution approved in writing by the Trustee to be in conformity with the then applicable market conventions).

Any such modification shall be binding on the Noteholders, the Receiptholders and the Couponholders and any such modification shall be notified to the Noteholders in accordance with Condition 14 as soon as practicable thereafter.

The Trustee may also agree, without the consent of the Noteholders, Receiptholders or Couponholders, to the waiver or authorisation of any breach or proposed breach of any of these Terms and Conditions or any of the provisions of the Trust Deed or determine, without any such consent as aforesaid, that any Event of Default or Potential Event of Default (as defined in the Trust Deed) shall not be treated as such, which in any such case is not, in the opinion of the Trustee, materially prejudicial to the interests of the Noteholders.

Any such modification, waiver, authorisation or determination shall be binding on the Noteholders, the Receiptholders and the Couponholders and, unless the Trustee agrees otherwise, any such modification shall be notified to the Noteholders in accordance with Condition 14 as soon as practicable thereafter.

In connection with the exercise by it of any of its trusts, powers, authorities or discretions (including, but without limitation, in relation to any modification, waiver, authorisation, determination or substitution), the Trustee shall have regard to the general interests of the Noteholders as a class but shall not have regard to any interests arising from circumstances particular to individual Noteholders, Receiptholders or Couponholders (whatever their number) and, in particular, but without limitation, shall not have regard to the consequences of such exercise for individual Noteholders, Receiptholders or Couponholders (whatever their number) resulting from their being for any purpose domiciled or resident in, or otherwise connected with, or subject to the jurisdiction of, any particular territory and the Trustee shall not be entitled to require, nor shall any Noteholder, Receiptholder or Couponholder be entitled to claim, from the Issuer, either Keep Well Provider or any other person any indemnification or payment in respect of any tax consequence of any such exercise upon individual Noteholders, Receiptholders or Couponholders except, in the case of the Issuer, to the extent provided for in Condition 8 and/or any undertaking given in addition to, or in substitution for, Condition 8 pursuant to the Trust Deed.

16.                               INDEMNIFICATION OF THE TRUSTEE AND ITS CONTRACTING WITH PT AND ITS SUBSIDIARY UNDERTAKINGS

The Trust Deed contains provisions for the indemnification of the Trustee and for its relief from responsibility, including provisions relieving it from taking action unless indemnified to its satisfaction.

The Trust Deed also contains provisions pursuant to which the Trustee is entitled, inter alia, (i) to enter into business transactions with the Issuer, either Keep Well Provider and any person or body corporate associated with the Issuer or either Keep Well Provider and to act as trustee for the holders of any other securities issued or guaranteed by, or relating to, any such persons, (ii) to exercise and enforce its rights, comply with its obligations and perform its duties under or in relation to any such transactions or, as the case may be, any such trusteeship without regard to the interests of, or consequences for, the Noteholders, Receiptholders or Couponholders, and (iii) to retain and not be liable to account for any profit made or any other amount or benefit received thereby or in connection therewith.

17.                               FURTHER ISSUES

The Issuer shall be at liberty from time to time without the consent of the Noteholders, the Receiptholders or the Couponholders to create and issue further notes having terms and conditions the same as the Notes or the same in all respects save for the amount and date of the first payment of interest thereon and so that the same shall be consolidated and form a single Series with the outstanding Notes. The Trust Deed contains provisions for convening a single meeting of the Noteholders and the holders of notes of other Series in certain circumstances where the Trustee so decides.

18.                               SUBSTITUTION

The Trustee may agree, without the consent of the Noteholders, the Receiptholders or the Couponholders, to the substitution in place of the Issuer of either Keep Well Provider or any other Subsidiary as principal debtor under the Trust Deed, the Notes, the Receipts and the Coupons. Such substitution shall be subject to the relevant provisions of the Trust Deed, such amendments thereof and such other conditions as the Trustee may require and to each Keep Well Provider (other than a Keep Well Provider which is substituted as principal debtor) undertaking like obligations in respect of such substituted principal debtor to those set out in the relevant Keep Well Agreement or, if applicable, such other obligations in respect of the previous principal debtor which may be in force immediately prior to the substitution in place of such Keep Well Provider’s obligations under the relevant Keep Well Agreement.

19.                               CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

No rights are conferred on any person under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Note, but this does not affect any right or remedy of any person which exists or is available apart from that Act.

20.                               GOVERNING LAW AND SUBMISSION TO JURISDICTION

(a)                               Governing law

The Trust Deed, the Notes, the Receipts and the Coupons and any non-contractual obligations arising out of or in connection with the Trust Deed, the Notes, the Receipts and the Coupons are governed by, and shall be construed in accordance with, English law.

(b)                               Submission to jurisdiction

Each of the Issuer and the Keep Well Provider agrees, for the exclusive benefit of the Trustee, the Noteholders, the Receiptholders and the Couponholders, that the courts of England are to have jurisdiction to settle any disputes which may arise out of or in connection with these Terms and Conditions, the Trust Deed, the Notes, the Receipts and the Coupons (including a dispute relating to any non-contractual obligations arising out of or in connection with the Trust Deed, the Notes, the Receipts and the Coupons) and that accordingly any suit, action or proceedings (together referred to as “Proceedings”) arising out of or in connection with these Terms and Conditions, the Trust Deed, the Notes, the Receipts and the Coupons may be brought in such courts.

Each of the Issuer and the Keep Well Providers hereby irrevocably waives any objection which it may have now or hereafter to the laying of the venue of any such Proceedings in any such court and any claim that any such Proceedings have been brought in an inconvenient forum and hereby further irrevocably agrees that a judgment in any such Proceedings brought in the English courts shall be conclusive and binding upon it and may be enforced in the courts of any other jurisdiction.

Nothing contained in this Condition shall limit any right to take Proceedings against the Issuer or either Keep Well Provider in any other court of competent jurisdiction, nor shall the taking of Proceedings in one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction, whether concurrently or not.

(c)                                Appointment of Process Agent

Each of the Issuer and the Keep Well Providers has appointed Clifford Chance Secretaries Limited at its registered office for the time being (being at the date hereof at 10 Upper Bank Street, London E 14 5JJ) as its agent for service of process, and undertakes that, in the event of Clifford Chance Secretaries Limited ceasing so to act or ceasing to be registered in England, it will appoint such other person as the Trustee may approve (which approval shall not be unreasonably withheld) as its agent for service of process in England in respect of any Proceedings. Nothing herein shall affect the right to serve process in any other manner permitted by law.

PRINCIPAL PAYING AGENT AND TRANSFER AGENT

Citibank, N.A.

21st Floor

Citigroup Centre

Canada Square

Canary Wharf

London E14 5LB

REGISTRAR AND TRANSFER AGENT

Citibank, N.A.

111 Wall Street

New York

New York 10043

SCHEDULE 2

FORMS OF GLOBAL AND DEFINITIVE NOTES, RECEIPTS, COUPONS AND TALONS

PART I

FORM OF TEMPORARY BEARER GLOBAL NOTE

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.

PORTUGAL TELECOM INTERNATIONAL FINANCE B.V.

(A private company with limited liability incorporated under the laws of The Netherlands and having its corporate seat in Amsterdam, The Netherlands)

(the “Issuer”)

TEMPORARY BEARER GLOBAL NOTE

This Note is a Temporary Bearer Global Note in respect of a duly authorised issue of Notes of the Issuer (the “Notes”) of the Nominal Amount, Specified Currency(ies) and Specified Denomination(s) as are specified in the Final Terms applicable to the Notes (the “Final Terms”), a copy of which is annexed hereto.  References herein to the Conditions shall be to the Terms and Conditions of the Notes as set out in Schedule 1 to the Trust Deed (as defined below) as supplemented, replaced and modified by the Final Terms but, in the event of any conflict between the provisions of the said Conditions and the information in the Final Terms, the Final Terms will prevail.  Words and expressions defined in the Conditions shall bear the same meanings when used in this Global Note.  This Global Note is issued subject to, and with the benefit of, the Conditions and a Trust Deed dated 17th December, 1998 (the “Principal Trust Deed”) and made between the Issuer, Portugal Telecom, SGPS S.A. (formerly called Portugal Telecom, S.A.) (“PT”) and Citicorp Trustee Company Limited as trustee for the holders of the Notes (the “Trustee”) as modified by the First Supplemental Trust Deed dated 19th September, 2000 made between the Issuer, PT, PT Comunicações, S.A. (“PTC”) and the Trustee, the Second Supplemental Trust Deed dated 20th December, 2000 made between the Issuer, PT, PTC and the Trustee, the Third Supplemental Trust Deed dated 4th February, 2002 made between the Issuer, PT, PTC and the Trustee, the Fourth Supplemental Trust Deed dated 29th April, 2003 made between the Issuer, PT, PTC and the Trustee, the Fifth Supplemental Trust Deed dated 7th November 2006 made between the Issuer, PT, PTC and the Trustee and the Sixth Supplemental Trust Deed dated 23 April 2010 made between the Issuer, PT, PTC and the Trustee (the Principal Trust Deed as so modified and as further modified and/or supplemented and/or restated from time to time, the “Trust Deed”).

The Issuer, subject as hereinafter provided and subject to and in accordance with the Conditions and the Trust Deed, promises to pay to the bearer hereof on each Instalment Date (if the Notes are repayable in instalments) and on the Maturity Date and/or on such earlier date(s) as all or any of the Notes represented by this Global Note may become due and repayable in accordance with the Conditions and the Trust Deed, the amount payable under the Conditions in respect of such Notes on each such date and to pay interest (if any) on the nominal amount of the Notes from time to time represented by this Global Note calculated and payable as provided in the Conditions and the Trust Deed together with any other sums payable under the Conditions and the Trust Deed, upon presentation and, at maturity, surrender of this Global Note to or to the order of the Principal Paying

Agent or any of the other Paying Agents located outside the United States, its territories and possessions (except as provided in the Conditions) from time to time appointed by the Issuer in respect of the Notes.

If the Final Terms indicate that this Global Note is intended to be a New Global Note, the nominal amount of Notes represented by this Global Note shall be the aggregate amount from time to time entered in the records of both Euroclear Bank S.A./N.V. (Euroclear) and Clearstream Banking, société anonyme (Clearstream, Luxembourg and together with Euroclear, the relevant Clearing Systems).  The records of the relevant Clearing Systems (which expression in this Global Note means the records that each relevant Clearing System holds for its customers which reflect the amount of each such customer’s interest in the Notes) shall be conclusive evidence of the nominal amount of Notes represented by this Global Note and, for these purposes, a statement issued by a relevant Clearing System (which statement shall be made available to the bearer upon request) stating the nominal amount of Notes represented by this Global Note at any time shall be conclusive evidence of the records of the relevant Clearing System at that time.

If the Final Terms indicate that this Global Note is not intended to be a New Global Note, the nominal amount of the Notes represented by this Global Note shall be the amount stated in the applicable Final Terms or, if lower, the nominal amount most recently entered by or on behalf of the Issuer in the relevant column in Part II, III, or IV of Schedule One hereto or in Schedule Two hereto.

On any redemption of, or payment of an instalment or interest being made in respect of, or purchase and cancellation of, any of the Notes represented by this Global Note the Issuer shall procure that:

(i)                                 if the Final Terms indicate that this Global Note is intended to be a New Global Note, details of such redemption, payment or purchase and cancellation (as the case may be) shall be entered pro rata in the records of the relevant Clearing Systems, and, upon any such entry being made, the nominal amount of the Notes recorded in the records of the relevant Clearing Systems and represented by this Global Note shall be reduced by the aggregate nominal amount of the Notes so redeemed or purchased and cancelled or by the aggregate amount of such instalment so paid; or

(ii)                              if the Final Terms indicate that this Global Note is not intended to be a New Global Note, details of such redemption, payment or purchase and cancellation (as the case may be) shall be entered by or on behalf of the Issuer in Schedule One hereto and the relevant space in Schedule One hereto recording any such redemption, payment or purchase and cancellation (as the case may be) shall be signed by or on behalf of the Issuer.  Upon any such redemption, payment of an instalment or purchase and cancellation, the nominal amount of this Global Note and the Notes represented by this Global Note shall be reduced by the nominal amount of such Notes so redeemed or purchased and cancelled or the amount of such instalment so paid.

Payments due in respect of Notes for the time being represented by this Global Note shall be made to the bearer of this Global Note and each payment so made will discharge the Issuer’s obligations in respect thereof.  Any failure to make entries referred to above shall not affect such discharge.

Payments of principal and interest (if any) due prior to the Exchange Date (as defined below) will only be made to the bearer hereof to the extent that there is presented to the Principal Paying Agent by Clearstream, Luxembourg or Euroclear a certificate to the effect that it has received from or in respect of a person entitled to a beneficial interest in a particular nominal amount of the Notes represented by this Global Note (as shown by its records) a certificate of non-US beneficial ownership in the form required by it.  The bearer of this Global Note will not (unless upon due presentation of this Global Note for exchange, delivery of the appropriate number of Definitive Bearer Notes (together with the Coupons appertaining thereto) or, as the case may be, issue and delivery (or, as the case may be, endorsement) of the Permanent Bearer Global Note is improperly withheld or refused and such withholding or refusal is continuing at the relevant payment date) be entitled to receive any payment hereon due on or after the Exchange Date.

On or after the date (the “Exchange Date”) which is the later of (i) 40 days after the Issue Date and (ii) 40 days after the completion of the distribution of the relevant Tranche, as certified by the relevant Dealer (in the case of a non-syndicated issue) or the relevant lead manager (in the case of a syndicated issue), this Global Note may be exchanged in whole or in part for, as specified in the Final Terms, either (a) Definitive Bearer Notes and (if applicable) Receipts, Coupons and/or Talons in or substantially in the forms set out in Parts III, IV, V and VI of Schedule 2 to the Trust Deed (on the basis that all the appropriate details have been included on the face of such Definitive Bearer Notes and (if applicable) Receipts, Coupons and/or Talons and the relevant information supplementing, replacing or modifying the Conditions appearing in the Final Terms have been endorsed on or attached to such Definitive Bearer Notes) or (b) either (if the Final Terms indicate that this Global Notes is intended to be a New Global Note) interests recorded in the records of the relevant Clearing Systems in a  Permanent Bearer Global Note or  (if the Final Terms indicates that this Global Note is not intended to be a New Global Note) a Permanent Bearer Global Note, which, in either case, is in or substantially in the form set out in Part II of Schedule 2 to the Trust Deed (together with the Final Terms attached thereto) upon notice being given by Euroclear and/or Clearstream, Luxembourg acting on the instructions of any holder of an interest in this Global Note and subject, in the case of Definitive Bearer Notes, to such notice period as is specified in the Final Terms.

If Definitive Bearer Notes and (if applicable) Receipts, Coupons and/or Talons have already been issued in exchange for all the Notes represented for the time being by the Permanent Bearer Global Note, then this Global Note may only thereafter be exchanged for Definitive Bearer Notes and (if applicable) Receipts, Coupons and/or Talons pursuant to the terms hereof.  This Global Note may be exchanged by the bearer hereof on any day (other than a Saturday or Sunday) on which banks are open for general business in London.

The Issuer shall procure that Definitive Bearer Notes or (as the case may be) the Permanent Bearer Global Note shall be issued and delivered and (in the case of the Permanent Bearer Global Note where the Final Terms indicates that this Global Note is intended to be a New Global Note) interests in the Permanent Bearer Global Note shall be recorded in the records of the relevant Clearing Systems in exchange for only that portion of this Global Note in respect of which there shall have been presented to the Principal Paying Agent by Euroclear or Clearstream, Luxembourg a certificate to the effect that it has received from or in respect of a person entitled to a beneficial interest in a particular nominal amount of the Notes represented by this Global Note (as shown by its records) a certificate of non-US beneficial ownership in the form required by it.

On an exchange of the whole of this Global Note, this Global Note shall be surrendered to or to the order of the Principal Paying Agent.  The Issuer shall procure that:

(i)                                 if the Final Terms indicate that this Global Note is intended to be a New Global Note, on an exchange of the whole or part only of this Global Note, details of such exchange shall be entered pro rata in the records of the relevant Clearing Systems such that the nominal amount of Notes represented by this Global Note shall be reduced by the nominal amount of this Global Note so exchanged; or

(ii)                              if the Final Terms indicate that this Global Note is not intended to be a New Global Note, on an exchange of part only of this Global Note details of such exchange shall be entered by or on behalf of the Issuer in Schedule Two hereto and the relevant space in Schedule Two hereto recording such exchange shall be signed by or on behalf of the Issuer, whereupon the nominal amount of this Global Note and the Notes represented by this Global Note shall be reduced by the nominal amount of this Global Note so exchanged.  On any exchange of this Global Note for a Permanent Bearer Global Note, details of such exchange shall be entered by or on behalf of the Issuer in Schedule Two to the Permanent Bearer Global Note and the relevant space in Schedule Two thereto recording such exchange shall be signed by or on behalf of the Issuer.

Until the exchange of the whole of this Global Note as aforesaid, the bearer hereof shall in all respects (except as otherwise provided herein) be entitled to the same benefits as if he were the bearer of Definitive Bearer Notes and the relative Receipts, Coupons and/or Talons (if any) in the form(s) set out in Parts III, IV, V and VI (as applicable) of Schedule 2 to the Trust Deed.

Each person (other than Euroclear or Clearstream, Luxembourg) who is for the time being shown in the records of Euroclear or Clearstream, Luxembourg as the holder of a particular nominal amount of the Notes represented by this Global Note (in which regard any certificate or other document issued by Euroclear or Clearstream, Luxembourg as to the nominal amount of such Notes standing to the account of any person shall be conclusive and binding for all purposes save in the case of manifest error) shall be treated by the Issuer, PT, PTC, the Trustee, the Principal Paying Agent and any other Paying Agent as the holder of such nominal amount of such Notes for all purposes other than with respect to the payment of principal and interest on such Notes, the right to which shall be vested, as against the Issuer, PT, PTC and the Trustee solely in the bearer of this Global Note in accordance with and subject to the terms of this Global Note and the Trust Deed.

No rights are conferred on any person under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Global Note, but this does not affect any right or remedy of any person which exists or is available apart from that Act.

This Global Note and any non-contractual obligations arising out of or in connection with it are governed by, and shall be construed in accordance with, English law and the Issuer, PT and PTC have in the Trust Deed submitted to the jurisdiction of the courts of England for all purposes in connection with this Global Note.

This Global Note shall not be valid unless authenticated by Citibank, N.A., London office, as Principal Paying Agent, and, if the Final Terms indicate that this Global Note is intended to be a New Global Note (i) which is intended to be held in a manner which would allow Eurosystem eligibility or (ii) in respect of which the Issuer has notified the Principal Paying Agent that effectuation is to be applicable, effectuated by the entity appointed as common safekeeper by the relevant Clearing Systems.

IN WITNESS whereof the Issuer has caused this Global Note to be signed on its behalf.

Issued as of [                     ].

PORTUGAL TELECOM INTERNATIONAL FINANCE B.V.

By:
Duly Authorised

Authenticated without recourse, warranty or liability
by Citibank, N.A., London office, as Principal Paying Agent

By:
Authorised Officer

(1)Effectuated without recourse, warranty or liability by

as common safekeeper

By:

(1) This should only be completed where the Final Terms indicate that this Global Note is intended to be a New Global Note.

Schedule One*

PART I

INTEREST PAYMENTS

Date made	Interest Payment Date	Total amount of interest payable	Amount of interest paid	Confirmation of payment by or on behalf of the Issuer

* Schedule One should only be completed where the Final Terms indicate that this Global Note is not intended to be a New Global Note.

PART II

PAYMENT OF INSTALMENT AMOUNTS

Instalment Date	Date made	Total amount of Instalment Amounts payable	Amount of Instalment Amounts paid	Remaining nominal amount of this Global Note following such payment *	Confirmation of payment by or on behalf of the Issuer

* See most recent entry in Part II, III or IV or Schedule Two in order to determine this amount.

PART III

REDEMPTIONS

Date made	Total amount of principal payable	Amount of principal paid	Remaining nominal amount of this Global Note following such redemption*	Confirmation of redemption by or on behalf of the Issuer

* See most recent entry in Part II, III or IV or Schedule Two in order to determine this amount.

PART IV

PURCHASES AND CANCELLATIONS

Date made	Part of nominal amount of this Global Note purchased and cancelled	Remaining nominal amount of this Global Note following such purchase and cancellation*	Confirmation of purchase and cancellation by or on behalf of the Issuer

* See most recent entry in Part II, III or IV or Schedule Two in order to determine this amount.

Schedule Two*

EXCHANGES

FOR DEFINITIVE BEARER NOTES OR PERMANENT BEARER GLOBAL NOTE

The following exchanges of a part of this Global Note for Definitive Bearer Notes or a part of a Permanent Bearer Global Note have been made:

Date made	Nominal amount of this Global Note exchanged for Definitive Bearer Notes or a part of a Permanent Bearer Global Note	Remaining nominal amount of this Global Note following such exchange**	Notation made by or on behalf of the Issuer

* Schedule Two should only be completed where the Final Terms indicate that this Global Note is not intended to be a New Global Note.

** See most recent entry in Part II, III or IV of Schedule One or in this Schedule Two in order to determine this amount.

PART II

FORM OF PERMANENT BEARER GLOBAL NOTE

[ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.](1)

PORTUGAL TELECOM INTERNATIONAL FINANCE B.V.

(A private company with limited liability incorporated under the laws of The Netherlands and having its corporate seat in Amsterdam, The Netherlands)

(the “Issuer”)

PERMANENT BEARER GLOBAL NOTE

This Note is a Permanent Bearer Global Note in respect of a duly authorised issue of Notes of the Issuer (the “Notes”) of the Nominal Amount, Specified Currency(ies) and Specified Denomination(s) as are specified in the Final Terms applicable to the Notes (the “Final Terms”), a copy of which is annexed hereto.  References herein to the Conditions shall be to the Terms and Conditions of the Notes as set out in Schedule 1 to the Trust Deed (as defined below) as supplemented and modified by the Final Terms but, in the event of any conflict between the provisions of the said Conditions and the information in the Final Terms, the Final Terms will prevail.  Words and expressions defined in the Conditions shall bear the same meanings when used in this Global Note.  This Global Note is issued subject to, and with the benefit of, the Conditions and a Trust Deed dated 17th December, 1998 (the “Principal Trust Deed”) and made between the Issuer, Portugal Telecom, SGPS S.A. (formerly called Portugal Telecom, S.A.)  (“PT”) and Citicorp Trustee Company Limited as trustee for the holders of the Notes (the “Trustee”) as modified by the First Supplemental Trust Deed dated 19th September, 2000 made between the Issuer, PT, PT Comunicações, S.A. (“PTC”) and the Trustee, the Second Supplemental Trust Deed dated 20th December, 2000 made between the Issuer, PT, PTC and the Trustee, the Third Supplemental Trust Deed dated 4th February, 2002 made between the Issuer, PT, PTC and the Trustee, the Fourth Supplemental Trust Deed dated 29th April, 2003 made between the Issuer, PT, PTC and the Trustee, the Fifth Supplemental Trust Deed dated 7th November 2006 made between the Issuer, PT, PTC and the Trustee and the Sixth Supplemental Trust Deed dated 23 April 2010 made between the Issuer, PT, PTC and the Trustee (the Principal Trust Deed as so modified and as further modified and/or supplemented and/or restated from time to time, the “Trust Deed”).

The Issuer, subject to and in accordance with the Conditions and the Trust Deed, promises to pay to the bearer hereof on each Instalment Date (if the Notes are repayable in instalments) and on the Maturity Date and/or on such earlier date(s) as all or any of the Notes represented by this Global Note may become due and repayable in accordance with the Conditions and the Trust Deed, the amount payable under the Conditions in respect of such Notes on each such date and to pay interest (if any) on the nominal amount of the Notes from time to time represented by this Global Note calculated and payable as provided in the Conditions and the Trust Deed together with any other sums payable under the Conditions and the Trust Deed, upon presentation and, at maturity, surrender of this Global Note to or to the order of the Principal Paying Agent or  any of the other Paying Agents located outside the United States, its territories and possessions (except as provided in the Conditions) from time to time appointed by the Issuer in respect of the Notes.

(1)  Delete for Notes with initial maturity of 1 year or less.

If the Final Terms indicates that this Global Note is intended to be a New Global Note, the nominal amount of Notes represented by this Global Note shall be the aggregate amount from time to time entered in the records of both Euroclear Bank S.A./N.V. (Euroclear) and Clearstream Banking, société anonyme (Clearstream, Luxembourg and together with Euroclear, the relevant Clearing Systems).  The records of the relevant Clearing Systems (which expression in this Global Note means the records that each relevant Clearing System holds for its customers which reflect the amount of each such customer’s interest in the Notes) shall be conclusive evidence of the nominal amount of Notes represented by this Global Note and, for these purposes, a statement issued by a relevant Clearing System (which statement shall be made available to the bearer upon request) stating the nominal amount of Notes represented by this Global Note at any time shall be conclusive evidence of the records of the relevant Clearing System at that time.

If the Final Terms indicates that this Global Note is not intended to be a New Global Note, the nominal amount of the Notes represented by this Global Note shall be the amount stated in the applicable Final Terms or, if lower, the nominal amount most recently entered by or on behalf of the Issuer in the relevant column in Part II, Part III, or Part IV of Schedule One hereto or in Schedule Two hereto.

On any redemption of, or payment of an instalment or interest being made in respect of, or purchase and cancellation of, any of the Notes represented by this Global Note the Issuer shall procure that:

(iii)                           if the Final Terms indicates that this Global Note is intended to be a New Global Note, details of such redemption, payment or purchase and cancellation (as the case may be) shall be entered pro rata in the records of the relevant Clearing Systems and, upon any such entry being made, the nominal amount of the Notes recorded in the records of the relevant Clearing Systems and represented by this Global Note shall be reduced by the aggregate nominal amount of the Notes so redeemed or purchased and cancelled or by the aggregate amount of such instalment so paid; or

(iv)                          if the Final Terms indicates that this Global Note is not intended to be a New Global Note, details of such redemption, payment or purchase and cancellation (as the case may be) shall be entered by or on behalf of the Issuer in Schedule One hereto and the relevant space in Schedule One hereto recording any such redemption, payment or purchase and cancellation (as the case may be) shall be signed by or on behalf of the Issuer.  Upon any such redemption, payment of an instalment or purchase and cancellation, the nominal amount of this Global Note and the Notes represented by this Global Note shall be reduced by the nominal amount of such Notes so redeemed or purchased and cancelled or the amount of such instalment so paid.

Payments due in respect of Notes for the time being represented by this Global Note shall be made to the bearer of this Global Note and each payment so made will discharge the Issuer’s obligations in respect thereof and any failure to make entries referred to above shall not affect such discharge.

If the Notes represented by this Global Note were, on issue, represented by a Temporary Bearer Global Note then on any exchange of such Temporary Bearer Global Note for this Global Note or any part hereof, the Issuer shall procure that:

(i)                                     if the Final Terms indicates that this Global Note is intended to be a New Global Note, details of such exchange shall be entered in the records of the relevant Clearing Systems such that the nominal amount of Notes represented by this Global Note shall be increased by the nominal amount of the Temporary Bearer Global Note so exchanged; or

(ii)                                  if the Final Terms indicates that this Global Note is not intended to be a New Global Note, details of such exchange shall be entered by or on behalf of the Issuer in Schedule Two hereto and the relevant space in Schedule Two hereto recording such exchange shall be signed by or on behalf of the Issuer, whereupon the nominal amount of this Global Note and the Notes represented by this Global Note shall be increased by the nominal amount of the Temporary Bearer Global Note so exchanged.

This Global Note may be exchanged (free of charge), in whole but not, except as provided below, in part, for Definitive Bearer Notes and (if applicable) Receipts, Coupons and/or Talons in or substantially in the forms set out in Parts III, IV, V and VI of Schedule 2 to the Trust Deed (on the basis that all the appropriate details have been included on the face of such Definitive Bearer Notes and (if applicable) Receipts, Coupons and/or Talons and the relevant information supplementing, replacing or modifying the Conditions appearing in the Final Terms has been endorsed on or attached to such Definitive Bearer Notes), unless otherwise specified in the applicable Final Terms upon not less than 60 days’ written notice from Euroclear Bank S.A./N.V. (“Euroclear”) and/or Clearstream Banking, société anonyme (“Clearstream, Luxembourg”) (acting on the instructions of any holder of an interest in this Global Note) to the Principal Paying Agent.  Unless otherwise specified in the Final Terms such exchange will take place only upon the occurrence of an Exchange Event.

An “Exchange Event” means (i) an Event of Default has occurred and is continuing, (ii) the Issuer has been notified that both Euroclear and Clearstream, Luxembourg have been closed for business for a continuous period of 14 days (other than by reason of holiday, statutory or otherwise) or have announced an intention permanently to cease business or have in fact done so and no alternative clearing system satisfactory to the Issuer, the Principal Paying Agent and the Trustee is available or (iii) the Issuer has or will become obliged to pay additional amounts as provided for or referred to in Condition 8 which would not be required were the Notes represented by the Permanent Bearer Global Note in definitive form.

If the Global Note is exchangeable following the occurrence of such Exchange Event:

(i)                                     the Issuer will promptly give notice to Noteholders in accordance with Condition 14;

(ii)                                  Euroclear and/or Clearstream, Luxembourg (acting on the instructions of any holder of an interest in this  Global Note) may give notice to the Principal Paying Agent requesting exchange and, in the event of the occurrence of an Exchange Event as described in (iii) above, the Issuer may also give notice to the Principal Paying Agent requesting exchange.  Any such exchange shall occur on the date specified in the notice requesting exchange.

Any such exchange as aforesaid will be made  on any day other than a Saturday or Sunday on which banks are open for business in London by the bearer of this Global Note.

The aggregate nominal amount of Definitive Bearer Notes issued upon an exchange of this Global Note will be equal to the aggregate nominal amount of this Global Note.

Until the exchange of the whole of this Global Note as aforesaid, the bearer hereof shall in all respects be entitled to the same benefits as if he were the bearer of Definitive Bearer Notes and the relative Receipts, Coupons and/or Talons (if any) in the form(s) set out in Parts III, IV, V and VI (as applicable) of Schedule 2 to the Trust Deed.

Each person (other than Euroclear or Clearstream, Luxembourg) who is for the time being shown in the records of Euroclear or Clearstream, Luxembourg as the holder of a particular nominal amount of the Notes represented by this Global Note (in which regard any certificate or other document issued by Euroclear or Clearstream, Luxembourg as to the nominal amount of such Notes standing to the account of any person shall be conclusive and binding for all purposes save in the case of manifest error) shall be treated by the Issuer, PT, PTC, the Trustee, the Principal Paying Agent and any other Paying Agent as the holder of such nominal amount of such Notes for all purposes other than with respect to the payment of principal and interest on such Notes, the right to which shall be vested, as against the Issuer, PT, PTC and the Trustee, solely in the bearer of this Global Note in accordance with and subject to the terms of this Global Note and the Trust Deed.

No rights are conferred on any person under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Global Note, but this does not affect any right or remedy of any person which exists or is available apart from that Act.

This Global Note and any non-contractual obligations arising out of or connection with it are governed by, and shall be construed in accordance with, English law and the Issuer, PT and PTC have in the Trust Deed submitted to the jurisdiction of the courts of England for all purposes in connection with this Global Note.

This Global Note shall not be valid unless authenticated by Citibank, N.A., London office, as Principal Paying Agent and, if the Final Terms indicate that this Global Note is intended to be a New Global Note (i) which is intended to be held in a manner which would allow Eurosystem eligibility or (ii) in respect of which the Issuer has notified the Principal Paying Agent that effectuation is to be applicable, effectuated by the entity appointed as common safekeeper by the relevant Clearing Systems..

IN WITNESS whereof the Issuer has caused this Global Note to be signed on its behalf.

Issued as of [                     ].

PORTUGAL TELECOM INTERNATIONAL FINANCE B.V.

By:
Duly Authorised

Authenticated without recourse, warranty or liability
by Citibank, N.A., London office, as Principal Paying Agent.

By:
Authorised Officer

(1)Effectuated without recourse, warranty or liability by

as common safekeeper

By:

(1) This should only be completed where the Final Terms indicate that this Global Note is intended to be a New Global Note.

Schedule One

PART I*

INTEREST PAYMENTS

Date made	Interest Payment Date	Total amount of interest payable	Amount of interest paid	Confirmation of payment by or on behalf of the Issuer

* Schedule One should only be completed where the Final Terms indicate that this Global Note is not intended to be a New Global Note.

PART II

PAYMENT OF INSTALMENT AMOUNTS

Instalment Date	Date made	Total amount of Instalment Amounts payable	Amount of Instalment Amounts paid	Remaining nominal amount of this Global Note following such payment *	Confirmation of payment by or on behalf of the Issuer

* See most recent entry in Part II, III or IV or Schedule Two in order to determine this amount.

PART III

REDEMPTIONS

Date made	Total amount of principal payable	Amount of principal paid	Remaining nominal amount of this Global Note following such redemption*	Confirmation of redemption by or on behalf of the Issuer

* See most recent entry in Part II, III or IV or Schedule Two in order to determine this amount.

PART IV

PURCHASES AND CANCELLATIONS

Date made	Part of nominal amount of this Global Note purchased and cancelled	Remaining nominal amount of this Global Note following such purchase and cancellation*	Confirmation of purchase and cancellation by or on behalf of the Issuer

* See most recent entry in Part II, III or IV or Schedule Two in order to determine this amount.

Schedule Two*

[EXCHANGES](1)[INCREASES](2)

Date made	[Nominal amount of Temporary Bearer Global Note exchanged for this Global Note](1)	[Amount of increase in nominal amount of this Global Note following issue of further Tranche](2)	Nominal amount of this Global Note following such [exchange](1)[increase](2)**	Notation made by or on behalf of the Issuer

* Schedule Two should only be completed where the Final Terms indicate that this Global Note is not intended to be a New Global Note.

** See most recent entry in Part II, III or IV of Schedule One or in this Schedule Two in order to determine this amount.

(1)                                  Delete where the issue is made in accordance with TEFRA C.

(2)                                  Delete where the issue is made in accordance with TEFRA D.

PART III

FORM OF DEFINITIVE BEARER NOTE

[ANY UNITED STATES PERSON  WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.](1)

[UNLESS BETWEEN INDIVIDUALS NOT ACTING IN THE CONDUCT OF A BUSINESS OR PROFESSION, EACH TRANSACTION REGARDING THIS NOTE WHICH INVOLVES THE PHYSICAL DELIVERY THEREOF WITHIN, FROM OR INTO THE NETHERLANDS, MUST BE EFFECTED (AS REQUIRED BY THE DUTCH SAVINGS CERTIFICATES ACT (WET INZAKE SPAARBEWIJZEN) OF 21 MAY 1985 (AS AMENDED)) THROUGH THE MEDIATION OF THE ISSUER OR A MEMBER FIRM OF EURONEXT AMSTERDAM N.V., ADMITTED IN A FUNCTION ON ONE OR MORE OF THE MARKETS OR SYSTEMS OPERATED BY EURONEXT AMSTERDAM N.V. (EURONEXT MEMBER) AND MUST BE RECORDED IN A TRANSACTION NOTE WHICH INCLUDES THE NAME AND ADDRESS OF EACH PARTY TO THE TRANSACTION, THE NATURE OF THE TRANSACTION AND THE DETAILS AND SERIAL NUMBER OF THIS NOTE.](2)

PORTUGAL TELECOM INTERNATIONAL FINANCE B.V.

(A private company with limited liability incorporated under the laws of The Netherlands and having its corporate seat in Amsterdam, The Netherlands)

(the “Issuer”)

[Specified Currency and Nominal Amount of Tranche]

NOTES DUE

[Year of Maturity]

This Note is one of a Series of Notes of [Specified Currency(ies) and Specified Denomination(s)] each of the Issuer (“Notes”).  References herein to the Conditions shall be to the Terms and Conditions [endorsed hereon/set out in Schedule 1 to the Trust Deed (as defined below) which shall be incorporated by reference herein and have effect as if set out herein] as supplemented, replaced and modified by the relevant information (appearing in the Final Terms (the “Final Terms”)) endorsed hereon but, in the event of any conflict between the provisions of the said Conditions and such information in the Final Terms, such information will prevail.  Words and expressions defined in the Conditions shall bear the same meanings when used in this Note.  This Note is issued subject to, and with the benefit of, the Conditions and a Trust Deed dated 17th December, 1998 (the “Principal Trust Deed”) and made between the Issuer, Portugal Telecom, SGPS S.A. (formerly called Portugal Telecom, S.A.) (“PT”) and Citicorp Trustee Company Limited as trustee for the holders of the Notes (the “Trustee”) as modified by the First Supplemental Trust Deed dated 19th September, 2000 made between the Issuer, PT, PT Comunicações, S.A. and the Trustee, the Second Supplemental Trust Deed dated 20th December, 2000 made between the Issuer, PT, PTC and the Trustee, the Third Supplemental Trust Deed dated 4th February, 2002 made between the Issuer, PT, PTC and the Trustee, the Fourth Supplemental Trust Deed dated 29th April, 2003 made between the Issuer, PT, PTC and the Trustee, the Fifth Supplemental Trust Deed dated 7th November 2006 made between the Issuer, PT, PTC and the Trustee and the Sixth Supplemental Trust Deed dated 23 April

(1)          Delete for notes with initial maturity of 1 year or less.

(2)          [The legend should be placed on zero coupon or discounted Notes and Notes on which interest only becomes due and at maturity and which are (a) not listed on Euronext Amsterdam’s by Euronext NYSE and (b) issued within The Netherlands, or issued outside The Netherlands and distributed within The Netherlands in the course of initial distribution or immediately thereafter.]

2010 made between the Issuer, PT, PTC and the Trustee (the Principal Trust Deed as so modified and as further modified and/or supplemented and/or restated from time to time, the “Trust Deed”).

The Issuer, subject to and in accordance with the Conditions and the Trust Deed, promises to pay to the bearer hereof on [each Instalment Date and] the Maturity Date or on such earlier date as this Note may become due and repayable in accordance with the Conditions and the Trust Deed, the amount payable on redemption of this Note and to pay interest (if any) on the nominal amount of this Note calculated and payable as provided in the Conditions and the Trust Deed together with any other sums payable under the Conditions and the Trust Deed.

This Note shall not be valid unless authenticated by Citibank, N.A., London office, as Principal Paying Agent.

IN WITNESS whereof the Issuer has caused this Note to be signed in facsimile on its behalf.

Issued as of [                 ].

PORTUGAL TELECOM INTERNATIONAL FINANCE B.V.

By:
Duly Authorised

Authenticated without recourse, warranty or liability
by Citibank, N.A., London office, as Principal Paying Agent

By:
Authorised Officer

[Conditions]

[Conditions to be as set out in Schedule 1 to this Trust Deed or such other form as may be agreed between the Issuer, PT, PTC, the Principal Paying Agent, the Trustee and the relevant Dealer(s), but shall not be endorsed if not required by the relevant Stock Exchange]

Final Terms

[Here to be set out the text of the relevant information supplementing,

replacing or modifying the Conditions which appears in the Final Terms relating to the Notes]

PART IV

FORM OF RECEIPT

PORTUGAL TELECOM INTERNATIONAL FINANCE B.V.

[Specified Currency and Nominal Amount of Tranche]

NOTES DUE

[Year of Maturity]

Series No. [       ]

Receipt for the sum of [       ] being the instalment of principal payable in accordance with the Terms and Conditions applicable to the Note to which this Receipt appertains (the “Conditions”) on [           ].

This Receipt is issued subject to and in accordance with the Conditions which shall be binding upon the holder of this Receipt (whether or not it is for the time being attached to such Note) and is payable at the specified office of any of the Paying Agents set out on the reverse of the Note to which this Receipt appertains (and/or any other or further Paying Agents and/or specified offices as may from time to time be duly appointed and notified to the Noteholders).

This Receipt must be presented for payment together with the Note to which it appertains.  The Issuer shall have no obligation in respect of any Receipt presented without the Note to which it appertains or any unmatured Receipts.

[ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.](1)

(1)  Delete for notes with initial maturity of 1 year or less.

PART V

FORM OF COUPON

On the front:

PORTUGAL TELECOM INTERNATIONAL FINANCE B.V.

[Specified Currency and Nominal Amount of Tranche]

NOTES DUE

[Year of Maturity]

Series No. [       ]

[Coupon appertaining to a Note in the denomination of [Specified Currency and Specified Denomination]].(1)

Section A

[For Fixed Rate Notes:

This Coupon is payable to bearer, separately	Coupon for
negotiable and subject to the Terms and	[ ]
Conditions of the said Notes.	due on[ ], [ ]]

Section B

[For Floating Rate Notes or Index Linked Interest Notes:

Coupon for the amount due in accordance with

the Terms and Conditions endorsed on,

attached to or incorporated by reference

into the said Notes on [the Interest Payment

Date falling in [     ] [     ]/[   ]].

This Coupon is payable to bearer, separately

negotiable and subject to such Terms and

Conditions, under which it may become void

before its due date.]

[ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.](2)

(1) Delete where the Notes are all of the same denomination.

(2) Delete for Notes with initial maturity of 1 year or less.

PART VI

FORM OF TALON

On the front:

PORTUGAL TELECOM INTERNATIONAL FINANCE B.V.

[Specified Currency and Nominal Amount of Tranche]

NOTES DUE

[Year of Maturity]

Series No. [       ]

[Talon appertaining to a Note in the denomination of [Specified Currency and Specified Denomination]] (1).

On and after [              ] further Coupons [and a further Talon](2)appertaining to the Note to which this Talon appertains will be issued at the specified office of any of the Paying Agents set out on the reverse hereof (and/or any other or further Paying Agents and/or specified offices as may from time to time be duly appointed and notified to the Noteholders) upon production and surrender of this Talon.

This Talon may, in certain circumstances, become void under the Terms and Conditions endorsed on the Note to which this Talon appertains.

[ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.](3)

(1) Delete where the Notes are all of the same denomination.

(2) Not required on last Coupon sheet.

(3) Delete for Notes with initial maturity of 1 year or less.

On the back of Receipts, Coupons and Talons:

PRINCIPAL PAYING AGENT

Citibank, N.A.

21st Floor

Citigroup Centre

Canada Square

Canary Wharf

London E14 5LB

PART VII

FORM OF REGULATION S GLOBAL NOTE

THIS SECURITY HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY OTHER APPLICABLE U.S. STATE SECURITIES LAW AND, PRIOR TO THE EXPIRY OF THE PERIOD OF 40 DAYS AFTER THE COMPLETION OF THE DISTRIBUTION OF ALL THE NOTES OF THE TRANCHE OF WHICH THIS NOTE FORMS PART, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT, EXCEPT IN ACCORDANCE WITH THE AMENDED AND RESTATED AGENCY AGREEMENT DATED 23 APRIL, 2010, AS SUCH MAY BE AMENDED FROM TOME TO TIME, AND PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OR PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT.  UPON THE EXPIRATION OF THE PERIOD OF 40 DAYS AFTER THE COMPLETION OF THE DISTRIBUTION OF ALL THE NOTES OF THE TRANCHE OF WHICH THIS NOTE FORMS PART, THIS NOTE SHALL NO LONGER BE SUBJECT TO THE RESTRICTIONS ON TRANSFER PROVIDED IN THIS LEGEND, PROVIDED THAT AT THE TIME OF SUCH EXPIRATION THE OFFER OR SALE OF THIS NOTE BY THE HOLDER HEREOF IN THE UNITED STATES WOULD NOT BE RESTRICTED UNDER THE SECURITIES LAWS OF THE UNITED STATES OR ANY STATE OF THE UNITED STATES. BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN A TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.

PORTUGAL TELECOM INTERNATIONAL FINANCE B.V.

(A private company with limited liability incorporated under the laws of The Netherlands and having its corporate seat in Amsterdam, The Netherlands)

(the “Issuer”)

REGULATION S GLOBAL NOTE

The Issuer hereby certifies that the person whose name is entered in the Register is the registered holder of the aggregate Nominal Amount of                                             of a duly authorised issue of Notes of the Issuer (the “Notes”) of the Specified Currency and Specified Denomination(s) specified in the Final Terms applicable to the Notes (the “Final Terms”), a copy of which is annexed hereto.  References herein to the Conditions shall be to the Conditions of the Notes as set out in the First Schedule to the Trust Deed (as defined below) as supplemented, replaced and modified by the Final Terms but, in the event of any conflict between the provisions of the said Conditions and the information in the Final Terms, such information will prevail.  Words and expressions defined in the Conditions shall bear the same meanings when used in this Global Note.  This Global Note is issued subject to, and with the benefit of, the Conditions and a Trust Deed dated 17th December, 1998 (the “Principal Trust Deed”) and made between the Issuer, Portugal Telecom, SGPS, S.A. (formerly called Portugal Telecom, S.A.) (“PT”) and Citicorp Trustee Company Limited as trustee for the holders of the Notes (the “Trustee”) as modified by the First Supplemental Trust Deed dated 19th September, 2000 made between the Issuer, PT, PT Comunicações, S.A. (“PTC”) and the Trustee, the Second Supplemental Trust Deed dated 20th December, 2000 made between the Issuer, PT, PTC and the Trustee, the Third Supplemental Trust Deed dated 4th February, 2002 made between the Issuer, PT, PTC and the Trustee, the Fourth Supplemental Trust Deed dated 29th April, 2003 made between the Issuer, PT, PTC and the Trustee, the Fifth Supplemental Trust Deed dated 7th November 2006 made between the Issuer, PT, PTC and the Trustee and the Sixth Supplemental Trust Deed dated 23 April 2010 made between the Issuer, PT, PTC and the Trustee (the Principal Trust Deed as so modified and as further modified and/or supplemented and/or restated from time to time, the “Trust Deed”).

The Issuer, subject to and in accordance with the Conditions and the Trust Deed, agrees to pay to such registered holder on the Maturity Date and/or on such earlier date(s) as all or any of the Notes represented by this Global Note may become due and repayable in accordance with the Conditions and the Trust Deed, the amount payable under the Conditions in respect of such Notes on each such date and to pay interest (if any) on the nominal amount of the Notes from time to time represented by this Global Note calculated and payable as provided in the Conditions and the Trust Deed together with any other sums payable under the Conditions and the Trust Deed, upon presentation and, at maturity, surrender of this Global Note at the specified office of the Registrar at 111 Wall Street, New York, New York 10043, United States of America or such other specified office as may be specified for this purpose in accordance with the Conditions.  On any redemption or payment of interest being made in respect of, or purchase and cancellation of, any of the Notes represented by this Global Note details of such redemption, payment or purchase and cancellation (as the case may be) shall be entered by or on behalf of the Issuer in Schedule One hereto and the relevant space in Schedule One hereto recording any such redemption, payment or purchase and cancellation (as the case may be) shall be signed by or on behalf of the Issuer.  Upon any such redemption or purchase and cancellation the nominal amount of this Global Note and the Notes held by the registered holder hereof shall be reduced by the nominal amount of such Notes so redeemed or purchased and cancelled.  The nominal amount of this Global Note and of the Notes held by the registered holder hereof following any such redemption or purchase and cancellation as aforesaid or any transfer or exchange as referred to below shall be the nominal amount most recently entered in the relevant column in Part II or III of Schedule One hereto or in Schedule Two hereto.

This Global Note may be exchanged (free of charge) in whole, but not in part, for Definitive Registered Notes without Receipt, Coupons or Talons attached only upon the occurrence of an Exchange Event.

An “Exchange Event” means:

(1)                                  an Event of Default has occurred and is continuing;

(2)                                  the Issuer has been notified that both Euroclear and Clearstream, Luxembourg (each as defined below) have been closed for business for a continuous period of 14 days (other than by reason of holiday, statutory or otherwise) or have announced an intention permanently to cease business or have in fact done so and no alternative clearing system satisfactory to the Issuer, the Trustee and the Registrar is available; or

(3)                                  the Issuer has or will become subject to adverse tax consequences which would not be suffered were the Notes represented by this Global Note in definitive form.

Upon the occurrence of an Exchange Event:

(i)                                     the Issuer will promptly give notice to Noteholders in accordance with Condition 14 of the occurrence of such Exchange Event; and

(ii)                                  Euroclear and/or Clearstream, Luxembourg (acting on the instructions of any holder of an interest in this Global Note) or the Trustee may give notice to the Registrar requesting exchange and, in the event of the occurrence of an Exchange Event as described in (3) above, the Issuer may also give notice to the Registrar requesting exchange.  Any such exchange shall occur not later than 10 days after the date of receipt of the first relevant notice by the Registrar.

Exchanges will be made upon presentation of this Global Note at the office of the Registrar at 111 Wall Street, New York, New York 10043 by the holder of it on any day (other than a Saturday or Sunday) on which banks are open for business in New York.  The aggregate nominal amount of Definitive Registered Notes issued upon an exchange of this Global Note will be equal to the aggregate nominal amount of this Global Note.

Notes represented by this Global Note are transferable only in accordance with, and subject to, the provisions hereof and of the Agency Agreement and the rules and operating procedures of Euroclear Bank S.A./N.V. as operator of the Euroclear System (“Euroclear”) and Clearstream Banking, société anonyme (“Clearstream, Luxembourg”).

On any transfer pursuant to which either (i) Notes represented by this Global Note are no longer to be so represented or (ii) Notes not so represented are to be so represented details of such transfer shall be entered by or on behalf of the Issuer in Schedule Two hereto and the relevant space in Schedule Two hereto recording such transfer shall be signed by or on behalf of the Issuer, whereupon the nominal amount of this Global Note and the Notes held by the registered holder hereof shall be increased or reduced (as the case may be) by the nominal amount so transferred.

Subject as provided in the following paragraph, until the exchange of the whole of this Global Note as aforesaid, the registered holder hereof shall in all respects be entitled to the same benefits as if he were the registered holder of Definitive Registered Notes in the form set out in Part VIII of the Second Schedule to the Trust Deed.

Subject as provided in the Trust Deed, each person (other than Euroclear or Clearstream, Luxembourg) who is for the time being shown in the records of Euroclear or of Clearstream, Luxembourg)as entitled to a particular nominal amount of the Notes represented by this Global Note (in which regard any certificate or other document issued by Euroclear or Clearstream, Luxembourg as to the nominal amount of such Notes standing to the account of any person shall be conclusive and binding for all purposes save in the case of manifest error) shall be deemed to be the holder of such nominal amount of the Notes for all purposes other than with respect to payments on] such nominal amount of such Notes for which purpose the registered holder of this Global Note shall be deemed to be the holder of such nominal amount of the Notes in accordance with and subject to the terms of this Global Note and the Trust Deed.

No rights are conferred on any person under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Global Note, but this does not affect any right or remedy of any person which exists or is available apart from that Act.

This Global Note and any non-contractual obligations arising out of or in connection with it are governed by, and shall be construed in accordance with, English law and the Issuer, PT and PTC have in the Trust Deed submitted to the jurisdiction of the courts of England for all purposes in connection with this Global Note.

This Global Note shall not be valid unless authenticated by Citibank, N.A., as Registrar and, if the applicable Final Terms indicates that this Global Note is intended to be held under the New Safekeeping Structure, effectuated by the entity appointed as common safekeeper by Euroclear or Clearstream, Luxembourg.

IN WITNESS whereof the Issuer has caused this Global Note to be signed manually or in facsimile by a person duly authorised on its behalf.

PORTUGAL TELECOM INTERNATIONAL FINANCE B.V.

By:
Duly Authorised

Authenticated by Citibank, N.A.
as Registrar

By:
Authorised Officer

(10)Effectuated without recourse, warranty or liability by

as Common Safekeeper

By:

(10)    This should only be completed where the Final Terms indicates that this Global Note is intended to be held under the New Safekeeping Structure.

Schedule One

Part I

INTEREST PAYMENTS

Date made	Total amount payable	Amount of interest paid	Confirmation of payment by or on behalf of the Issuer

Part II

REDEMPTIONS

Date made	Total amount of principal payable	Amount of principal paid	Remaining nominal amount of this Global Note following such redemption*	Confirmation of redemption by or on behalf of the Issuer

*                                         See most recent entry in Part II or III or Schedule Two in order to determine this amount.

Part III

PURCHASES AND CANCELLATIONS

Date made	Part of nominal amount of this Global Note purchased and cancelled	Remaining nominal amount of this Global Note following such purchase and cancellation*	Confirmation of purchase and cancellation by or on behalf of the Issuer

*              See most recent entry in Part II or III or Schedule Two in order to determine this amount.

Schedule Two

SCHEDULE OF TRANSFERS

The following transfers affecting the nominal amount of this Global Note have been made:

Date made	Nominal amount of Notes transferred	Remaining/increased nominal amount of this Global Note following such transfer*	Notation made by or on behalf of the Issuer

*              See most recent entry in Part II or III of Schedule One or in this Schedule Two in order to determine this amount.

PART VIII

FORM OF DEFINITIVE REGISTERED NOTE

THIS SECURITY HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY OTHER APPLICABLE U.S. STATE SECURITIES LAW AND, PRIOR TO THE EXPIRY OF THE PERIOD OF 40 DAYS AFTER THE COMPLETION OF THE DISTRIBUTION OF ALL THE NOTES OF THE TRANCHE OF WHICH THIS NOTE FORMS PART, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT, EXCEPT IN ACCORDANCE WITH THE AMENDED AND RESTATED AGENCY AGREEMENT DATED 23 APRIL, 2010, AS SUCH MAY BE AMENDED FROM TOME TO TIME, AND PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OR PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT.  UPON THE EXPIRATION OF THE PERIOD OF 40 DAYS AFTER THE COMPLETION OF THE DISTRIBUTION OF ALL THE NOTES OF THE TRANCHE OF WHICH THIS NOTE FORMS PART, THIS NOTE SHALL NO LONGER BE SUBJECT TO THE RESTRICTIONS ON TRANSFER PROVIDED IN THIS LEGEND, PROVIDED THAT AT THE TIME OF SUCH EXPIRATION THE OFFER OR SALE OF THIS NOTE BY THE HOLDER HEREOF IN THE UNITED STATES WOULD NOT BE RESTRICTED UNDER THE SECURITIES LAWS OF THE UNITED STATES OR ANY STATE OF THE UNITED STATES. BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN A TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.

PORTUGAL TELECOM INTERNATIONAL FINANCE B.V.

(A private company with limited liability incorporated under the laws of The Netherlands and having its corporate seat in Amsterdam, The Netherlands)

(the “Issuer”)

[Specified Currency and Nominal Amount of Tranche]

NOTES DUE

[Year of Maturity]

This Note is one of a Series of Notes of [Specified Currency(ies) and Specified Denomination(s)] each of the Issuer.  References herein to the Conditions shall be to the Terms and Conditions [endorsed hereon/set out in the First Schedule to the Trust Deed (as defined below) which shall be incorporated by reference herein and have effect as if set out hereon] as supplemented, replaced and modified by the relevant information (appearing in the Final Terms (the “Final Terms”)) endorsed hereon but, in the event of any conflict between the provisions of the said Conditions and the information in the Final Terms, such information will prevail.  Words and expressions defined in the Conditions shall bear the same meanings when used in this Note.  This Note is issued subject to, and with the benefit of, the Conditions and a Trust Deed dated 17th December, 1998 (the “Principal Trust Deed”) and made between (inter alios) the Issuer, Portugal Telecom, SGPS S.A. (formerly called Portugal Telecom, S.A.) (“PT”) and Citicorp Trustee Company Limited as trustee for the holders of the Notes (the “Trustee”) as modified by the First Supplemental Trust Deed dated 19th September, 2000 made between the Issuer, PT, PT Comunicações, S.A. and the Trustee, the Second Supplemental Trust Deed dated 20th December, 2000 made between the Issuer, PT, PTC and the Trustee, the Third Supplemental Trust Deed dated 4th February, 2002 made between the Issuer, PT, PTC and the Trustee, the Fourth Supplemental Trust Deed dated 29th April, 2003 made between the Issuer, PT, PTC and the Trustee, the Fifth Supplemental Trust Deed dated 7th November 2006 made between the Issuer, PT, PTC and the Trustee and the Sixth Supplemental Trust Deed dated 23 April 2010 between the Issuer, PT, PTC and the Trustee (the Principal Trust Deed as so modified and as further modified and/or supplemented and/or restated from time to time, the “Trust Deed”).

THIS IS TO CERTIFY that                                                           is/are the registered holder(s) of one of the above-mentioned Notes and is/are entitled on the Maturity Date or on such earlier date as this Note may become due and repayable in accordance with the Conditions and the Trust Deed, to the amount payable on redemption of this Note and to receive interest (if any) on the nominal amount of this Note calculated and payable as provided in the Conditions and the Trust Deed together with any other sums payable under the Conditions and the Trust Deed.

This Note shall not be valid unless authenticated by Citibank, N.A., as Registrar.

IN WITNESS whereof this Note has been executed on behalf of the Issuer.

PORTUGAL TELECOM INTERNATIONAL FINANCE B.V.

By:
Duly Authorised

Authenticated by
Citibank, N.A.,
as Registrar

By:
Authorised Officer

- FORM OF TRANSFER OF REGISTERED NOTE -

FOR VALUE RECEIVED the undersigned hereby sell(s), assign(s) and transfer(s) to

(Please print or type name and address (including postal code) of transferee)

[Specified Currency][           ] nominal amount of this Note and all rights hereunder, hereby irrevocably constituting and appointing                                                                                            as attorney to transfer such nominal amount of this Note in the register maintained by PORTUGAL TELECOM INTERNATIONAL FINANCE B.V. with full power of substitution.

Signature(s)

Date:

N.B.:       This form of transfer must be accompanied by such documents, evidence and information as may be required pursuant to the Conditions and must be executed under the hand of the transferor or, if the transferor is a corporation, either under its common seal or under the hand of two of its officers duly authorised in writing and, in such latter case, the document so authorising such officers must be delivered with this form of transfer.

[Conditions]

[Conditions to be as set out in the First Schedule to this Trust Deed or such other form as may be agreed between the Issuer, the Principal Paying Agent, the Trustee and the relevant Dealer(s), but shall not be endorsed if not required by the relevant Stock Exchange]

Final Terms

[Here to be set out text of the relevant information supplementing, replacing or modifying the Conditions which appear in the Final Terms relating to the Notes]

SCHEDULE 3

PROVISIONS FOR MEETINGS OF NOTEHOLDERS

1.             (A)          As used in this Schedule the following expressions shall have the following meanings unless the context otherwise requires:

(i)            “voting certificate” shall mean an English language certificate issued by a Paying Agent and dated in which it is stated:

(a)           that on the date thereof Notes (whether in definitive form or represented by a Bearer Global Note and not being Bearer Notes in respect of which a block voting instruction has been issued and is outstanding in respect of the meeting specified in such voting certificate or any adjourned such meeting) were deposited with such Paying Agent or (to the satisfaction of such Paying Agent) were held to its order or under its control and that no such Bearer Notes will cease to be so deposited or held until the first to occur of:

(1)           the conclusion of the meeting specified in such certificate or, if later, of any adjourned such meeting; and

(2)           the surrender of the certificate to the Paying Agent who issued the same; and

(b)           that the bearer thereof is entitled to attend and vote at such meeting and any adjourned such meeting in respect of the Bearer Notes represented by such certificate;

(ii)           “block voting instruction” shall mean an English language document issued by a Paying Agent and dated in which:

(a)           it is certified that Bearer Notes (whether in definitive form or represented by a Bearer Global Note and not being Bearer Notes in respect of which a voting certificate has been issued and is outstanding in respect of the meeting specified in such block voting instruction and any adjourned such meeting) have been deposited with such Paying Agent or (to the satisfaction of such Paying Agent) were held to its order or under its control and that no such Bearer Notes will cease to be so deposited or held until the first to occur of:

(1)           the conclusion of the meeting specified in such document or, if later, of any adjourned such meeting; and

(2)           the surrender to the Paying Agent not less than 48 hours before the time for which such meeting or any adjourned such meeting is convened of the receipt issued by such Paying Agent in respect of each such deposited Bearer Note which is to be released or (as the case may require) the Bearer Note or Bearer Notes ceasing with the agreement of the Paying Agent to be held to its order or under its control and the giving of notice by the Paying Agent to the Issuer in accordance with paragraph 17 hereof of the necessary amendment to the block voting instruction;

(b)           it is certified that each holder of such Bearer Notes has instructed such Paying Agent that the vote(s) attributable to the Bearer Note or Bearer Notes so deposited or held should be cast in a particular way in relation to the resolution or resolutions to be put to such meeting or any adjourned such meeting and that all such instructions are during the period commencing 48 hours prior to the time for which such meeting or any adjourned such meeting is convened and ending at the conclusion or adjournment thereof neither revocable nor capable of amendment;

(c)           the aggregate nominal amount of the Bearer Notes so deposited or held are listed distinguishing with regard to each such resolution between those in respect of which instructions have been given as aforesaid that the votes attributable thereto should be cast in favour of the resolution and those in respect of which instructions have been so given that the votes attributable thereto should be cast against the resolution; and

(d)           one or more persons named in such document (each hereinafter called a “proxy”) is or are authorised and instructed by such Paying Agent to cast the votes attributable to the Bearer Notes so listed in accordance with the instructions referred to in (c) above as set out in such document;

(iii)          “24 hours” shall mean a period of 24 hours including all or part of a day upon which banks are open for business in both the place where the relevant meeting is to be held and in each of the places where the Paying Agents have their specified offices (disregarding for this purpose the day upon which such meeting is to be held) and such period shall be extended by one period or, to the extent necessary, more periods of 24 hours until there is included as aforesaid all or part of a day upon which banks are open for business in all of the places as aforesaid; and

(iv)          “48 hours” shall mean a period of 48 hours including all or part of two days upon which banks are open for business both in the place where the relevant meeting is to be held and in each of the places where the Paying Agents have their specified offices (disregarding for this purpose the day upon which such meeting is to be held) and such period shall be extended by one period or, to the extent necessary, more periods of 24 hours until there is included as aforesaid all or part of two days upon which banks are open for business in all of the places as aforesaid.

(B)           A holder of a Bearer Note (whether in definitive form or represented by a Bearer Global Note) may obtain a voting certificate in respect of such Bearer Note from a Paying Agent or require a Paying Agent to issue a block voting instruction in respect of such Note by depositing such Bearer Note with such Paying Agent or (to the satisfaction of such Paying Agent) by such Bearer Note being held to its order or under its control, in each case not less than 48 hours before the time fixed for the relevant meeting and on the terms set out in sub-paragraph (i)(a) or (ii)(a) above (as the case may be), and (in the case of a block voting instruction) instructing such Paying Agent to the effect set out in sub-paragraph (ii)(b) above. The holder of any voting certificate or the proxies named in any block voting instruction shall for all purposes in connection with the relevant meeting or adjourned meeting of Noteholders be deemed to be the holder of the Bearer Notes to which such voting certificate or block voting instruction relates and the Paying Agent with which such Bearer Notes have been deposited or the person holding the same to the order or under the control of such Paying Agent shall be deemed for such purposes not to be the holder of those Bearer Notes.

(C)           (i)            A holder of Registered Notes (whether in definitive form or represented by a Regulation S Global Note (other than a Registered Note referred to in (iv) below)) may, by an instrument in writing in the English language (a “form of proxy”) signed by the holder or, in the case of a corporation, executed under its common seal or signed on its behalf by an attorney or a duly authorised officer of the corporation and delivered to the specified office of the Registrar not less than 48 hours before the time fixed for the relevant meeting, appoint any person (a “proxy”) to act on his or its behalf in connection with any meeting of the Noteholders and any adjourned such meeting.

(ii)           Any holder of Registered Notes (whether in definitive form or represented by a Regulation S Global Note) which is a corporation may by resolution of its directors or other governing body authorise any person to act as its representative (a “representative”) in connection with any meeting of the Noteholders and any adjourned such meeting.

(iii)          Any proxy appointed pursuant to sub-paragraph (i) above or representative appointed pursuant to sub-paragraph (ii) above shall so long as such appointment remains in force be deemed, for all purposes in connection with the relevant meeting or adjourned meeting of the Noteholders, to be the holder of the Registered Notes to which such appointment relates and the holder of the Registered Notes shall be deemed for such purposes not to be the holder.

2.             The Issuer, PT, PTC or the Trustee may at any time and the Issuer shall upon a requisition in writing signed by the holders of not less than five per cent. in nominal amount of the Notes for the time being outstanding convene a meeting of the Noteholders and if the Issuer makes default for a period of seven days in convening such a meeting the same may be convened by the Trustee or the requisitionists. Every such meeting shall be held at such time and place as the Trustee may appoint or approve.

3.             At least 21 days’ notice (exclusive of the day on which the notice is given and the day on which the meeting is to be held) specifying the place, day and hour of meeting shall be given to the Noteholders prior to any meeting of the Noteholders in the manner provided by Condition 14. Such notice, which shall be in the English language, shall state generally the nature of the business to be transacted at the meeting thereby convened but (except for an Extraordinary Resolution) it shall not be necessary to specify in such notice the terms of any resolution to be proposed. Such notice shall include statements, if applicable, to the effect that (i) Bearer Notes may, not less than 48 hours before the time fixed for the meeting, be deposited with Paying Agents or (to their satisfaction) held to their order or under their control for the purpose of obtaining voting certificates or appointing proxies and (ii) the holders of Registered Notes may appoint proxies by executing and delivering a form of proxy in the English language to the specified office of the Registrar not less than 48 hours before the time fixed for the meeting or, in the case of corporations, may appoint representatives by resolution of their directors or other governing body.  A copy of the notice shall be sent by post to the Trustee (unless the meeting is convened by the Trustee), to the Issuer (unless the meeting is convened by the Issuer), to PT (unless the meeting is convened by PT) and to PTC (unless the meeting is convened by PTC).

4.             A person (who may but need not be a Noteholder) nominated in writing by the Trustee shall be entitled to take the chair at the relevant meeting or adjourned meeting but if no such nomination is made or if at any meeting or adjourned meeting the person nominated shall not be present within fifteen minutes after the time appointed for holding the meeting or adjourned meeting the Noteholders present shall choose one of their number to be Chairman. The Chairman of an adjourned meeting need not be the same person as was Chairman of the meeting from which the adjournment took place.

5.             At any such meeting one or more persons present holding Definitive Notes or voting certificates or being proxies or representatives and holding or representing in the aggregate not less than one-twentieth of the nominal amount of the Notes for the time being outstanding shall (except for the purpose of passing an Extraordinary Resolution) form a quorum for the transaction of business and no business (other than the choosing of a Chairman) shall be transacted at any meeting unless the requisite quorum be present at the commencement of the relevant business. The quorum at any such meeting for passing an Extraordinary Resolution shall (subject as provided below) be one or more persons present holding Definitive Notes or voting certificates or being proxies or representatives and holding or representing in the aggregate more than 50 per cent. in nominal amount of the Notes for the time being outstanding PROVIDED THAT at any meeting the business of which includes any of the following matters (each of which shall, subject only to Clause 19(B)(ii), only be capable of being effected after having been approved by Extraordinary Resolution) namely:

(i)            reduction or cancellation of the amount payable or, where applicable, modification, except where such modification is in the opinion of the Trustee bound to result in an increase, of the method of calculating the amount payable or modification of the date of payment or, where applicable, of the method of calculating the date of payment in respect of any principal, premium or interest in respect of the Notes under these presents;

(ii)           alteration of the currency in which payments under the Notes, Receipts and Coupons are to be made;

(iii)          alteration of the majority required to pass an Extraordinary Resolution;

(iv)          the sanctioning of any such scheme or proposal as is described in paragraph 18(I) below;

(v)           alteration of this proviso or the proviso to paragraph 6 below;

the quorum for passing the requisite Extraordinary Resolution shall be one or more persons present holding Definitive Notes or voting certificates or being proxies or representatives and holding or representing in the aggregate not less than two-thirds of the nominal amount of the Notes for the time being outstanding.

6.             If within 15 minutes (or such longer period not exceeding 30 minutes as the Chairman may decide) after the time appointed for any such meeting a quorum is not present for the transaction of any particular business, then, subject and without prejudice to the transaction of the business (if any) for which a quorum is present, the meeting shall if convened upon the requisition of Noteholders be dissolved. In any other case it shall stand adjourned to the same day in the next week (or if such day is a public holiday the next succeeding business day) at the same time and place (except in the case of a meeting at which an Extraordinary Resolution is to be proposed in which case it shall stand adjourned for such period, being not less than 14 clear days nor more than 42 clear days, and to such place as may be appointed by the Chairman either at or subsequent to such meeting and approved by the Trustee). If within 15 minutes (or such longer period not exceeding 30 minutes as the Chairman may decide) after the time appointed for any adjourned meeting a quorum is not present for the transaction of any particular business, then, subject and without prejudice to the transaction of the business (if any) for which a quorum is present, the Chairman may either (with the approval of the Trustee) dissolve such meeting or adjourn the same for such period, being not less than 14 clear days, and to such place as may be appointed by the Chairman either at or subsequent to such adjourned meeting and approved by the Trustee, and the provisions of this sentence shall apply to all further adjourned such meetings. At any adjourned meeting one or more persons present holding Definitive Notes or voting certificates or being proxies or representatives (whatever the nominal amount of the Notes so held or represented by them) shall (subject as provided below) form a quorum and shall (subject as provided below) have power to pass any Extraordinary or other resolution and to decide upon all matters which could properly have been dealt with at the meeting from which the adjournment took place had the requisite quorum been present PROVIDED THAT at any adjourned meeting the quorum for the transaction of business comprising any of the matters specified in the proviso to paragraph 5 above shall be one or more persons present holding Definitive Notes or voting certificates or being proxies or representatives and holding or representing in the aggregate not less than one-third of the nominal amount of the Notes for the time being outstanding.

7.             Notice of any adjourned meeting at which an Extraordinary Resolution is to be submitted shall be given in the same manner as notice of an original meeting but as if 10 were substituted for 21 in paragraph 3 above and such notice shall state the relevant quorum. Subject as aforesaid it shall not be necessary to give any notice of an adjourned meeting.

8.             Every question submitted to a meeting shall be decided in the first instance by a show of hands and in case of equality of votes the Chairman shall both on a show of hands and on a poll have a casting vote in addition to the vote or votes (if any) to which he may be entitled as a Noteholder or as a holder of a voting certificate or as a proxy or as a representative.

9.             At any meeting unless a poll is (before or on the declaration of the result of the show of hands) demanded by the Chairman, the Issuer, PT, PTC, the Trustee or any person present holding a Definitive Note or a voting certificate or being a proxy or a representative (whatever the nominal amount of the Notes so held or represented by him) a declaration by the Chairman that a resolution has been carried or carried by a particular majority or lost or not carried by a particular majority shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against such resolution.

10.           Subject to paragraph 12 below, if at any such meeting a poll is so demanded it shall be taken in such manner and subject as hereinafter provided either at once or after an adjournment as the Chairman directs and the result of such poll shall be deemed to be the resolution of the meeting at which the poll was demanded as at the date of the taking of the poll. The demand for a poll shall not prevent the continuance of the meeting for the transaction of any business other than the motion on which the poll has been demanded.

11.           The Chairman may with the consent of (and shall if directed by) any such meeting adjourn the same from time to time and from place to place but no business shall be transacted at any adjourned meeting except business which might lawfully (but for lack of required quorum) have been transacted at the meeting from which the adjournment took place.

12.           Any poll demanded at any such meeting on the election of a Chairman or on any question of adjournment shall be taken at the meeting without adjournment.

13.           The Trustee and its lawyers and any director, officer or employee of a corporation being a trustee of these presents and any director or officer of the Issuer, PT or PTC and the lawyers of any of them and any other person authorised in that behalf by the Trustee may attend and speak at any meeting. Save as aforesaid, but without prejudice to the proviso to the definition of “outstanding” in Clause 1, no person shall be entitled to attend and speak nor shall any person be entitled to vote at any meeting of the Noteholders or join with others in requesting the convening of such a meeting or to exercise the rights conferred on the Noteholders by Condition 10 unless he either produces the Definitive Bearer Note or Notes of which he is the holder or a voting certificate or is a proxy or a representative or is the holder of a Definitive Registered Note or Notes.  No person shall be entitled to vote at any meeting in respect of Notes held by, for the benefit of, or on behalf of, the Issuer, PT, PTC or a Subsidiary of any of them.  Nothing herein shall prevent any of the proxies named in any block voting instruction or form of proxy from being a director, officer or representative of or otherwise connected with the Issuer, PT or PTC.

14.           Subject as provided in paragraph 13 hereof at any meeting:

(A)          on a show of hands every person who is present in person and produces a Definitive Bearer Note or voting certificate or is a holder of a Definitive Registered Note or is a proxy or representative shall have one vote; and

(B)           on a poll every person who is so present shall have one vote in respect of each euro 1 or such other amount as the Trustee may in its absolute discretion stipulate (or, in the case of meetings of holders of Notes denominated in another currency, such amount in such other currency as the Trustee in its absolute discretion may stipulate) in nominal amount of the Definitive Bearer Notes so produced or represented by the voting certificate so produced or in respect of which he is a proxy or representative or in respect of which (being a Definitive Registered Note) he is the registered holder.

Without prejudice to the obligations of the proxies named in any block voting instruction or form of proxy any person entitled to more than one vote need not use all his votes or cast all the votes to which he is entitled in the same way.

15.           The proxies named in any block voting instruction or form of proxy need not be Noteholders.

16.           Each block voting instruction together (if so requested by the Trustee) with proof satisfactory to the Trustee of its due execution on behalf of the relevant Paying Agent and each form of proxy shall be deposited by the relevant Paying Agent or (as the case may be) by the Registrar or the relevant Transfer Agent at such place as the Trustee shall approve not less than 24 hours before the time appointed for holding the meeting or adjourned meeting at which the proxies named in the block voting instruction or form of proxy propose to vote and in default the block voting instruction or form of proxy shall not be treated as valid unless the Chairman of the meeting decides otherwise before such meeting or adjourned meeting proceeds to business. A notarially certified copy of each block voting instruction and form of proxy shall be deposited with the Trustee before the commencement of the meeting or adjourned meeting but the Trustee shall not thereby be obliged to investigate or be concerned with the validity of or the authority of the proxies named in any such block voting instruction or form of proxy .

17.           Any vote given in accordance with the terms of a block voting instruction or form of proxy shall be valid notwithstanding the previous revocation or amendment of the block voting instruction or form of proxy or of any of the Noteholders’ instructions pursuant to which it was executed provided that no intimation in writing of such revocation or amendment shall have been received from the relevant Paying Agent or in the case of a Registered Note from the holder thereof by the Issuer at its registered office (or such other place as may have been required or approved by the Trustee for the purpose) by the time being 24 hours before the time appointed for holding the meeting or adjourned meeting at which the block voting instruction or form of proxy is to be used.

18.           A meeting of the Noteholders shall in addition to the powers hereinbefore given have the following powers exercisable only by Extraordinary Resolution (subject to the provisions relating to quorum contained in paragraphs 5 and 6 above) namely:

(A)          Power to sanction any compromise or arrangement proposed to be made between the Issuer, PT, PTC, the Trustee, any Appointee and the Noteholders, Receiptholders and Couponholders or any of them in relation to these presents.

(B)           Power to sanction any abrogation, modification, compromise or arrangement in respect of the rights of the Trustee, any Appointee, the Noteholders, the Receiptholders, the Couponholders, the Issuer, PT or PTC against any other or others of them or against any of their property whether such rights shall arise under these presents or otherwise.

(C)           Power to assent to any modification of the provisions of these presents which shall be proposed by the Issuer, PT, PTC, the Trustee or any Noteholder.

(D)          Power to give any authority or sanction which under the provisions of these presents is required to be given by Extraordinary Resolution.

(E)           Power to appoint any persons (whether Noteholders or not) as a committee or committees to represent the interests of the Noteholders and to confer upon such committee or committees any powers or discretions which the Noteholders could themselves exercise by Extraordinary Resolution.

(F)           Power to approve of a person to be appointed a trustee and power to remove any trustee or trustees for the time being of these presents.

(G)           Power to discharge or exonerate the Trustee and/or any Appointee from all liability in respect of any act or omission for which the Trustee and/or such Appointee may have become responsible under these presents.

(H)          Power to authorise the Trustee and/or any Appointee to concur in and execute and do all such deeds, instruments, acts and things as may be necessary to carry out and give effect to any Extraordinary Resolution.

(I)            Power to sanction any scheme or proposal for the exchange or sale of the Notes for or the conversion of the Notes into or the cancellation of the Notes in consideration of shares, stock, notes, bonds, debentures, debenture stock and/or other obligations and/or securities of the Issuer or any other company formed or to be formed, or for or into or in consideration of cash, or partly for or into or in consideration of such shares, stock, notes, bonds, debentures, debenture stock and/or other obligations and/or securities as aforesaid and partly for or into or in consideration of cash and for the appointment of some person with power on behalf of the Noteholders to execute an instrument of transfer of the Registered Notes held by them in favour of the persons with or to whom the Notes are to be exchanged or sold respectively.

19.           Any resolution passed at a meeting of the Noteholders duly convened and held in accordance with these presents shall be binding upon all the Noteholders whether present or not present at such meeting and whether or not voting and upon all Receiptholders and Couponholders and each of them shall be bound to give effect thereto accordingly and the passing of any such resolution shall be conclusive evidence that the circumstances justify the passing thereof. Notice of the result of the voting on any resolution duly considered by the Noteholders shall be published in accordance with Condition 14 by the Issuer within 14 days of such result being known PROVIDED THAT the non-publication of such notice shall not invalidate such result.

20.           The expression “Extraordinary Resolution” when used in these presents means (a) a resolution passed at a meeting of the Noteholders duly convened and held in accordance with these presents by a majority consisting of not less than three-fourths of the persons voting thereat upon a show of hands or if a poll is duly demanded by a majority consisting of not less than three-fourths of the votes cast on such poll; or (b) a resolution in writing signed by or on behalf of all the Noteholders, which resolution in writing may be contained in one document or in several documents in like form each signed by or on behalf of one or more of the Noteholders.

21.           Minutes of all resolutions and proceedings at every meeting of the Noteholders shall be made and entered in books to be from time to time provided for that purpose by the Issuer and any such Minutes as aforesaid if purporting to be signed by the Chairman of the meeting at which such resolutions were passed or proceedings transacted shall be conclusive evidence of the matters therein contained and until the contrary is proved every such meeting in respect of the proceedings of which Minutes have been made shall be deemed to have been duly held and convened and all resolutions passed or proceedings transacted thereat to have been duly passed or transacted.

22.           (A)          If and whenever the Issuer shall have issued and have outstanding Notes of more than one Series the foregoing provisions of this Schedule shall have effect subject to the following modifications:

(i)            a resolution which in the opinion of the Trustee affects the Notes of only one Series shall be deemed to have been duly passed if passed at a separate meeting of the holders of the Notes of that Series;

(ii)           a resolution which in the opinion of the Trustee affects the Notes of more than one Series but does not give rise to a conflict of interest between the holders of Notes of any of the Series so affected shall be deemed to have been duly passed if passed at a single meeting of the holders of the Notes of all the Series so affected;

(iii)          a resolution which in the opinion of the Trustee affects the Notes of more than one Series and gives or may give rise to a conflict of interest between the holders of the Notes of one Series or group of Series so affected and the holders of the Notes of another Series or group of Series so affected shall be deemed to have been duly passed only if passed at separate meetings of the holders of the Notes of each Series or group of Series so affected; and

(iv)          to all such meetings all the preceding provisions of this Schedule shall mutatis mutandis apply as though references therein to Notes, Noteholders and holders were references to the Notes of the Series or group of Series in question or to the holders of such Notes, as the case may be.

(B)           If the Issuer shall have issued and have outstanding Notes which are not denominated in euro, in the case of any meeting of holders of Notes of more than one currency the nominal amount of such Notes shall (i) for the purposes of paragraph 2 above be the equivalent in euro at the spot rate of a bank nominated by the Trustee for the conversion of the relevant currency or currencies into euro on the seventh dealing day prior to the day on which the requisition in writing is received by the Issuer and (ii) for the purposes of paragraphs 5, 6 and 14 above (whether in respect of the meeting or any adjourned such meeting or any poll resulting therefrom) be the equivalent at such spot rate on the seventh dealing day prior to the day of such meeting. In such circumstances, on any poll each person present shall have one vote for each euro 1 (or such other euro amount as the Trustee may in its absolute discretion stipulate) in nominal amount of the Notes (converted as above) which he holds or represents.

23.           Subject to all other provisions of these presents the Trustee may without the consent of the Issuer, PT, PTC, the Noteholders, the Receiptholders or the Couponholders prescribe such further regulations regarding the requisitioning and/or the holding of meetings of Noteholders and attendance and voting thereat as the Trustee may in its sole discretion think fit.

EXECUTED as deed by	)
PORTUGAL TELECOM	)
INTERNATIONAL FINANCE B.V.	)
acting by	)
and	)
acting under the authority of that company in the	)
presence of:	)

Witness’s Name:

Address:

Occupation:

EXECUTED as a deed by PORTUGAL TELECOM, SGPS,	)
S.A. acting by	)
acting under the authority of that	)
company in the presence of:	)

Witness’s Name:

Address:

Occupation:

EXECUTED as a deed by	)
PT COMUNICAÇÕES, S.A.	)
acting by	)
acting under the authority of that	)
company in the presence of:	)

Witness’s Name:

Address:

Occupation:

EXECUTED as a deed by	)
CITICORP TRUSTEE COMPANY LIMITED	)
acting by	)
)

Director

Director